Exhibit 2.1

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

LUCAS ENERGY, INC., AS PURCHASER,

SEGUNDO RESOURCES, LLC, AS SELLER REPRESENTATIVE TO THE VARIOUS SELLERS NAMED HEREIN, AND

THE SELLERS NAMED HEREIN

DATED DECEMBER 30, 2015

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS		1
1.1	Certain Definitions.	1
1.2	Other Definitional Provisions.	10
ARTICLE II. PURCHASE AND SALE		11
2.1	Purchase.	11
2.2	Reserved Assets.	12
2.3	Excluded Liabilities.	12
2.4	Assumed Liabilities.	13
2.5	Purchase Price.	13
2.6	Adjustments Due to Asset Defects.	13
2.7	Post-Closing True-Up for JIBs and AFEs.	14
2.8	Tax Proration.	14
2.9	Required Consents.	14
ARTICLE III. CLOSING		15
3.1	Closing.	15
ARTICLE IV. CLOSING CONDITIONS		15
4.1	Conditions to the Obligations of Each Party to Complete the Acquisition.	15
4.2	Conditions to Purchaser’s Obligation to Complete the Acquisition.	16
4.3	Conditions to the Obligation of Sellers to Complete the Acquisition.	19
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF SELLERS		22
5.1	Organization and Good Standing.	23
5.2	Authorization.	23
5.3	No Conflict or Violation; Default.	23
5.4	Consents.	23
5.5	Corporate Authority.	23
5.6	Compliance With Laws.	24
5.7	Assumed Contracts.	24
5.8	Litigation.	24
5.9	Taxes.	24
5.10	No Untrue Representation or Warranty.	25
5.11	Environmental Matters.	25
5.12	Certain Business Practices.	25
5.13	Title to Assets.	26
5.14	AFEs and Other Commitments.	27
5.15	Well Status; Plugging and Abandonment.	27
5.16	Current Bonds.	27
5.17	Non-Consent Operations.	27
5.18	Brokers; Investment Bankers.	27
5.19	Data Room; Information Supplied.	27
5.20	Independent Investigation.	28
5.21	Proxy Statement and Registration Statement Information.	28
5.22	No Untrue Representation or Warranty.	28
5.23	Confirmation of Cash Consideration Breakdown; Common Shares Breakdown; and Preferred Shares.	28
5.24	Financial Statements.	28
5.25	Bankruptcy.	29
5.26	Good Faith Assistance with Purchaser Due Diligence.	29
5.27	Other Representations or Warranties.	29
ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF PURCHASER		30

6.1	Organization, Good Standing and Qualification.	30
6.2	Capital Structure.	30
6.3	Corporate Authority.	32
6.4	Governmental Filings; No Violations.	33
6.5	Brokers; Investment Bankers.	33
6.6	No Conflict or Violation; Default.	33
6.7	Reports and Financial Statements.	34
6.8	Litigation.	34
6.9	Proxy Statement and Registration Statement.	35
6.10	Listing.	35
6.11	No Violation of Law.	35
6.12	Taxes.	35
6.13	Liabilities.	36
6.14	Absence of Certain Changes or Events.	36
6.15	Compliance.	36
6.16	Environmental Matters.	36
6.17	Certain Business Practices.	37
6.18	Title to Assets.	37
6.19	Purchaser Oil and Gas Properties.	37
6.20	Data Room; Information Supplied.	38
6.21	Independent Investigation.	38
6.22	No Untrue Representation or Warranty.	38
6.23	Bankruptcy.	38
6.24	Good Faith Assistance with Sellers Due Diligence.	38
6.25	Other Representations or Warranties.	38
ARTICLE VII. ADDITIONAL AGREEMENTS; POST-CLOSING REQUIREMENTS		39
7.1	Reasonable Best Efforts.	39
7.2	Notification of Certain Matters.	39
7.3	Post-Closing Requirements.	40
ARTICLE VIII. COVENANTS AND AGREEMENTS OF THE PARTIES		40
8.1	Conduct of Purchaser Prior to the Closing.	40
8.2	Conduct of Sellers Prior to Closing.	42
8.3	Access Prior to Closing.	43
8.4	No Solicitation.	43
8.5	Notices of Certain Events.	44
8.6	Purchaser Stockholders’ Meeting.	44
8.7	Proxy Statement; Registration Statement; Listing.	46
8.8	Disclosure Schedules; Schedule Supplements.	47
8.9	Asset Defect Determination.	48
ARTICLE IX. SELLER REPRESENTATIVE		48
9.1	Appointment and Powers of Seller Representative.	48
9.2	Independent Decision.	49
9.3	Actions by Sellers and Seller Representative.	49
9.4	Delegation of Duties.	49
9.5	Liability of Seller Representative.	49
9.6	Reliance by Seller Representative.	50
9.7	Successor Seller Representative.	50
ARTICLE X. TERMINATION AND WAIVER		51
10.1	Termination.	51
10.2	Notice of Termination; Effect of Termination.	52
10.3	Extension; Waiver.	53

ARTICLE XI. CONFIDENTIALITY		53
11.1	Confidentiality Obligations.	53
11.2	Required Disclosure.	53
11.3	Return of Information.	53
11.4	Receiving Party Personnel.	54
11.5	Survival.	54
11.6	No-Conflict With Confidentiality Agreement.	54
ARTICLE XII. INDEMNIFICATION		54
12.1	Indemnification by Sellers.	54
12.2	Indemnification by Purchaser.	55
12.3	Survival of Representations, Warranties and Covenants.	55
12.4	Indemnification Procedure.	55
12.5	Claims Period.	57
12.6	Liability Limits.	57
12.7	Right to Set Off.	58
ARTICLE XIII. MISCELLANEOUS		58
13.1	Notices.	58
13.2	No Third-Party Rights.	60
13.3	Schedules and Exhibits.	60
13.4	Entire Agreement; Modification.	60
13.5	Headings.	60
13.6	Assignments and Successors.	60
13.7	Filings, Notices and Certain Governmental Approvals.	61
13.8	No Presumption from Drafting.	61
13.9	Review and Construction of Documents.	61
13.10	Governing Law; Venue.	61
13.11	Waiver of Jury Trial.	61
13.12	Specific Performance.	61
13.13	Non-Waiver.	62
13.14	Independent Nature of Sellers’ Obligations and Rights.	62
13.15	Non-Compensatory Damages.	62
13.16	Time of Essence.	63
13.17	Severability.	63
13.18	Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures.	63
13.19	Transaction Expenses.	63
13.20	Post-Closing Matters.	63

LIST OF EXHIBITS

Exhibit A-1 and A-2	List of Sellers; List of Assets and Seller’s Assets (Texas and Oklahoma)
Exhibit B-1 and B-2	Assumed Contracts (Texas and Oklahoma)
Exhibit C	Cash Consideration and Common Shares due to each Seller
Exhibit D
Form of Amended and Restated Certificate of Designation of Lucas Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Redeemable Series B Convertible Preferred Stock

Exhibit E	Form of Stock Registration Form
Exhibit F-1 and F-2	Assignments
Exhibit G	Capital Structure of Purchaser Immediately Following Closing

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into on the 30th day of December 2015, by and between Lucas Energy, Inc., a Nevada corporation (“Purchaser”), Segundo Resources, LLC, a Texas limited liability company (the “Seller Representative”) and each of the other individuals and entities set forth under the heading “Seller Name” on Exhibit A-1 and/or Exhibit A-2 hereto, and who have executed a form of Sellers’ Signature Page hereto (each, including the Seller Representative, a “Seller” and collectively, the “Sellers”), each a “Party” and collectively the “Parties.”

RECITALS

WHEREAS, Purchaser desires to purchase certain assets from the Sellers and the Sellers desire to sell certain assets to the Purchaser, as described in greater detail below;

WHEREAS, the purchase price for the assets will include cash and common stock, $0.001 par value per share of the Purchaser (“Common Stock”), the assumption by Purchaser of certain debt of Sellers, and the issuance of shares of preferred stock of Purchaser to RAD2 Minerals, Ltd., formerly known as Azar Minerals, Ltd., one of the Sellers and its assign (“RAD2 Minerals”);

WHEREAS, the transactions contemplated by this Agreement are intended to constitute a single transaction for purposes of Section 351 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, Purchaser desires to purchase from Sellers, upon the terms and conditions set forth herein, the Assets defined below, but not Sellers themselves or any of Sellers’ liabilities, except as otherwise specifically set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Certain Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

(a) “Acquisition” means the purchase of the Assets from the Sellers, by the Purchaser, pursuant to the terms and conditions of this Agreement.

(b) “Acquisition Inquiry” means, with respect to a Party hereto, an inquiry, indication of interest or request for information that could reasonably be expected to lead to an Acquisition Proposal with such Party.

(c) “Acquisition Proposal” means, with respect to a Party hereto, any offer or proposal, whether written or oral, from any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Purchaser and Sellers or any Affiliates thereof (each, a “third party”) to acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of (i) 20% or more of any class of the equity securities of such Party or (ii) 20% or more of the fair market value of the assets of the Purchaser or 20% or more of the fair market value of an individual Seller’s, Seller’s Assets, in each case pursuant to any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction or series of related transactions, which is structured to permit a third party to acquire beneficial ownership of (y) 20% or more of any class of equity securities of the Party or (z) 20% or more of the fair market value of the assets of the Purchaser or 20% or more of the fair market value of an individual Seller’s, Seller’s Assets.

(d) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include the spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings (collectively, “Family Members”) of such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person and/or any Family Members of such first Person directly or indirectly owns or holds ten percent (10%) or more of the ownership interests in such other Person.

(e) “Affiliate Liabilities” means any Liability of any Affiliate of any Sellers of any kind or nature whatsoever attributable to the pre-Closing operation of the Assets or otherwise caused by or relating to any transaction, status, event, condition, occurrence or situation existing, arising or occurring on or prior to the Closing.

(f) “Agreed Assets Value” means $80,697,710.00.

(g) “Amendments to the Articles of Incorporation” mean a Certificate of Amendment to the Purchaser’s Articles of Incorporation to (a) effect any reverse stock split of the Common Stock necessary or required in order for the Purchaser to meet the initial listing requirements of the NYSE MKT, assuming such initial listing requirements are required to be met in connection with the Acquisition; (b) change the name of the Purchaser to “Camber Energy, Inc.”, and (c) to effect such other amendments as the Purchaser and the Seller Representative, with the consent of the Required Sellers, shall deem desirable or necessary.

(h) “Applicable Law” means any applicable statute, Law, regulation, ordinance, rule, judgment, rule of law, decree, Permit, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition issued under any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question, including Environmental Laws.

(i) “Approved Issuances” means (a) up to 30,000 shares of Common Stock, or Common Stock issuable on exercise or conversion of options, warrants or other convertible securities, or any combination thereof, issuable to employees, vendors, consultants, suppliers, partners or service providers or as employment inducements of Purchaser (including 20,000 shares of Common Stock planned to be issued to employees consistent with past practices of the Company through Closing); (b) shares of Common Stock issuable on exercise or conversion of options, warrants, Preferred Stock or other convertible securities, or any combination thereof, which are issued and outstanding as of the date of this Agreement (including 20,000 shares of Common Stock issuable upon conversion of the Purchaser’s outstanding Series A Convertible Preferred Stock); and (c) issuances of Common Stock and Preferred Stock contemplated pursuant to the terms of this Agreement and the other Transaction Documents.

(j) “Assignments” shall mean a special warranty of title, wherein: (i) each Seller represents and warrants that such Seller has not granted, created or reserved any overriding royalty, net profits interest, carried interest, production payment, reversionary interest, or other burden that would result in the net revenue interest in any Seller’s Assets being less than the applicable net revenue interest set forth on Exhibits A-1 and A-2, and that the Seller’s Assets are free and clear of any liens, encumbrances and defects of title arising by, through or under such Seller; and (ii) each Seller warranting and agreeing to defend title to the Seller’s Assets, free and clear of all Liens, Encumbrances and defects of title arising by, through or under such Seller, but not otherwise, subject to the terms and conditions of this Agreement, and a proportionate part of all landowners’ royalties, overriding royalties and similar burdens of record as of the Closing Date. As appropriate, each Seller shall execute, acknowledge and deliver separate counterparts of the Assignment on forms approved by Purchaser and Sellers in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Such counterpart assignments shall be deemed to contain all of the terms and conditions of this Agreement, and the Assets assigned in such governmental assignments shall be the same, and not additional to, the Assets assigned in the Assignment.

(k) “Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in Texas are permitted or required to be closed.

(l) “Claim” or “Claims” means any and all claims (including any cross-claim or counterclaim), causes of action, suits, charges, complaints, litigation, arbitration, Proceeding (including any civil, criminal, administrative, investigative or appellate proceeding) and disputes, whenever or however arising.

(m) “Clearance Date” means the date on which the Proxy Statement has cleared comments with the SEC, which, if the Registration Statement is on Form S-4, shall be the Registration Effective Date.

(n) “Confidential Information” means all information, documents, records and data that a Party furnishes or otherwise discloses to the other Party (including any such items furnished prior to the execution of this Agreement), together with all analyses, compilations, studies, memoranda, notes or other documents, records or data (in whatever form maintained, whether documentary, computer or other electronic storage or otherwise) prepared by the receiving Party which contain or otherwise reflect or are generated from such information, documents, records and data; provided, however, that the term “Confidential Information” does not include any information that (i) at the time of disclosure or thereafter is or becomes generally available to or known by the public (other than as a result of a disclosure by the receiving Party), (ii) is developed by the receiving Party without reliance on any Confidential Information or (iii) is or was available to the receiving Party on a nonconfidential basis from a source other than the disclosing Party that, insofar as is known to the receiving Party after reasonable inquiry, is not prohibited from transmitting the information to the recipient by a contractual, legal or fiduciary obligation to the disclosing Party.

(o) “Consent” means any notice to or consent, approval, authorization, Order, filing, registration or qualification of or with any court, Governmental Authority or third party.

(p) “Contract” means any contract, agreement, indenture, note, bond, loan, mortgage, license, instrument, lease, commitment or other arrangement or agreement, whether written or oral.

(q) “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Shares.

(r) “Encumbrance” means any charge, Claim, community or other marital property interest, condition, equitable interest, Lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership, and includes (i) statutory Liens of landlords, banks (and rights of set off), carriers, warehousemen, mechanics, repairmen, workmen, materialmen, vendors and other similar Liens arising in the ordinary course of business for amounts not yet overdue or for amounts that are overdue and that are being contested in good faith by appropriate Proceedings; (ii) Liens for Taxes, assessments, or other governmental charges or levies and other Liens imposed by Law, in each case incurred in the ordinary course of business consistent with past practice for amounts not yet overdue or being contested in good faith by appropriate Proceedings; (iii) the terms and conditions of all Liens created by oil and gas leases, easements, rights of way, restrictions, encroachments, and all other burdens recorded in the real property records of the county in which the real property is located; (iv) Liens to operators and non-operators under model form operating agreements arising in the ordinary course of the business; (v) Liens arising from precautionary Uniform Commercial Code (UCC) filings; (vi) lease burdens existing as of the date of this Agreement constituting monetary obligations payable to third parties, including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest; and (vii) Liens arising under unitization and pooling agreements and orders, farmout agreements, gas balancing agreements and other customary agreements in the energy industry.

(s) “Environmental Law(s)” means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way or any other legally binding requirement relating to the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, natural resources or protection of human health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Emergency Planning and Right-To-Know Act (42 U.S.C. § 11101 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.) (including the Resource Conservation and Recovery Act), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300(f) et seq.), the Lead-Based Paint Exposure Reduction Act (42 U.S.C. § 2681 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and all laws of a similar nature, and the rules and regulations promulgated pursuant thereto, each as amended.

(t) “Environmental Permit” means any Permit, approval, identification number, license, registration, Consent, exemption, variance or other authorization required under or issued pursuant to any applicable Environmental Law.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Governmental Authority” means any:

(i) nation, state, county, city, town, borough, village, district or other jurisdiction;

(ii) federal, state, local, municipal, foreign or other government;

(iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

(iv) multinational organization or body;

(v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

(vi) official of any of the foregoing.

(w)  “Governmental Authorization” means any Consent, license, registration or Permit issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

(x)  “Government Liability” means any Liability imposed by or in connection with any Environmental Law or other Law, Governmental Authority or Governmental Authorization.

(y) “Hazardous Materials” means (i) any material, substance, chemical, pollutant, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws, including, without limitation, crude oil or any fraction thereof, and (ii) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

(z) “Knowledge” means that:

(i) A natural Person will be deemed to have Knowledge of a particular fact or other matter if such Person is actually aware of the fact or matter without any duty to investigate; and

(ii) A Person, other than a natural person, will be deemed to have Knowledge of a particular fact or other matter if any natural Person who is serving, as a director, officer, manager, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (i) above).

(aa)  “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or rule of law (including but not limited to as related to revenue, labor, or ERISA) of any Governmental Authority.

(bb) “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other constitution, Law, ordinance, principle of common law, code, regulation, statute or treaty.

(cc) “Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

(dd) “Liens” means all liens, pledges, mortgages, security interests, Claims, covenants, leases, subleases, charges, conditions, options, rights of first refusal, licenses, easements, servitudes, rights of way, Encumbrances or any other restriction or limitation whatsoever.

(ee) “Losses” means all loss, Liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees).

(ff) “Material Adverse Effect” with respect to a Person, means any event, change or effect that is materially adverse to the financial condition, assets, business or results of operations of such Person or that materially impedes the ability of any applicable Person to consummate the transactions contemplated hereby, other than any change, circumstance, effect or condition in the refining or pipelines industries generally (including any change in the prices of crude oil, natural gas, natural gas liquids, feedstocks or refined products or other hydrocarbon products, industry margins or any regulatory changes or changes in Applicable Law) or in United States or global economic conditions or financial markets in general and including, with respect to the Sellers as a group or any individual Seller, any material adverse change, circumstance, effect or condition in or relating to the Assets or the Seller’s Assets, as applicable. Any determination as to whether any change, circumstance, effect or condition has a Material Adverse Effect shall be made only after taking into account all effective insurance coverages and effective third-party indemnifications with respect to such change, circumstance, effect or condition. Any events, changes, or effects that have a total monetary value of less than $4,000,000.00 is hereby stipulated as not being material.

(gg) “Order” means any order, writ, injunction, decree, compliance or consent order or decree, settlement agreement, schedule and similar binding legal agreement issued by or entered into with a Governmental Authority.

(hh) “Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and

(ii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

(ii) “Purchaser Oil and Gas Properties” means all of Purchaser’s right, title and interest in, to and under, or derived from oil and gas leases, licenses, authorities to prospect and rights, wells and units, including all land, facilities, personal property and equipment, contracts and information pertaining or relating thereto.

(jj) “Permit” means all permits, licenses, sublicenses, certificates, approvals, Consents, notices, waivers, variances, franchises, registrations, Orders, filings, accreditations, or other similar authorizations, including pending applications or filings therefor and renewals thereof, required by any Applicable Law or Governmental Authority or granted by any Governmental Authority.

(kk) “Permitted Encumbrances” means (a) Liens for Taxes not yet due and payable; (b) Liens of mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith; (c) Liens securing rental, storage, throughput, handling or other fees or charges owing from time to time to common carriers, solely to the extent of such fees or charges; and (d) contractual liens created under joint operating agreements.

(ll) “Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Authority.

(mm) “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

(nn) “Proxy Statement” means (a) the proxy statement that forms part of the Registration Statement, in the event the Registration Statement is on Form S-4, or (b) if the Registration Statement is on Form S-1, the proxy statement on Schedule 14A, in each case as filed by the Purchaser with the SEC relating to the Stockholders’ Meeting.

(oo) “Purchaser Financial Statements” mean all audited and unaudited financial statements of the Purchaser included in the SEC Reports.

(pp) “Registration Effective Date” means the date that the Registration Statement has been declared effective by the SEC.

(qq) “Registration Statement” means a registration statement filed with the SEC registering the primary offering of the Common Shares and Preferred Shares issuable at Closing and the resale of the Conversion Shares, which registration statement shall be on Form S-4, provided that if in the determination of Purchaser’s counsel, Form S-4 is not available for the primary registration of the Common Shares, Preferred Shares and Conversion Shares, such registration statement be on Form S-1 or if available, Form S-3.

(rr) “Representatives” means, with respect to a Person, such Person’s Affiliates and their respective parents, directors, managers, officers, employees, attorneys, accountants, representatives, financial advisors, lenders, consultants, and other agents.

(ss) “Required Sellers” means Sellers who (a) have the right to receive prior to Closing; or (b) in fact did receive at Closing, a majority of the sum of the Cash Consideration, Preferred Shares and Common Shares issuable by, or issued by, the Purchaser at Closing.

(tt) “Rogers” means Louise H. Rogers, the Purchaser’s senior lender, and/or any Person who purchases or refinances the debt originally owed to Rogers by Purchaser as of the date of this Agreement.

(uu) “SEC” means the Securities and Exchange Commission.

(vv) “SEC Reports” mean all reports, documents, exhibits and filings filed by the Purchaser on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR), between April 1, 2014 and the date of this Agreement.

(ww) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(xx) “Sellers Liabilities” means all Liabilities of the Sellers, including, but not limited to Government Liabilities, Affiliate Liabilities and Tax Liabilities.

(yy) “Series B Designation” means that Amended and Restated Certificate of Designation of Lucas Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Redeemable Series B Convertible Preferred Stock, in the Form of Exhibit D hereto. The Purchaser reserves the right to designate the Redeemable Series B Convertible Preferred Stock as Redeemable Series A Convertible Preferred Stock in the event the Purchaser does not have any outstanding shares of Series A Preferred Stock immediately prior to such designation date. In such case each reference herein to Series B Designation shall refer to the designation of the Redeemable Series A Convertible Preferred Stock.

(zz) “Series B Preferred Stock” means the Redeemable Series B Convertible Preferred Stock of the Purchaser with those terms, rights and privileges as are set forth in the Series B Designation. The Purchaser reserves the right to designate the Redeemable Series B Convertible Preferred Stock as Redeemable Series A Convertible Preferred Stock in the event the Purchaser does not have any outstanding shares of Series A Preferred Stock immediately prior to such designation date. In such case each reference herein to Series B Preferred Stock shall refer to the Redeemable Series A Convertible Preferred Stock.

(aaa) “Sellers’ Debt” means that certain debt owed by certain Sellers to International Bank of Commerce encumbering certain of the Assets, as described more fully in Sellers’ Debt Schedule, attached hereto.

(bbb) “Silver Star” means Silver Star Oil Company, and any Person who acquires or refinances the Liabilities owed by the Purchaser to Silver Star as of the date of this Agreement or which may be subsequently owed by the Purchaser to Silver Star pursuant to the terms of that certain Non-Revolving Line of Credit Agreement dated August 30, 2015, by and between Purchaser and Silver Star, and any amendment thereto.

(ccc) “Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Authority or payable under any tax-sharing agreement or any other Contract.

(ddd) “Tax Liabilities” means any Liability for any Taxes (A) of Sellers or any Affiliate of Seller for any period or (B) attributable to the conduct of the Assets or ownership of Assets on or before the Closing Date, regardless of when assessed.

(eee) “Tax Return” means any return (including any information return), report, statement, schedule, notice, form, declaration, Claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

(fff) “Transaction Documents” mean this Agreement, the Assignments, the Investor Certification, Stock Registration Forms, Amendments to Articles of Incorporation, Debt Assumption Agreements, Series B Designation, Assumption Agreements, Title Documents, all exhibits and schedules thereto, any other documents necessary to consummate the transaction contemplated by this Agreement and the instruments and documents required to be delivered hereunder at the Closing.

1.2 Other Definitional Provisions. Sellers and Purchaser acknowledge, confirm and agree that:

(a) The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.

(b) Each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

(c) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(d) References to any gender include the other genders.

(e) The words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”.

(f) The terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g) The terms “day” and “days” mean and refer to calendar day(s).

(h) The terms “year” and “years” mean and refer to calendar year(s).

(i) All references in this Agreement to “dollars” or “$” shall mean United States Dollars.

(j) Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time.

(k) In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

(l) All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

ARTICLE II.
PURCHASE AND SALE

2.1 Purchase. Upon the terms and subject to the conditions set forth herein, on the Closing Date, Purchaser shall purchase from each Seller, the assets set forth on Exhibit A-1 and A-2 hereto (collectively, the “Assets” and as to each Seller, the “Seller’s Assets”), free and clear of all Encumbrances of any kind, except the Permitted Encumbrances and each Seller shall sell and convey the Seller’s Assets as described on Exhibit A-1 and A-2 to Purchaser, free and clear of all Encumbrances of any kind, except the Permitted Encumbrances. Each Seller shall execute and deliver to Purchaser all additional transfer documents required prior to or following the Closing Date in order to convey title to the Seller’s Assets. Included in the definition of “Assets” as used herein shall be, each Seller’s interest in:

(a) the oil and gas wells, salt water disposal wells, injection wells, and other wells and wellbores located on the Leases, Surface Use Agreements, and/or lands pooled or utilized therewith, whether producing, shut in, plugged, or temporarily or permanently abandoned wells, described on Exhibit A-1 and A-2 (the “Wells”), including, without limitation, the interests specified on said Exhibit A-1 and A-2 with respect to the Wells;

(b) the leasehold estates created by the oil and gas leases as may be included in the production units for the Wells, any orders of the Corporation Commission of the State of Oklahoma applicable to the Wells, the production units for same and the oil and gas leases associated with the Wells listed on Exhibit A-1 and A-2 including those located in Glasscock County, Texas (the “Leases”) together with any and all other rights, title and interests of Seller in the Leases and/or lands covered by the Leases (the “Lands”), including mineral interests, overriding royalty interests, production payments and other payments out of or measured by the value of oil and gas production from or attributable to the Leases, if any;

(c) all rights-of-ways, easements, surface use agreements, Permits and licenses appurtenant to the Leases, Wells, or Equipment (the “Surface Use Agreements”, which for the sake of clarity shall be considered to be part of the Assumed Contracts);

(d) all natural gas, casinghead gas, drip gasoline, natural gas liquids, condensate, products, crude oil and other hydrocarbons (including produced water and carbon dioxide) whether gaseous or liquids, produced from or attributable to the Leases, or Wells (the “Hydrocarbons”) after the Closing Date;

(e) all personal property, fixtures, improvements and facilities appurtenant to the Leases, Surface Use Agreements, or Wells or used in connection with the ownership or operation of the Leases, Surface Use Agreements, or Wells or the production, treatment, sale or disposal of the Hydrocarbons, that are on the Lands or used or obtained in connection with the Lands and Leases or with the production, treatment, sale or disposal of all produced or attributable hydrocarbons or water and all other appurtenances (the “Equipment”);

(f) all Assumed Contracts, which shall include, but not be limited to agreements and instruments by which any of the Leases, Surface Use Agreements, Wells, Hydrocarbons or Equipment are bound or which otherwise relate thereto;

(g) all seismic, engineering and third party engineering reports, and geophysical data and well logs, in the possession of Seller, related to the Assets and which may be transferred to Purchaser without violating any third party agreement;

(h) to the extent assignable under applicable Law, all of Seller’s rights in all Permits (including Environmental Permits) issued to or held by Seller; and

(i) all records and files in the Seller’s possession relating to the Leases, Surface Use Agreements, Wells, Hydrocarbons, Equipment, and Contracts, including without limitations all lease files, land files, well files, drilling reports, contact files, division order files, abstracts and title opinions (the “Records”).

2.2 Reserved Assets. All of the Sellers’ rights, title and interests in and to the following (the “Reserved Assets”) are reserved and excepted from the sale and conveyance of the Assets by the Sellers:

(a) revenues, accounts receivable, including third party recoveries, arising out of, associated with, or relating to the Assets that are attributable to the period prior to the Closing Date; and

(b) Claims and rights relating to over payments or refunds of costs and expenses arising out of, associated with, or relating to the Assets that are attributable to the period prior to the Closing Date.

2.3 Excluded Liabilities. The Purchaser shall not assume, or otherwise be responsible for, any Sellers Liabilities, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, or related or unrelated to Sellers’ businesses or the Assets, whether arising out of occurrences prior to or at or after the Closing Date, provided however that Purchaser shall assume the executory obligations and Liabilities associated with any Contracts listed on Exhibits B-1 and B-2 (the “Assumed Contracts”) that, by the terms of such Assumed Contracts, arise after the Closing (other than by virtue of a default or violation of any Assumed Contract occurring at or prior to the Closing), relate to periods following the Closing and are by their terms to be observed, paid, discharged, and performed as the case may be, at any time after the Closing.

2.4 Assumed Liabilities. At the Closing, subject to the terms and conditions of this Agreement and as partial consideration for the purchase of the Assets, Purchaser shall assume and agree to pay, perform and discharge as and when due, only the following Liabilities of Sellers (collectively, the “Assumed Liabilities”): all Liabilities of the Assets to the extent arising after the Closing under the Assumed Contracts and the Sellers’ Debt listed on the Sellers’ Debt Schedule, but only to the extent such Assumed Contracts are properly and effectively assigned to Purchaser; provided, however, Purchaser shall not assume or be responsible for any Liability arising out of the breach, nonperformance or defective performance by Seller of any such Assumed Contracts.

2.5 Purchase Price. The total purchase price payable by the Purchaser for the Assets shall be $80,697,710.00 (the “Purchase Price”), payable as follows:

(a) The Purchaser shall pay certain of the Sellers an aggregate of $4,975,000 in cash at Closing, payable to each Seller in the amount set forth on Exhibit C (the “Cash Consideration” and the “Cash Consideration Breakdown”);

(b) The Purchaser shall issue an aggregate of 13,009,664 shares of Common Stock of the Purchaser (the “Common Shares”)(adjustable as provided in Section 2.6), issuable to certain of the Sellers in the amounts set forth on Exhibit C (the “Common Shares Breakdown”), which Common Shares the Parties agree are valued at $30,572,710 based on an agreed value of $2.35 per Common Share (the “Agreed Share Value”);

(c) The Purchaser shall issue an aggregate of 552,000 shares of Series B Preferred Stock (the “Preferred Shares”), with such rights and privileges as are set forth in the Series B Designation as set forth below, which Preferred Shares the Parties agree have a total value of $13,800,000 based on the $25 per Series B Preferred Stock share par value. The Preferred Shares shall be issued to the following parties and in the following amounts on behalf of and for the benefit of RAD2 Minerals:

(i) RAD2 Minerals: 200,000 shares of Series B Preferred Stock;

(ii) Tex Oak Energy, LLC (“Tex Oak”)(an Affiliate of RAD2 Minerals): 352,000 shares of Series B Preferred Stock; and

(d) The Purchaser shall assume $31,350,000 of Sellers’ Debt in connection with the Debt Assumption (as defined in Section 4.3(l)).

2.6 Adjustments Due to Asset Defects.

(a) The Parties agree that the Purchase Price is based on the Assets having a value equal to the Agreed Assets Value.

(b) The Parties agree that if the aggregate amount of any Asset Defects, as determined pursuant to Section 8.9 is more than 5% of the Agreed Assets Value, but less than 20% of the Agreed Assets Value, the Sellers shall endeavor in good faith to correct and address such deficiency pursuant to Section 8.9, and in the event the deficiency cannot be reasonably cured by the end of the Asset Defect Cure Period, the number of Common Shares issuable to the Sellers at Closing (or in the discretion of the Purchaser, the applicable Sellers and the Seller Representative, only those Sellers whose Seller’s Assets relate to the Asset Defects will have their Common Shares adjusted), as discussed in Section 2.5(b), shall be adjusted downwards by dividing (x) the aggregate cash value of all Asset Defects, by (y) the Agreed Share Value (the product of which shall be rounded up to the nearest whole number), provided that in addition, or alternatively, the Purchaser and the Sellers (or in the discretion of the Purchaser, only those Sellers who will have their Cash Consideration adjusted) may also agree to adjust the Cash Consideration.

(c) In the event the aggregate amount of any Asset Defects, as determined pursuant to Section 8.9 is greater than 20% of the Agreed Assets Value, the Purchaser shall have the right to terminate this Agreement pursuant to Section 10.1(c).

2.7 Post-Closing True-Up for JIBs and AFEs. Purchaser and Sellers agree that all revenues and joint interest billings (“JIB”) and authorization for expenditures (“AFEs”) related to the Assets will be apportioned between Purchaser and Sellers as of the Closing Date. Accordingly, Sellers shall be entitled to any production revenues or other amounts realized from and accruing to their interest in the Assets before the Closing Date, and shall be liable for the payment of all JIB and AFE expenses attributable to the interest in the Assets prior to the Closing Date; and Purchaser shall be entitled to any production revenues or other amounts realized from and accruing to the Assets on or after the Closing Date, and shall be liable for the payment of all JIB and AFE expenses attributable to the Assets on or after the Closing Date. Such apportionment shall be based on the date the expense or revenue accrued to the Assets and not the date of the invoice for the same. The Parties shall work in good faith following the Closing to effect any true-up required by this Section 2.7.

2.8 Tax Proration. Ad valorem taxes attributable to the Assets shall be prorated between the Sellers and Purchaser at Closing.

2.9 Required Consents. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Assets or interests therein as to which (i) an assignment or transfer thereof or an attempt to make such an assignment or transfer without a Consent (a “Required Consent”) would constitute a breach or violation thereof or of Applicable Law, or would adversely affect the rights or obligations thereunder to be assigned or transferred to or for the account of Purchaser and (ii) such Required Consent shall not have been obtained with respect to such Assets or interests therein prior to the Closing. Any transfer or assignment to Purchaser by Sellers of any such Asset or interest therein (a “Delayed Asset”), shall be made subject to all such Required Consents in respect of such Delayed Asset being obtained. If there are any Delayed Assets, each Seller whose Seller’s Assets include a Delayed Asset shall use its best efforts to obtain all Required Consents in respect thereof as promptly as practicable following the Closing, all without any cost or detriment to Purchaser or any of its Affiliates. Until all Required Consents with respect to each Delayed Asset have been obtained, each Seller whose Seller’s Assets include a Delayed Asset (a) shall hold the Delayed Asset on behalf of Purchaser, (b) shall cooperate with Purchaser for no additional consideration in any lawful arrangement (including subleasing or subcontracting, or performance thereunder by Seller as Purchaser’s agent) requested by Purchaser to provide Purchaser with all of the benefits of or under any such Delayed Asset and (c) shall otherwise enforce and perform for the account of Purchaser and as directed by Purchaser any other rights and obligations of such Seller arising from such Delayed Asset (and not waive, alter or amend any of same without the consent of Purchaser). Each Seller whose Seller’s Assets include a Delayed Asset shall comply with its obligations under this Agreement and to maintain its corporate or other existence until all obligations pursuant to this Section and otherwise herein are performed in full and all Delayed Assets are transferred and assigned hereunder. At such time and on each occasion after the Closing Date as all Required Consents with respect to a Delayed Asset have been obtained, such Delayed Asset shall automatically be transferred and assigned by the applicable Seller to Purchaser (or, at Purchaser’s direction) for no additional consideration without any further act on the part of any Party. In the event all Required Consents are not obtained, and/or good title to all Delayed Assets are not received, by the Purchaser, within thirty (30) days of the Closing Date, the applicable Sellers with Delayed Assets and Purchaser shall in good faith determine a reduction in the number of Common Shares and/or Cash Consideration issuable at Closing to the applicable Sellers to take into account the decrease in the value of the Assets created by such failure to obtain all Required Consents and to deliver all Delayed Assets (a “Reduction”), and the applicable Sellers shall return the certificates and other documents evidencing the Common Shares and/or Cash Consideration subject to such Reduction (based on the Agreed Share Value) for cancellation and re-issuance and shall further take whatever actions necessary or requested to affect such Reduction.

ARTICLE III.
CLOSING

3.1 Closing. Unless this Agreement shall have been terminated pursuant to ARTICLE X, but subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement, including ARTICLE II herein (the “Closing”) shall take place at the offices of Purchaser located at 450 Gears Road, Suite 780, Houston, Texas 77067, or remotely by mail, facsimile, e-mail and/or wire transfer, in each case to the extent acceptable to the Parties hereto, or at such other place as is mutually acceptable to the Parties on the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in ARTICLE IV (excluding conditions that, by their terms, cannot be satisfied until the Closing Date but subject to the satisfaction or waiver of such conditions at the Closing), or on such other date as is mutually acceptable to the Parties. Except as otherwise provided in this Agreement, the failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place specified herein will not relieve any Party of any obligation under this Agreement. The date on which the Closing occurs is referred to as the “Closing Date”.

ARTICLE IV.
CLOSING CONDITIONS

4.1 Conditions to the Obligations of Each Party to Complete the Acquisition. The obligations of the Parties to consummate the Reorganization are subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a) Approval of Issuance of Common Shares and Preferred Shares. The issuance of shares of Common Shares and the Conversion Shares shall have been adopted and approved by the requisite vote of the stockholders of the Purchaser in accordance with the Nevada Revised Statutes, the Purchaser’s organizational documents and the NYSE MKT rules and regulations, to the extent required pursuant to Applicable Law.

(b) Preferred Shares. The issuance of the Preferred Shares shall be exempt from registration, or shall have been appropriately registered or qualified, under applicable federal and state securities laws.

(c) Listing of Shares. The Common Shares and Conversion Shares shall have been approved for listing on the NYSE MKT, effective upon notice of issuance.

(d) Effectiveness of Registration Statement. The Registration Statement shall be declared effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn.

(e) No Adverse Decision. There shall be no action, suit, investigation or Proceeding pending or threatened by or before any court, arbitrator or administrative or Governmental Authority which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or any of the other Transaction Documents or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

(f) Participation Agreements and Joint Operating Agreements. Any material Participation Agreement or any Joint Operating Agreement to which Sellers or Seller Representative are a party shall still be in effect and shall not have been terminated, either by its own terms or through rejection in any bankruptcy filing, provided that if any such material Participation Agreement or any Joint Operating Agreement shall have been terminated, the Parties shall work in good faith to provide for the entry into a new agreement, or if such termination results in a Material Adverse Effect, negotiate a reduction in the Purchase Price to account for such termination.

4.2 Conditions to Purchaser’s Obligation to Complete the Acquisition. Purchaser’s obligation hereunder to purchase and pay for the Assets is subject to the satisfaction, on or before the Closing of the following conditions, any of which may be waived, in whole or in part, by Purchaser in its sole discretion, and Seller shall use its reasonable best efforts to cause such conditions to be fulfilled:

(a) Representations and Warranties Correct; Performance. The representations and warranties of Sellers contained in this Agreement (including as provided in ARTICLE V), herein and the exhibits and schedules hereto), the Sellers Disclosure Schedule and in each Transaction Document shall be true, complete and accurate when made and on, as of the date hereof and on the Closing. Sellers shall have duly and properly performed, complied with and observed their covenants, agreements and obligations contained in this Agreement and in each Transaction Document to be performed, complied with and observed on or before the Closing. The Purchaser shall have received a certificate(s) executed by each Seller to that effect.

(b) Purchase Permitted by Applicable Laws. The purchase of the Assets to be acquired by Purchaser hereunder shall not be prohibited by any Applicable Law or governmental regulation and shall not subject Purchaser or its Affiliates to any Tax (not otherwise expressly assumed by Purchaser under this Agreement, which obligation regarding Tax Liability shall be the sole obligation of Purchaser to confirm), penalty, Liability or other onerous condition under or pursuant to any Applicable Law or governmental regulation.

(c) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by Sellers in connection with the transactions contemplated hereby and in each Transaction Document and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all such information and such counterpart originals or certified or other copies of such documents as Purchaser may reasonably request.

(d) Sellers’ Closing Deliveries. Sellers shall have delivered, or caused to be delivered to Purchaser the following on or prior to the Closing Date, unless the delivery of which has been (i) waived by Purchaser; or (ii) this Agreement provides that the delivery of such will be made by the Seller subsequent to the Closing:

(i) resolutions of each Seller’s Board of Directors, Managers, Members or other governing Persons, as applicable, approving this Agreement and the transactions contemplated herein

(ii) the receipt by Purchaser of all lease information, geology, due diligence and title report information reasonably requested by the Purchaser from the Sellers and from the operator(s) of the Assets (“Lease Information”);

(iii) documents evidencing title to any Assets for which title or ownership documents exist and any other documentation as may be reasonably requested by Purchaser evidencing the purchase by Purchaser of the Assets (the “Title Documents”);

(iv) Assignments assigning title to the Assets from each of the Sellers to the Purchaser in the form of the Assignments attached hereto as Exhibits F-1 and F-2;

(v) a completed and executed Stock Registration Form in the form of Exhibit F hereto from each Seller receiving capital stock of Purchaser at the Closing and Tex Oak (the “Stock Registration Forms”);

(vi) copies of the [A] Assumed Contracts, [B] Surface Use Agreements; and [C] Records;

(vii) written and documented confirmation reasonably acceptable to the Purchaser of the Azar Debt Assumption;

(viii) documents evidencing the valid assignment and continuation in the name of Purchaser of any and all agreements, understandings or Contracts relating to the Assets, the operations of the Assets and the business of the Assets, including but not limited to the Assumed Contracts, if any, and including, but not limited to the Required Consents; and

(ix) all other materials, Consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered by Sellers at or before the Closing.

(e) Approvals and Consents. Sellers shall have duly obtained all authorizations, Consents, rulings, approvals, licenses, franchises, Permits and certificates, or exemptions therefrom, by or of all federal, state and local Governmental Authorities and non-governmental administrative or regulatory agencies having jurisdiction over the Parties hereto, this Agreement, the Assets, or the transactions contemplated hereby or in any of the other Transaction Documents.

(f) Purchaser Due Diligence. Purchaser shall have conducted due diligence and verified among other things, the rights and Liabilities associated with the Assets (the “Purchaser Due Diligence”). Sellers agree to afford to the officers and authorized representatives of Purchaser, reasonable access to the properties, books and records of the Sellers, as the case may be, in order that it may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Sellers and the Assets, and will furnish Purchaser with such additional financial and operating data and other information as to the Assets as the Purchaser shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement. The occurrence of any issues in the Purchaser Due Diligence will not be grounds for termination of this Agreement by Purchaser unless such issues in aggregate would constitute a Material Adverse Effect on the Sellers or the Assets, provided the Parties shall work in good faith to address any such issues which are raised by Purchaser. Notwithstanding the foregoing, no Seller shall be required to disclose any information to Purchaser if such disclosure would, in such Seller’s reasonable determination (i) jeopardize any attorney-client or other similar privilege or (ii) contravene any Applicable Law or fiduciary duty of Seller.

(g) Contractual Consent(s) to Assignment. All Consents required for the assignment to Purchaser of any Contract, instrument, commitment or agreement including the Assets and the Assumed Contracts, if any, shall have been obtained by Seller.

(h) Fairness Opinion. A Fairness Opinion shall have been rendered by Canaccord Genuity Inc. (the “Fairness Opinion”) to the Board of Directors of Purchaser as to the fairness, from a financial point of view, to the Purchaser and the stockholders of Purchaser of the structure and financial terms of the transactions contemplated by this Agreement to the effect that the purchase price payable to Sellers hereunder is fair from a financial perspective to the stockholders of Purchaser. The Parties agree that the total cost of the Fairness Opinion shall not exceed $175,000 unless otherwise agreed by the Purchaser and the Seller Representative, with the consent of the Required Sellers.

(i) Stockholder Approval Matters. The Stockholder Approval Matters shall have been approved by the Stockholders of the Purchaser.

(j) Silver Star Consent. The Purchaser shall have obtained the Consent of Silver Star for the transactions contemplated herein.

(k) Fund Raise. The Purchaser shall have raised sufficient funding to allow the payment of the Cash Consideration to the Sellers either through the sale of debt or equity.

(l) No Outstanding Disclosure Objection Issues. Any and all issues or objections raised by Purchaser in any Initial Disclosure Objection Notice or Disclosure Objection Notice shall have been satisfied or addressed to the reasonable discretion of the Purchaser.

4.3 Conditions to the Obligation of Sellers to Complete the Acquisition. The obligation of the Sellers to consummate the transactions contemplated hereby, to sell the Assets to the Purchaser, and the obligations of the Sellers under the other Transaction Documents, is subject to the fulfillment of the following conditions on or prior to the Closing, any of which may be waived, in whole or in part, by the Seller Representative, with the consent of the Required Sellers, in their sole discretion, and Purchaser shall use its best efforts to cause such conditions to be fulfilled:

(a) Representations and Warranties Correct; Performance. The representations and warranties of Purchaser in this Agreement (including as provided in ARTICLE VI herein and the exhibits and schedules hereto), the Purchaser Disclosure Schedule and the other Transaction Documents shall be true, complete and accurate when made on and as of the Closing. Purchaser shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement and the other Transaction Documents to be performed, complied with and observed on or before the Closing. Purchaser shall have delivered to Seller Representative a certificate signed by Purchaser, dated as of Closing, to such effect.

(b) Purchase Permitted by Applicable Laws. The purchase of and payment for the Assets to be delivered by Seller hereunder shall not be prohibited by any Applicable Law or governmental regulation.

(c) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by Purchaser in connection with the transactions contemplated hereby and the other Transaction Documents and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Seller Representative, and Seller Representative shall have received all such information and such counterpart originals or certified or other copies of such documents as Seller Representative may reasonably request on behalf of the Sellers.

(d) Purchaser’s Closing Deliveries. Purchaser shall have delivered, or caused to be delivered to Sellers the following on or prior to the Closing Date, unless the delivery of which has been (i) waived by the Seller Representative with the consent of the Required Sellers; or (ii) this Agreement provides that the delivery of such will be made by the Purchaser subsequent to the Closing:

(i) resolutions of the Purchaser’s Board of Directors approving this Agreement, the other Transaction Documents and the transactions contemplated herein and therein;

(ii) the Cash Consideration;

(iii) certificates evidencing the Common Shares issuable to each applicable Seller in the amount set forth on Exhibit C;

(iv) certificates evidencing the Preferred Shares issuable to RAD2 Minerals and Tex Oak;

(v) confirmation of the filing with the Secretary of State of Nevada of the Series B Designation;

(vi) executed Debt Assumption Agreements; and

(vii) all other materials, Consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered by Purchaser at or before the Closing.

(e) No Adverse Decision. There shall be no action, suit, investigation or Proceeding pending or threatened by or before any court, arbitrator or administrative or Governmental Authority which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or the other Transaction Documents or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

(f) Sellers Due Diligence. Sellers shall have conducted due diligence and verified the assets, Liabilities and capital structure of the Purchaser (the “Sellers Due Diligence”). Purchaser agrees to afford to the officers and authorized representatives of Seller Representative, reasonable access to the properties, books and records of the Purchaser, as the case may be, in order that it may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Purchaser, and will furnish Sellers with such additional financial and operating data and other information as the Sellers shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement. The occurrence of any issues in the Sellers Due Diligence shall not be grounds for termination of this Agreement by Sellers unless such issues in aggregate would constitute a Material Adverse Effect on the Purchaser, provided the Parties shall work in good faith to address any such issues which are raised by Sellers. Notwithstanding the foregoing, Purchaser shall not be required to disclose any information to Sellers if such disclosure would, in such Purchaser’s reasonable determination (i) jeopardize any attorney-client or other similar privilege or (ii) contravene any Applicable Law or fiduciary duty of Seller.

(g) Total Outstanding Shares of Purchaser Common Stock. Purchaser will have no more than 1,600,000 outstanding shares of Common Stock at Closing.

(h) Sellers Percentage Ownership of Purchaser. Sellers’ total percentage of the outstanding Common Stock and each series of the Purchaser’s Preferred Stock immediately after Closing will be not less than 80% of such class of capital stock on a fully diluted basis.

(i) Increase in Board of Directors of Purchaser and Sellers Director Appointment Rights. The Purchaser’s Board of Directors shall have taken action prior to Closing to increase the number of members of the Purchaser’s Board of Directors to six (6) members and to appoint three (3) Persons nominated to the Board of Directors of the Purchaser by the Seller Representative with the approval of the Required Sellers, effective at Closing, so that immediately effective upon Closing, the Board of Directors of Purchaser will consist of six (6) members, including three (3) members nominated by the Seller Representative with the approval of the Required Sellers (the “Seller Nominees”). The Board of Directors of Purchaser shall have the right to make a determination as to the ability of each Seller Nominee to serve as a member of the Board of Directors of the Purchaser, and whether the appointment of such nominee is in the best interests of the stockholders of the Purchaser, and shall not be required to appoint any Person as a member of the Board of Directors, if the Board of Directors, in their reasonable discretion and consistent with their fiduciary duties to the stockholders of the Purchaser, believe such appointment would not be in the best interests of the stockholders of the Purchaser. However, in each instance where the Board of Directors determines as set forth above that the appointment of a Seller Nominee is not in the best interest of the stockholders of Purchaser, Seller Representative with the approval of the Required Sellers, shall nominate a replacement Seller Nominee (each a “Seller Replacement Nominee”) for consideration by the Board of Directors of Purchaser. Seller Representative, with the approval of the Required Sellers, may nominate such additional Seller Replacement Nominees from time to time until such time as three (3) Seller Nominees or Seller Replacement Nominees have been appointed to the Board of Directors of Purchaser. Additionally, the Seller Nominees shall include such number of ‘independent’ directors (as determined both prior to and subsequent to Closing) as may be required pursuant to applicable NYSE MKT rules and regulations in order that the Purchaser, after the appointment of such Seller Nominees, continues to remain in compliance with applicable rules and regulations of the NYSE MKT, including those rules and regulations requiring certain minimum numbers of ‘independent’ directors. If necessary and deemed required, the Purchaser shall file a Schedule 14f-1 with the SEC in connection with the change in the composition of its Board of Directors. On or prior to the sixth (6th) month anniversary of the Closing, one of Purchaser’s pre-Closing Directors will resign from the Board of Directors of the Purchaser.

(j) Stockholder Approval Matters. The Stockholder Approval Matters shall have been approved by the Stockholders of the Purchaser. Either immediately prior to Closing, or immediately thereafter, with the approval of the Seller Representative, which shall not be unreasonably withheld, delayed or conditioned.

(k) Listing on NYSE MKT. The Purchaser shall have obtained approval from the NYSE MKT, if necessary or required, for the continued listing of the Common Stock on the NYSE MKT following the Closing (the “Continued Listing”) and taken whatever action necessary to confirm such Continued Listing following the Closing.

(l) Debt Assumption. The Purchaser shall have entered into a loan transaction with International Bank of Commerce, or the current holders of the Sellers’ Debt (the “Debt Assumption Agreements”), pursuant to which $31,500,000 of the Sellers’ Debt will be paid by a new loan from International Bank of Commerce to Purchaser and Purchaser will have raised the Cash Consideration due at Closing (collectively, the “Debt Assumption”). The terms of the Debt Assumption and Debt Assumption Agreements shall be acceptable to Purchaser, the guarantors of the subject debt, any other party primarily or secondarily liable on such debt, and any grantors of liens securing such debt, in their reasonable discretion. Without limiting the meaning of “reasonable discretion”, for avoidance of doubt, it shall be within the reasonable discretion of the guarantors of the subject debt, any other party primarily or secondarily liable on such debt, and any grantors of liens securing such debt: (1) to require that the Debt Assumption Agreements contain a provision allowing such Persons to purchase the loan described above in the event of default of such loan; and (2) to require that the collateral for the new loan not include any assets of RAD2 Mineral that may be encumbered by liens held by others than International Bank of Commerce.

(m) No Preferred Stock other than Series B Preferred Stock. The Purchaser shall not have any issued or outstanding Preferred Stock other than the Series B Preferred Stock.

(n) No Outstanding Disclosure Objection Issues. Any and all issues or objections raised by Seller Representative in any Initial Disclosure Objection Notice or Disclosure Objection Notice shall have been satisfied or addressed to the reasonable discretion of the Seller Representative.

(o) Silver Star Consent. The Purchaser shall have obtained the Consent of Silver Star for the transactions contemplated herein on such terms and conditions as are reasonably acceptable to Sellers, to the extent required and necessary.

(p) Silver Star Debt. The terms and conditions of any refinancing or other agreements concerning the debt owed by Purchaser to Silver Star as described in Section 1.1(bbb) shall be reasonably acceptable to Sellers.

(q) No Change in Purchaser’s Governing Documents. There have been no changes in Purchaser’s Articles of Incorporation, Bylaws, or other governing documents (“Purchaser’s Governing Documents”) since the date of this Agreement and the Closing Date, other than those changes contemplated by this Agreement.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, individually, and not severally or jointly, represents and warrants on the date hereof and the Closing Date that the following representations and warranties are true and correct, except as set forth in a disclosure schedule delivered to the Purchaser by the Sellers or the Seller Representative (the “Sellers Disclosure Schedule”, which shall include not only those schedules deliverable pursuant to this ARTICLE V, but also any schedule deliverable by Sellers pursuant to any provision of this Agreement) within twenty (20) days of the execution of this Agreement (unless such date is extended in the sole discretion of the Purchaser)(the “Seller Disclosure Schedule Deadline”) by the Sellers, which shall be arranged in sections corresponding to the numbered sections of this ARTICLE V, it being agreed that disclosure of any item on the Sellers Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the Seller Disclosure Schedule:

5.1 Organization and Good Standing. Seller, if an entity, is duly organized, validly existing and in good standing under the laws of its state of formation and is in good standing as a foreign entity in each other jurisdiction where Assets are owned, leased or operated or the business conducted by it requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect on Seller. Each Seller has the power and authority to conduct all of the activities conducted by it as such powers relate to the Assets and to own or lease all of the Assets owned or leased by it.

5.2 Authorization. This Agreement has been duly authorized, executed and delivered by Seller, and this Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium and other Laws affecting the enforcement of creditors’ rights generally and by principles of equity.

5.3 No Conflict or Violation; Default. Neither the execution and delivery of this Agreement or any Transaction Document which the Seller is party, nor the consummation of the transactions contemplated hereby or thereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, Contract, lease, sublease, loan agreement, note or other obligation or Liability (each, a “Seller Contract”) to which Seller is a party or by which it is bound, (b) any provision of the certificate of incorporation (or other formation documents, as applicable) or bylaws of Seller, (c) any judgment, Order, decree, rule or regulation of any Governmental Authority to which Seller or Seller’s business is subject or (d) any Applicable Laws or regulations. There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the Knowledge of Seller, threatened violation or default of or under any Seller Contract.

5.4 Consents. No Consent is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement or the other Transaction Documents to which the Seller is a party, or the consummation by Seller of the transactions contemplated herein or therein, except for such Consents, the failure of which to obtain, would not constitute a Material Adverse Effect on Seller.

5.5 Corporate Authority. Seller, if an entity, has full authority to execute and to perform this Agreement and the other Transaction Documents to which the Seller is a party in accordance with its and their terms and the execution and delivery of this Agreement and the other Transaction Documents to which the Seller is a party, and, the consummation of the transactions contemplated hereby and thereby have been duly authorized, no further authorization or approval, whether of the Board of Directors, Managers, members or stockholders of Seller or of Governmental Authorities or otherwise, is necessary in order to enable Seller to enter into and perform the same; and this Agreement and the other Transaction Documents to which the Seller is a party constitutes a valid and binding obligation enforceable against Seller in accordance with its and their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium and other Laws affecting the enforcement of creditors’ rights generally and by principles of equity.

5.6 Compliance With Laws. To Seller’s Knowledge, the Assets are not in violation of any Laws, governmental Orders, rules or regulations, whether federal, state or local, which may have a Material Adverse Effect as to the Assets. Seller has not received notice of any violation of any Law, or any potential Liability under any Law, relating to the operation or use of the Assets, and Seller has no Knowledge of any such violation or potential Liability.

5.7 Assumed Contracts. Seller is not in default under any Assumed Contracts, if any, and each such Assumed Contract is a valid agreement, in full force and effect and enforceable in accordance with its terms. Each such Assumed Contract shall be validly assigned to and assumed by Purchaser as required in order to remain in full force and effect and enforceable in accordance with its terms after the consummation of the transactions contemplated by this Agreement. All payments due from Seller thereunder have been made in accordance with the terms of such agreement. There are no disputes or suits or actions at law or otherwise threatened, to the Knowledge of the Seller, or pending thereunder and such agreements are the only agreements or arrangements of this nature. True, complete and correct copies of each such Assumed Contracts have been supplied to Purchaser prior to the date hereof and/or will be supplied to Purchaser prior to the Closing.

5.8 Litigation. To Seller’s Knowledge, except as disclosed on Schedule 5.8, there are no actions, suits, Proceedings or investigations (including any purportedly on behalf of Seller) pending or, threatened against or affecting the Seller’s Assets; Seller is not operating under, subject to, in violation of or in default with respect to, any judgment, Order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality domestic or foreign in connection with the Seller’s Assets. No inquiries have been made directly to Seller by any Governmental Authority which might form the basis of any such action, suit, Proceeding or investigation, or which might require Seller to undertake a course of action which would involve any expense in connection with the Seller’s Assets.

5.9 Taxes. Seller has filed, or caused to be filed, or will cause to be filed, with the appropriate U.S. federal, state, local and foreign governmental agencies all required Tax and Tax Returns. Seller does not have any Liability, contingent or otherwise, for any Taxes, excise Taxes, assessments, charges, penalties or interest, including, without limitation, any which may arise as a result of the Acquisition (but not including sales Taxes, if any, payable as a result of the sale of the Assets as contemplated by this Agreement), other than amounts adequately reserved for. Seller has not received directly or indirectly notice of, nor is it otherwise aware of any Tax audit or examination; Seller is not a party directly or indirectly to any action or Proceeding by any Governmental Authority for assessment or collection of Taxes, excise taxes, charges, penalties or interest in connection with the Assets, nor has any Claim for assessment and collection been asserted against Seller directly or indirectly in connection with the Assets; nor has Seller executed a waiver of any statute of limitations with respect thereto. Seller has not received notices and is not otherwise aware of any deficiencies, adjustments or changes in assessments with respect to any such Taxes in connection with the Assets. No extensions of time are in effect for the assessment of deficiencies for such Taxes associated with the Assets in respect of any period.

5.10 No Untrue Representation or Warranty. To Seller’s Knowledge, no representation or warranty of Seller contained in this Agreement or any Transaction Document to which the Seller is a party, or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Purchaser by Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

5.11 Environmental Matters. To Seller’s Knowledge, the operations of the Assets are currently and have been in compliance in all material respects with all applicable Environmental Laws and all licenses and Permits issued pursuant to Environmental Laws or otherwise. Seller has not received any written communication alleging either that it or the Assets may be in violation of any Environmental Law or that it may have any Liability under any Environmental Law. The Seller Representative has made available to the Purchaser any and all material Permits, spill reports and notifications from any Governmental Authority, court, administrative agency or commission or other Governmental Authority or instrumentality held, prepared or received, as applicable, by Seller in connection with the Seller’s Assets, at any time during the past three (3) years with respect to the generation, treatment, storage and disposition by Seller of Hazardous Materials. Seller has not received any written notice, whether from a Governmental Authority, court, administrative agency or commission or other Governmental Authority or instrumentality, citizens group, employee or otherwise, that alleges that Seller’s Assets are not in compliance with any Environmental Law, and, to the Knowledge of Purchaser, there are no circumstances that may prevent or interfere with Seller’s Assets compliance with any Environmental Law in the future. To the Knowledge of Seller: (a) no current or prior owner of the Seller’s Assets has received since January 1, 2014 any written notice or other communication relating to the Seller’s Assets, whether from a Governmental Authority, court, administrative agency or commission or other Governmental Authority or instrumentality, citizens group, employee or otherwise, that alleges that such current or prior owner or Seller are not in compliance with or violated any Environmental Law relating to such Seller’s Assets and (b) Seller does not have any material Liability under any Environmental Law. Seller is not aware of any ongoing environmental corrective action or remediation action on Seller’s Assets.

5.12 Certain Business Practices. Neither Seller nor any of its directors, employees or officers, and to Seller’s Knowledge, no agents, consultants or distributors engaged by Seller (a) have used or are using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) have used or are using any corporate funds for any direct or indirect unlawful payments to any official or employee of a foreign or domestic Governmental Authority, (c) have violated or are violating any provision of the US Foreign Corrupt Practices Act of 1977, as amended (including the rules and regulations issued thereunder) or any other Law, rule, regulation, or other legally binding measure of any jurisdiction that relates to bribery or corruption (collectively, “Anti-Bribery Laws”), (d) have established or maintained, or are maintaining, any unlawful fund of corporate monies or other properties, (e) have made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or other unlawful payment of any nature in furtherance of an offer, payment, promise to pay, authorization, or ratification of the payment, directly or indirectly, of any gift, money or anything of value to any official or employee of a foreign or domestic Governmental Authority to secure any improper advantage (within the meaning of such term under any applicable Anti-Bribery Law) or to obtain or retain business, or (f) have otherwise taken any action that has caused, or would reasonably be expected to cause Seller to be in violation of any applicable Anti-Bribery Law. Seller has established and maintains a compliance program, internal controls and procedures appropriate for compliance with the Anti-Bribery Laws.

5.13 Title to Assets.

(a) Seller has good and marketable title to all of Seller’s Assets and the full right and power to transfer Seller’s Assets, except as provided in Schedule 5.13, and subject to the Exceptions to Conveyance and Warranty as contained in the Assignments. Except as disclosed herein, and except as provided in Schedule 5.13, and except as to the Assumed Liabilities, Seller’s Assets are owned by Seller free and clear of all mortgages, pledges, Liens, security interests, Encumbrances, conditional sale agreements, charges, Claims and restrictions of any kind and nature whatsoever; and Purchaser will acquire good and valid title to the Assets free and clear of all mortgages, pledges, Liens, security interests, Encumbrances, conditional sale agreements, charges, Claims and restrictions of any kind and nature whatsoever, except for the Permitted Encumbrances and except as expressly limited in the Assignments;

(b) Neither Seller nor its Affiliates have previously sold the Seller’s Assets or provided any Person rights to ownership of the Seller’s Assets; and

(c) Seller has no present or future obligation or requirement to compensate any Person with respect to any of the Seller’s Assets, whether by the payment of royalties or not, or whether by reason of the ownership, use, license, lease, sale or any commercial use or any disposition whatsoever of any of the Seller’s Assets, except those obligations contained in the Assumed Contracts, if any.

(d) Any failure by Seller to comply with the terms of this Section 5.13 shall be deemed an Asset Defect subject to Section 2.6 hereof, whether such failure occurs prior to or after Closing, and the Sellers shall take whatever action necessary or requested by Purchaser to effect any necessary adjustment to the Purchase Price whether prior to or after Closing.

(e) The only debt currently encumbering the Assets is set forth on Schedule 5.13 (the “Sellers’ Debt Schedule”). All of Sellers’ Debt is validly outstanding and duly owed by the Sellers.

5.14 AFEs and Other Commitments. Except as provided in Schedule 5.14, as of the date of this Agreement and the Closing Date, there were no and will be no authorizations for expenditures, capital expenditures related to the drilling or reworking of wells, or other commitments for capital expenditures outstanding with respect to the Assets in excess of $1,000,000.00 (net to all Sellers’ interests).

5.15 Well Status; Plugging and Abandonment. Except as set forth on Schedule 5.15, since January 1, 2014, Seller has not abandoned, and is not in the process of abandoning, any wells associated with the Seller’s Assets (nor has it removed, nor is it in the process of removing, any material items of personal property, except those replaced by items of substantially equivalent suitability and value). Except as provided in Schedule 5.15, there are no wells associated with the Seller’s Assets:

(a) with respect to which Seller has received an Order requiring that such well be plugged and abandoned that has not been plugged and abandoned;

(b) that formerly produced in connection with Seller’s operations but that are currently shut in or temporarily abandoned or, to Seller’s Knowledge, that formerly produced in connection with operations by third parties but that are currently shut in or temporarily abandoned; or

(c) that have been plugged and abandoned by Seller or, to Seller’s Knowledge, by third parties but have not been plugged in accordance with all applicable requirements of each Governmental Authority having jurisdiction over the well.

5.16 Current Bonds. Schedule 5.16 contains a list of all surety bonds, letters of credit and other similar instruments maintained by Seller or any of its Affiliates with respect to the Seller’s Assets.

5.17 Non-Consent Operations. Except as provided in Schedule 5.17, and to Seller’s Knowledge, no operations are being conducted or have been conducted with respect to the Seller’s Assets as to which Seller has elected to be a nonconsenting party under the terms of the applicable operating agreement and with respect to which Seller has not yet recovered its full participation.

5.18 Brokers; Investment Bankers. No broker, or investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers, except for Roth Capital Partners, who has been engaged by and will be paid solely by Sellers.

5.19 Data Room; Information Supplied. To Seller’s Knowledge, all copies of and originals of all information, documents, financial statements, agreements and materials provided by Seller (including its Representatives, legal counsels and accountants) to the Purchaser, its Affiliates or Representatives (the “Seller Provided Materials”), as part of the due diligence process leading up to the Parties’ entry into this Agreement were (a) accurate and complete when provided and as of the date of this Agreement; and (b) did not contain any untrue statement of a material fact, or omit to include any material fact necessary to make the materials provided not misleading. The Seller acknowledges that the Purchaser (and its Affiliates) are relying on the accuracy and completeness of such Seller Provided Materials in connection with its decision to enter into this Agreement and to consummate the transactions contemplated herein.

5.20 Independent Investigation. Seller and its Representatives have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) and assets of the Purchaser, and Seller acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents, of the Purchaser for such purpose. Seller acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Seller has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in this Agreement and the Purchaser Provided Materials; and (b) neither Purchaser nor any other Person has made any representation or warranty as to the Purchaser, the Common Shares or this Agreement, except as expressly set forth in this Agreement and the schedules hereto.

5.21 Proxy Statement and Registration Statement Information. None of the information supplied or to be supplied by Sellers or their Representative to the Purchaser for inclusion in the Proxy Statement or Registration Statement or any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.22 No Untrue Representation or Warranty. To Seller’s Knowledge, no representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to Purchaser or its Representations pursuant hereto, or in connection with the transactions contemplated hereby, contains any known untrue statement of a material fact, or omits to state any known material fact necessary to make the statements contained herein or therein not misleading.

5.23 Confirmation of Cash Consideration Breakdown; Common Shares Breakdown; and Preferred Shares. Each Seller acknowledges and agrees to the Cash Consideration Breakdown and Common Shares Breakdown and agrees that such breakdowns and distribution and the distribution of the Purchase Price in general is fair to the Seller. Each Seller waives and releases any requirement for the Purchaser to make a pro rata distribution of the Common Shares, Cash Consideration or Preferred Shares to the Seller, and instead agrees to be bound for all purposes by the Cash Consideration Breakdown and Common Shares Breakdown and, except for RAD2 Minerals, which will be receiving such Preferred Shares at the Closing as described in Section 2.5(c), releases any rights whatsoever to the Preferred Shares or any interest therein.

5.24 Financial Statements. Using commercially reasonable efforts, Sellers shall assist Purchaser and its accountants and auditors in preparing audited and unaudited financial statements as required by Regulation S-X and as required and requested from time to time by the SEC and the SEC’s rules and requirements for inclusion in the Proxy Statement and any and all other filings with the SEC that such financial statements are required to be included in, and shall further supply the Purchaser all information, reports, documentation and financial information reasonably requested in connection therewith.

5.25 Bankruptcy. There are no bankruptcy, reorganization or arrangement Proceedings pending, being contemplated by or to the Knowledge of Seller threatened against Seller.

5.26 Good Faith Assistance with Purchaser Due Diligence. Sellers shall work with the Purchaser in good faith to address and reasonably cure any issues which arise in the Purchaser Due Diligence.

5.27 Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE V, no Seller nor any other Person makes any other express or implied representation or warranty on behalf of Sellers or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby.

5.28 As Is Conveyance.   Except as otherwise provided herein, the Assets will be conveyed AS IS and WITH ALL FAULTS. The Assignments will contain the disclaimer set forth below (the “Disclaimer”). The Seller Representative acknowledges that nothing in the Disclaimer will limit or terminate any liability such Seller Representative may have pursuant to ARTICLE XII hereof in connection with any Environmental Liabilities attributable to the Seller Ownership Period (each as defined in Section 12.1 hereof):

This Assignment is made on an “AS IS”, “WHERE IS” and “WITH ALL FAULTS” basis.  Except as specifically represented in this Assignment or in the Agreement, Assignee acknowledges that it is not relying upon any representation, statement or other assertion with respect to the condition of the Assets, but is relying upon its examination of the Assets.  Except for the representations expressly made herein or in the Agreement, Assignor has not made, and does not make any representations, warranties or covenants of any kind or character whatsoever, whether express or implied, with respect to the quality or condition of the Assets, the suitability of the Assets for any and all activities and uses which Assignee may conduct thereon, or of the HABITABILITY, MERCHANTABILITY, or FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.  FURTHER, EXCEPT AS MAY BE CONTAINED IN THE AGREEMENT, ASSIGNOR DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS CONCERNING DESIGN, QUALITY, PRODUCTIVE CAPACITY, RESERVES OF HYDROCARBONS, FOOTAGE, PHYSICAL CONDITION, OPERATION, COMPLIANCE WITH SPECIFICATION, ABSENCE OF LATENT DEFECTS, OR COMPLIANCE WITH LAWS AND REGULATIONS (INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY AND THE ENVIRONMENT) OR ANY OTHER MATTER AFFECTING OR RELATED TO THE ASSETS.  ASSIGNEE HEREBY FURTHER ACKNOWLEDGES THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY WARRANTIES AS TO PRODUCTIVE CAPACITY, CONDITION OF THE EQUIPMENT, HYDROCARBON RESERVES OR GEOLOGY OF THE ASSETS AND AS TO INCOME TO BE DERIVED FROM THE ASSETS. WITHOUT LIMITING THE FOREGOING, BUT EXCEPT AS MAY BE CONTAINED IN THE AGREEMENT, ASSIGNOR DOES NOT AND HAS NOT MADE ANY WARRANTIES REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS (AS DEFINED IN THE AGREEMENT) ON, UNDER OR ABOUT THE ASSETS OR THE COMPLIANCE OR NON-COMPLIANCE OF THE ASSETS WITH ANY STATUTE, LAW, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE REGULATING, RELATING TO OR IMPOSING LIABILITY (INCLUDING STRICT LIABILITY) OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS MATERIALS. ASSIGNEE ACKNOWLEDGES THAT ASSIGNEE HAS INSPECTED THE ASSETS AND ACCEPTS THE ASSETS “AS IS”, “WHERE IS” AND “WITH ALL FAULTS”.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to each of the Sellers on the date hereof and on the Closing Date that the following representations and warranties are true and correct, except as disclosed in the SEC Reports and except as set forth in a disclosure schedule delivered to the Sellers or the Seller Representative by the Purchaser (the “Purchaser Disclosure Schedule”, which shall include not only those schedules deliverable pursuant to this ARTICLE VI, but also any schedule deliverable by Purchaser pursuant to any provision of this Agreement, and together with the Sellers Disclosure Schedule, shall be defined herein each as a “Disclosure Schedule”) within twenty (20)  days of the execution of this Agreement by the Purchaser (unless such date is extended in the sole discretion of the Seller Representative)(the “Purchaser Disclosure Schedule Deadline” and together with the Seller Disclosure Schedule Deadline, the “Disclosure Schedule Deadlines”), which shall be arranged in sections corresponding to the numbered sections of this ARTICLE VI, it being agreed that disclosure of any item on the Purchaser Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the Purchaser Disclosure Schedule:

6.1 Organization, Good Standing and Qualification. Purchaser is validly existing and in good standing under the Laws of the state of Nevada and has all requisite corporate or similar power and authority to own and operate its material properties and assets and to carry on its business as currently conducted in all material respects and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser.

6.2 Capital Structure.

(a) As of the date of this Agreement, the authorized share capital of Purchaser consisted of (a) 100,000,000 shares of Common Stock, of which 1,465,238 shares were issued and outstanding and (b) 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”), of which (i) 2,000 shares of Preferred Stock have been designated as Series A Convertible Preferred stock and of which 500 shares were issued and outstanding, and (ii) 3,000 shares of Preferred Stock have been designated as Series B Convertible Preferred Stock and of which no shares were issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. All Common Shares which are to be issued pursuant to the Acquisition have been duly authorized and will be, when issued in accordance with the terms of this Agreement, validly issued, fully paid and non-assessable and are not subject to any preemptive or similar right.

(b) As of the date of this Agreement, no shares of the Purchaser’s Common Stock are held in treasury by Purchaser, 254,545 shares of Common Stock are reserved for issuance in connection with the exercise of outstanding options and warrants and approximately 426,680 shares of Common Stock are reserved for issuance in connection with the exercise of convertible securities (collectively, the “Purchaser Convertible Securities”).

(c) Except as disclosed on Schedule 6.2, there are no outstanding subscriptions, options, calls, Contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other antitakeover agreement, obligating Purchaser to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Purchaser or obligating Purchaser to grant, extend or enter into any such agreement or commitment and there are no outstanding stock appreciation rights or similar derivative securities or rights of Purchaser. There are no voting trusts, irrevocable proxies or other agreements or understandings to which Purchaser is a party or is bound with respect to the voting of any shares of Common Stock to the Knowledge of the Purchaser.

(d) Purchaser does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any entities, other than CATI Operating, LLC, a Texas limited liability company (“SPV”) which is wholly-owned by Purchaser. Purchaser has transferred substantially all of its assets, including the Purchaser Oil and Gas Properties, and senior debt obligations, to SPV as of the date of this Agreement, which obligations are non-recourse from the Purchaser itself.

(e)  Immediately following the Closing, the capital structure of Purchaser shall be as set forth in Exhibit G.

6.3 Corporate Authority.

(a) Purchaser has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, subject to the stockholders of the Purchaser approving the Stockholder Approval Matters, the approval of the NYSE MKT of the transactions contemplated herein and in the other Transaction Documents, where applicable, the approval of the Board of Directors of, and the filing of, the Series B Designation with the Secretary of State of Nevada, the Registration Statement being declared effective by the SEC, and where applicable the approval of the SEC. This Agreement has been duly executed and delivered by Purchaser, and, assuming the due authorization, execution and delivery by Sellers is a valid and legally binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium and other Laws affecting the enforcement of creditors’ rights generally and by principles of equity.

(b) Purchaser has taken all required actions under corporate law to approve and adopt this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby.

(c) Purchaser’s Board of Directors, by resolutions duly adopted by unanimous vote at a meeting of all directors of Purchaser duly called and held or via a written consent of all directors, and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) approved this Agreement, the other Transaction Documents, to which the Purchaser is a party, the Acquisition, and the other material transactions and agreements contemplated herein, and has determined that this Agreement, the other Transaction Documents, the Acquisition, and the other material transactions and agreements contemplated herein, the transactions contemplated hereby and thereby, are fair to, and in the best interests of Purchaser’s stockholders; and (ii) resolved to recommend that Purchaser’s stockholders approve the Stockholder Approval Matters and directed that such matters be submitted for consideration of the stockholders of Purchaser at the Stockholders’ Meeting; in all cases subject to receipt by Purchaser of the Fairness Opinion and the Right to Withdraw the Recommendation as described in Section 8.6(c).

(d) Except for (i) the filing with the SEC of the Proxy Statement and the Registration Statement and applicable filings pursuant to the Exchange Act, including the filing with the SEC of Purchaser’s Proxy Statement, (ii) the filing of a Current Report on Form 8-K with the SEC within four Business Days after the execution of this Agreement and on the Closing Date, (iii) the filing of a Certificate of Amendment to the Purchaser’s Articles of Incorporation with the Secretary of State of Nevada to effect the Amendments to the Articles of Incorporation and the approval of the Series B Designation by the Board of Directors and the filing of the Series B Designation with the Secretary of State of Nevada; and (iv) such approvals as may be required under applicable state securities or “blue sky” laws or the rules and regulations of the NYSE MKT and the consent of Silver Star (to the extent necessary and required), no declaration, filing or registration with, or notice to, or authorization, Consent or approval, ratification or permission of, any Governmental Authority or authority or other Person is necessary for the execution and delivery of this Agreement or the other Transaction Documents to which the Purchaser is a party, by Purchaser, or the consummation by Purchaser of the transactions contemplated hereby, other than such Consents which, if not made or obtained, as the case may be, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser and would not prevent or materially delay the consummation of the Acquisition.

6.4 Governmental Filings; No Violations.

(a) Other than any reports, filings, registrations, approvals and/or notices (i) required to be made under the Securities Act, the Exchange Act or state securities and “blue sky” laws, and (ii) required to be made with the NYSE MKT (items (i) and (ii), the “Required Statutory Approvals”), no notices, reports, registrations or other filings are required to be made by Purchaser with, nor are any Consents, registrations, approvals, Permits or authorizations required to be obtained by Purchaser from, any Governmental Authority, in connection with the execution and delivery by Purchaser of this Agreement or the other Transaction Documents to which the Purchaser is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby, except for those that the failure to make or obtain would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser.

(b) The execution, delivery and performance of this Agreement and any Transaction Document to which it is a party by Purchaser does not, and the consummation by Purchaser of the transactions contemplated hereby and thereby will not, constitute or result in (i) a breach or violation of, or a default under, the Articles of Incorporation or Bylaws of Purchaser, (ii) a breach or violation of, or a default under, the acceleration of any obligations, the loss of any right or benefit or the creation of an Encumbrance on the assets of Purchaser (with or without notice, lapse of time or both) pursuant to any material agreement or Contract binding upon Purchaser or any Law or governmental or non-governmental Permit or license to which Purchaser is subject, except, in the case of clause (ii) above, for any breach, violation, default, acceleration, creation or change that would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Purchaser.

6.5 Brokers; Investment Bankers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon any agreements, written, oral or otherwise made by or on behalf of Purchaser (or any of its Affiliates) except for Roth Capital Partners, who has been engaged by Sellers.

6.6 No Conflict or Violation; Default. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, Contract, lease, sublease, loan agreement, note or other obligation or Liability (each, a “Purchaser Contract”) to which Purchaser is a party or by which it is bound, (b) any provision of the certificate of incorporation or bylaws of Purchaser, (c) any judgment, Order, decree, rule or regulation of any Governmental Authority to which Purchaser or Purchaser’s business is subject or (d) any Applicable Laws or regulations. There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the Knowledge of Purchaser, threatened violation or default of or under any Purchaser Contract.

6.7 Reports and Financial Statements.

(a) Purchaser has timely filed with the SEC all SEC Reports, including, all forms, statements, reports, certifications and documents, including all exhibits, post-effective amendments and supplements thereto required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed, or amended, in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the SEC Reports did not contain any known untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent SEC Report filed with the SEC prior to the date hereof. None of the SEC Reports or the absence of any forms, statements, reports, certifications and documents, including all exhibits, post-effective amendments and supplements thereto required to be filed with the SEC is the subject of an ongoing SEC review or investigation, other than any review or investigation initiated as a result of the transactions contemplated by this Agreement.

(b) Each of the principal executive officer of Purchaser and the principal financial officer of Purchaser (or each former principal executive officer of Purchaser and each former principal financial officer of Purchaser as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the Purchaser SEC Reports.

(c) Except as disclosed in the SEC Reports, Purchaser is, and has, at all times since listing on the NYSE MKT, been, in compliance in all material respects with applicable listing requirements of the NYSE MKT, and has not received any notice asserting any non-compliance with the listing requirements of the NYSE MKT.

(d) The Purchaser Financial Statements were prepared in accordance with Generally Accepted Accounting Principles (except, with respect to any unaudited financial statements, as permitted by applicable SEC rules or requirements) applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of Purchaser as of the dates thereof and the results of operations and changes in financial position of Purchaser for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

6.8 Litigation. There is no Claim, action, suit, Proceeding, or investigation pending or, to the Knowledge of Purchaser threatened against Purchaser or its directors, officers, agents or employees (in their capacity as such) relating to Purchaser’s business, its assets or any properties or rights of Purchaser’s business or that is reasonably likely to adversely affect the transactions contemplated hereby. There are no Orders, writs, injunctions or decrees currently in force against Purchaser or its directors, officers, agents or employees (in their capacity as such) with respect to the conduct of Purchaser’s business.

6.9 Proxy Statement and Registration Statement. None of the information to be supplied by Purchaser for inclusion in the Proxy Statement or Registration Statement will, at the time of filing therewith with the SEC, the mailing thereof or any amendments or supplements thereto, or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and Registration Statement will, as of the Clearance Date and Effective Date, as applicable, comply as to form in all material respects with all Applicable Laws, including the provisions of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made by Purchaser with respect to statements made or incorporated by reference in the Proxy Statement or Registration Statement supplied by any Seller or its Representatives in writing expressly for inclusion or incorporation by reference in the Proxy Statement or Registration Statement.

6.10 Listing. The Common Stock is listed on the NYSE MKT. Except as disclosed in the SEC Reports, there is no action or Proceeding pending or, to Purchaser’s Knowledge, threatened against Purchaser by the NYSE MKT with respect to any intention by such entity to prohibit or terminate the listing of the Common Stock on the NYSE MKT.

6.11 No Violation of Law. The Purchaser is not in violation of, nor has the Purchaser been given written (or, to the Knowledge of Purchaser, oral) notice of, any violation of any Law, statute, Order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority, except for violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser. Purchaser is not in violation of the terms of any Permits, licenses, franchises, variances, exemptions, Orders and other governmental Consents necessary to conduct its businesses as presently conducted, except for delays in filing reports or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser.

6.12 Taxes. Purchaser has filed, or caused to be filed, or will cause to be filed, with the appropriate U.S. federal, state, local and foreign governmental agencies all required Tax and Tax Returns. Purchaser does not have any Liability, contingent or otherwise, for any Taxes, excise taxes, assessments, charges, penalties or interest, including, without limitation, any which may arise as a result of this Agreement or the other Transaction Documents, to which the Purchaser is a party, other than amounts adequately reserved for. Purchaser has not received directly or indirectly notice of, nor is it otherwise aware of any Tax audit or examination; Purchaser is not a party directly or indirectly to any action or Proceeding by any Governmental Authority for assessment or collection of Taxes, excise Taxes, charges, penalties or interest, nor has any Claim for assessment and collection been asserted against Purchaser directly or indirectly; nor has Purchaser executed a waiver of any statute of limitations with respect thereto. Purchaser has not received notices and is not otherwise aware of any deficiencies, adjustments or changes in assessments with respect to any such Taxes. No extensions of time are in effect for the assessment of deficiencies for such Taxes in respect of any period.

6.13 Liabilities. As of the date hereof, Purchaser has incurred no Liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except as disclosed in the SEC Reports, and except for:

(a) Liabilities, obligations or contingencies (i) which are accrued or reserved against in Purchaser Financial Statements or reflected in the notes thereto or (ii) which were incurred since September 30, 2015 in the ordinary course of business and consistent with past practices.

(b) Liabilities, obligations or contingencies which (i) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser, or (ii) have been discharged or paid in full prior to the date hereof in the ordinary course of business, and (c) Liabilities, obligations and contingencies which are of a nature not required to be reflected in the financial statements of Purchaser prepared in accordance with generally accepted accounting principles consistently applied.

6.14 Absence of Certain Changes or Events. Since September 30, 2015, (a) except with respect to the transactions contemplated by this Agreement and except as disclosed in the SEC Reports, Purchaser has carried on and operated its businesses in all material respects in the Ordinary Course of Business and (b) there have not been any changes, events, circumstances, developments or occurrences that would reasonably be expected to have a Material Adverse Effect on Purchaser.

6.15 Compliance. Except as disclosed in the SEC Reports, Purchaser is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, and the listing and corporate governance rules and regulations of NYSE MKT that are in each case applicable to Purchaser.

6.16 Environmental Matters. Purchaser is in material compliance with all applicable Environmental Laws, which compliance includes the possession by Purchaser of all material Permits and other governmental authorizations required under applicable Environmental Laws and material compliance with the terms and conditions thereof except for non-compliance which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser. Purchaser has made available to the Sellers an accurate and complete list for any property owned or leased at any time by Purchaser of any and all material Permits, spill reports and notifications from any Governmental Authority, court, administrative agency or commission or other Governmental Authority or instrumentality held, prepared or received, as applicable, by Purchaser at any time during the past three (3) years with respect to the generation, treatment, storage and disposition by Purchaser of Hazardous Materials. Purchaser has not received any written notice, whether from a Governmental Authority, court, administrative agency or commission or other Governmental Authority or instrumentality, citizens group, employee or otherwise, that alleges that Purchaser is not in compliance with any Environmental Law, and, to the Knowledge of Purchaser, there are no circumstances that may prevent or interfere with Purchaser’s compliance with any Environmental Law in the future. To the Knowledge of Purchaser: (a) no current or prior owner of any property leased or controlled by Purchaser has received since January 1, 2014 any written notice or other communication relating to property owned or leased at any time by Purchaser, whether from a Governmental Authority, court, administrative agency or commission or other Governmental Authority or instrumentality, citizens group, employee or otherwise, that alleges that such current or prior owner or Purchaser is not in compliance with or violated any Environmental Law relating to such property and (b) Purchaser does not have any material Liability under any Environmental Law. Purchaser is not aware of any ongoing environmental corrective action or remediation action at any of its properties.

6.17 Certain Business Practices. Neither Purchaser nor any of its directors, employees or officers, and to Purchaser’s Knowledge, no agents, consultants or distributors engaged by Purchaser (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any official or employee of a foreign or domestic Governmental Authority, (c) has violated or is violating any provision of the US Foreign Corrupt Practices Act of 1977, as amended (including the rules and regulations issued thereunder) or any other Law, rule, regulation, or other legally binding measure of any jurisdiction that relates to bribery or corruption (collectively, “Anti-Bribery Laws”), (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, (e) has made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or other unlawful payment of any nature in furtherance of an offer, payment, promise to pay, authorization, or ratification of the payment, directly or indirectly, of any gift, money or anything of value to any official or employee of a foreign or domestic Governmental Authority to secure any improper advantage (within the meaning of such term under any applicable Anti-Bribery Law) or to obtain or retain business, or (f) has otherwise taken any action that has caused, or would reasonably be expected to cause Purchaser to be in violation of any applicable Anti-Bribery Law. Purchaser has established and maintains a compliance program, internal controls and procedures appropriate for compliance with the Anti-Bribery Laws.

6.18 Title to Assets. Purchaser has good and marketable title to all tangible personal property owned by it which is material to the business of Purchaser. Purchaser does not own any real property in fee simple, except for interests in oil or gas properties that may be deemed real property under Applicable Law. Except as disclosed in Schedule 6.18, Purchaser has defensible title to the leasehold and other real property interests held by it, in each case free and clear of all Liens and Claims arising by, through or under Purchaser, but not otherwise, but subject to and burdened by the Encumbrances.

6.19 Purchaser Oil and Gas Properties. Purchaser has good and marketable title to all Purchaser Oil and Gas Properties forming the basis for the reserves reflected in Purchaser Financial Statements as attributable to interests owned by Purchaser, except for those defects in title that do not have a Material Adverse Effect on Purchaser, and are free and clear of all Liens, except for Liens associated with obligations reflected in Purchaser Financial Statements. The oil and gas leases and other agreements that provide Purchaser with operating rights in the Purchaser Oil and Gas Properties are legal, valid and binding and in full force and effect, and the rentals, royalties and other payments due thereunder have been properly and timely paid, and there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or other agreements, except, in each case, as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Purchaser.

6.20 Data Room; Information Supplied. All copies of and originals of all information, documents, financial statements, agreements and materials provided by Purchaser (including its Representatives, legal counsels and accountants) to Sellers, their Affiliates or Representatives (the “Purchaser Provided Materials”), as part of the due diligence process leading up to the Parties’ entry into this Agreement were (a) accurate and complete when provided and as of the date of this Agreement; and (b) did not contain any untrue statement of a material fact, or omit to include any material fact necessary to make the materials provided not misleading. The Purchaser acknowledges that Sellers are relying on the accuracy and completeness of such Purchaser Provided Materials in connection with its decision to enter into this Agreement and to consummate the transactions contemplated herein.

6.21 Independent Investigation. Purchaser and its Representatives have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) and assets of the Sellers, and Purchaser acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents, of the Sellers for such purpose. Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has relied solely upon its own investigation and the express representations and warranties of the Sellers set forth in this Agreement and the Seller Provided Materials provided by each Seller; and (b) neither the Sellers nor any other Person has made any representation or warranty as to Sellers, the Assets or this Agreement, except as expressly set forth in this Agreement and the schedules hereto.

6.22 No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to the Sellers or their Representatives pursuant hereto, or in connection with the transactions contemplated hereby, contains any known untrue statement of a material fact, or omits to state any known material fact necessary to make the statements contained herein or therein not misleading.

6.23 Bankruptcy. There are no bankruptcy, reorganization or arrangement Proceedings pending, being contemplated by or to the Knowledge of Purchaser threatened against Purchaser.

6.24 Good Faith Assistance with Sellers Due Diligence. Purchaser shall work with the Sellers in good faith to address and reasonably cure any issues which arise in the Sellers Due Diligence, provided that the occurrence of any issues in the Sellers Due Diligence shall not be grounds for termination of this Agreement by Sellers.

6.25 Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE VI, neither Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of Purchaser or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

ARTICLE VII.
ADDITIONAL AGREEMENTS; POST-CLOSING REQUIREMENTS

7.1 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, prior to or following the Closing, each of the Parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the sale of the Assets to Purchaser and the other transactions contemplated herein, including: (i) obtaining all necessary actions or nonactions, waivers, Consents and approvals from all Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or Proceeding by, any Governmental Authority; (ii) obtaining all necessary Consents; (iii) defending any lawsuits or other legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. No Party to this Agreement shall consent to any voluntary delay of the consummation of the sale of the Assets at the behest of any Governmental Authority without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

(b) Each Party hereto shall use its reasonable best efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue in any material respect or result in a material breach of any covenant made by it in this Agreement or which could reasonably be expected to impede, interfere with, prevent or delay in any material respect, the sale of the Assets.

7.2 Notification of Certain Matters. Purchaser shall use its reasonable best efforts to give prompt notice to Sellers, and Sellers shall use its reasonable best efforts to give prompt notice to Purchaser, of: (i) the occurrence, or nonoccurrence, of any event of which it is aware and which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (ii) any failure of Purchaser or Sellers, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and (iii) any event which could reasonably have a Material Adverse Effect on the Purchaser or the Assets; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

7.3 Post-Closing Requirements.

(a) The Chief Executive Officer of the Purchaser post-Closing shall be Anthony C. Schnur, and Richard Azar shall be appointed as the Executive Chairman of the Company (in a non-employee role) and will be paid compensation of $100,000 per year. Paul Pinkston shall be appointed as the Chief Accounting Officer of the Purchaser post-Closing and Ken Sanders shall be appointed as the Chief Operating Officer of the Purchaser post-Closing.

(b) The Purchaser shall have three pre-Closing members of its Board of Directors remain on the Board of Directors of the Purchaser post-Closing and the Sellers shall have the right to appoint three (3) members to the post-Closing Board of Directors of the Purchaser, pursuant to the terms and conditions of Section 4.3(i). One of Purchaser’s pre-Closing Directors will resign pursuant to the terms and conditions of Section 4.3(i).

(c) Post-Closing, the Purchaser’s Board of Directors shall set aside an incentive compensation program for management, the Purchaser’s Board of Directors and key consultants subject to standard market conditions, provided that all employees of the Purchaser on the Closing Date shall be subject to a retention plan to be agreed upon by Purchaser and Seller Representative prior to Closing.

(d) The Purchaser shall change its name to “Camber Energy, Inc.” and obtain a new trading symbol in connection therewith from the NYSE MKT.

ARTICLE VIII.
COVENANTS AND AGREEMENTS OF THE PARTIES

8.1 Conduct of Purchaser Prior to the Closing. Except as otherwise contemplated by this Agreement, required pursuant to Applicable Law, disclosed on Schedule 8.1, or unless the Purchaser has received the written consent of the Seller Representative, with the consent of the Required Sellers (which consent of Required Sellers and Seller Representative shall not be unreasonably withheld, conditioned or delayed), from the period beginning on the date this Agreement is executed by the Parties hereto until the earlier of (a) the termination of this Agreement pursuant to ARTICLE X, below; and (b) the Closing (as applicable, the “Pre-Closing Period”), Purchaser shall conduct its business only in, and not take any action except in, the Ordinary Course of Business. Without limiting the generality of the preceding, Purchaser, shall, except as provided in this Section 8.1:

(a) not (i) amend or propose to amend its Articles of Incorporation, its Bylaws, or any of Purchaser’s Governing Documents, except as agreed to by the Parties hereto, (ii) split, combine, subdivide or reclassify any shares of outstanding capital stock (except in order to maintain the Purchaser’s listing on the NYSE MKT either prior to or after Closing), (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, or make any other distribution in respect of any shares of its capital stock, or (iv) repurchase, redeem or otherwise acquire, or modify or amend, any shares of its capital stock or any other securities or any rights, warrants or options to acquire any such shares or other securities (except in connection with the refinancing of the Silver Star debt or the refinancing of the Rogers debt, both of which are expressly approved and allowed hereunder);

(b) not issue, sell, pledge, grant or dispose of, or agree to issue, sell, pledge, grant or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or any debt or equity securities convertible into or exchangeable for its capital stock, except for the Approved Issuances;

(c) use all reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with it, other than as expressly permitted by the terms of this Agreement;

(d) not adopt a plan or agreement of complete or partial liquidation or dissolution;

(e) not pay, discharge or satisfy any material Claims, material Liabilities or material obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (i) of any such material Claims, material Liabilities or material obligations in the ordinary course of business consistent with past practice or (ii) of material Claims, material Liabilities or material obligations reflected or reserved against in, or contemplated by, Schedule 8.1, and the refinancing, if applicable, of the amounts owed by Purchaser to Silver Star;

(f) not make changes in financial or Tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in generally accepted accounting principles or Applicable Law;

(g) not enter into, amend, modify or renew any employment, consulting, severance or similar Contract with, pay any bonus or grant any increase in salary, wage or other compensation or any increase in any employee benefit to, any of its directors, officers or employees, except in each such case (i) as may be required by Applicable Law; (ii) to satisfy obligations existing as of the date hereof pursuant to the terms of Contracts that are in effect on the date hereof; (iii) in the Ordinary Course of Business, provided that any securities issuable in such transactions do not exceed in aggregate, the applicable Approved Issuances; or (iv) as required to consummate the Acquisition;

(h) not enter into, establish, adopt, amend or modify any pension, retirement, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare plan, agreement, program or arrangement, in respect of any of its directors, officers or employees, except, in each such case (i) as may be required by Applicable Law or pursuant to the terms of this Agreement, or (ii) to satisfy obligations existing as of the date hereof pursuant to the terms of Contracts that are in effect on the date hereof;

(i) not accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits, except to the extent provided in any agreement or understanding in place prior to the date of this Agreement;

(j) not agree to the settlement of any Claim, litigation, investigation or other action that is material to it;

(k) except in the Ordinary Course of Business, not materially modify or amend, or terminate any material Contract, or waive, relinquish, release or terminate any material right or material Claim, or enter into any Contract that would have been a material Contract if it had been in existence at the time of the execution of this Agreement, except for:

(i) agreements associated with the Approved Issuances,

(ii) agreements entered into with Rogers and Silver Star in connection with the repayment, refinancing or restructuring of the debt owed to Rogers and/or Silver Star,

(iii) agreements or transactions contemplated by this Agreement or the other Transaction Documents; and

(iv) agreements commonly entered into by oil and gas companies in connection with the conduct of oil and gas exploration, development and production, including, but not limited to, joint operating agreements, farm-in agreements, farm-out agreements, joint venture agreements, production sharing Contracts, lease extensions, lease renewals, lease acquisitions, leasehold exchange agreements, non-operated well elections, participations and related Authorization for Expenditures (AFEs), and the like; which are approved by the Board of Directors of Purchaser and which individually or in aggregate, would not constitute a Material Adverse Effect on Purchaser;

(l) not take any action or enter into any agreement which would require Purchaser to make a cash payment in excess of $200,000, except payments required under existing debt facilities, placement agent and underwriter fees and expenses for services performed prior to the date of this Agreement, legal, accounting and auditor fees and expenses in connection with the transactions contemplated by this Agreement and Approved Issuances or payments related to normal oil and gas company operating activities, including, but not limited to, leasing and lease renewals and extensions, title work, drilling and completion of wells, funds borrowed from Silver Star pursuant to the terms of the August 30, 2015, Non-Revolving Line of Credit between Silver Star and Purchaser, and any agreements which refinance or replace such agreement and/or amounts owed by the Purchasers to Rogers, and except for funds raised prior to closing in order to enable Purchaser to pay the Cash Consideration to the Sellers; and

(m) not agree to take any of the foregoing actions.

8.2 Conduct of Sellers Prior to Closing.

(a)  From the date hereof through Closing, the Sellers shall operate the Assets in the Ordinary Course of Business, and without limiting the preceding, shall, except in the Ordinary Course of Business, not materially modify or amend, or terminate any material Contract associated with the Assets, or waive, relinquish, release or terminate any material right or material Claim associated with the Assets, or enter into any material Contract associated with the Assets except for agreements commonly entered into by oil and gas companies in connection with the conduct of oil and gas exploration, development and production, including, but not limited to, joint operating agreements, farm-in agreements, farm-out agreements, joint venture agreements, production sharing Contracts, lease extensions, lease renewals, lease acquisitions, leasehold exchange agreements, non-operated well elections, participations and related AFEs, and the like, which do not exceed an aggregate of $200,000 in total value or expense, unless the Sellers have received the prior written consent of the Purchaser, which shall not be unreasonably withheld, delayed or conditioned;

8.3 Access Prior to Closing.

(a) Purchaser Access. From the date hereof through the Closing Date, upon reasonable advance written notice and without unreasonable disruption to Sellers and the operation of the Assets, except as prohibited by applicable Law, Sellers shall afford Purchaser and its representatives reasonable access during normal business hours to (a) the Assets as Purchaser may from time to time reasonably request, (b) the assets, books and records of Sellers that relate to the Assets as the Purchaser may from time to time reasonably request, (c) subject to the prior approval of Sellers, the contractors of Sellers as Purchaser may from time to time reasonably request, provided that each of Purchaser and Sellers, at its election, may have a representative present in connection with Purchaser’s access to any such contractor, and (d) financial and operating data and other information relating to the Assets as Purchaser may from time to time reasonably request. The Parties confirm that any information provided pursuant to this Section 8.3(a), shall be governed by ARTICLE XI of this Agreement and that certain Mutual Non-Disclosure Agreement entered into between Purchaser, Roth Capital Partners and Richard A. Azar and his Affiliates dated October 13, 2015 (the “Confidentiality Agreement”).

(b) Sellers Access. From the date hereof through the Closing Date, upon reasonable advance written notice and without unreasonable disruption to Purchaser and its operations, except as prohibited by applicable Law, Purchaser shall afford Sellers and their representatives reasonable access during normal business hours to (a) the real property of Purchaser, as the Sellers may from time to time reasonably request, (b) the assets, books and records of Purchaser as Sellers may from time to time reasonably request, (c) subject to the prior approval of Purchaser, the employees, suppliers, customers and contractors of Purchaser as Sellers may from time to time reasonably request, provided that each of Purchaser and Sellers, at its election, may have a representative present in connection with Sellers access to any such employee, supplier, customer or contractor, and (d) financial and operating data and other information relating to the Purchaser as the Sellers may from time to time reasonably request. The Parties confirm that any information provided pursuant to this Section 8.3(b), shall be governed by ARTICLE XI of this Agreement and the Confidentiality Agreement.

8.4 No Solicitation.

(a) General. Following the date of this Agreement, each Party hereto agrees that it shall not, nor shall it authorize or permit any of the officers, directors, investment bankers, attorneys or accountants retained by it to, and that it shall use commercially reasonable efforts to cause its non-officer employees and other agents not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any information regarding such Party to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal.

(b) Cease Current Discussions. Each Party shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry upon its entry into this Agreement.

8.5 Notices of Certain Events.

(a) The Purchaser and the Sellers shall as promptly as reasonably practicable after they or their executive officers acquire Knowledge thereof, notify the other of: (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement, as applicable, or the failure of which to obtain could materially delay consummation of the Acquisition; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, Claims, investigations or Proceedings commenced or, to its Knowledge, threatened, relating to or involving or otherwise affecting the Purchaser or Seller, as the case may be that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to ARTICLE V or ARTICLE VI, or which relate to the consummation of the transactions contemplated by this Agreement.

(b) Each of the Purchaser and the Sellers agree to use their reasonable best efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would reasonably be expected to cause any of its representations or warranties in this Agreement to be untrue or inaccurate on the Closing Date unless such occurrence or failure to occur would not reasonably be expected to have a Material Adverse Effect on the Purchaser or the Assets, as the case may be, and (ii) any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder unless such failure would not reasonably be expected to have a Material Adverse Effect on the Purchaser or the Assets, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 8.5(b) shall not limit or otherwise affect the representations, warranties, covenants or agreements of the Parties, the remedies available hereunder to the Party receiving such notice or the conditions to such Party’s obligation to consummate the Acquisition.

8.6 Purchaser Stockholders’ Meeting.

(a) Purchaser shall take all action necessary and within its powers under Applicable Law to call, give notice of and hold a meeting (such meeting, the “Stockholders’ Meeting”) of the holders of Common Stock and Preferred Stock to vote on, among other things, (i) the issuance of shares of Common Stock to the Sellers pursuant to the terms of this Agreement, (ii) the issuance of shares of Common Stock upon the conversion of the Series B Preferred Stock pursuant to applicable NYSE MKT and SEC rules and regulations, and (iii) the Amendments to the Articles of Incorporation (collectively, the “Stockholder Approval Matters”). The Stockholders’ Meeting shall be held as promptly as practicable after the Clearance Date and the mailing of the Proxy Statement to Purchaser’s stockholders. Purchaser shall utilize commercially reasonable best efforts to ensure that all proxies solicited in connection with the Stockholders’ Meeting are solicited in compliance with all Applicable Laws.

(b) Purchaser agrees that, subject to Section 8.6(c): (i) the Board of Directors of Purchaser shall recommend that the holders of Common Stock and Preferred Stock vote to approve the Stockholder Approval Matters and shall use commercially reasonable efforts to promptly solicit such approval, (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of Purchaser recommends that Purchaser’s stockholders vote to approve the Stockholder Approval Matters (the recommendation of the Board of Directors of Purchaser that Purchaser’s stockholders vote to approve the Stockholder Approval Matters being referred to as the “Board Recommendation”); and (iii) the Board Recommendation shall not be withdrawn or modified in a manner adverse to the Purchaser, and no resolution by the Board of Directors of Purchaser or any committee thereof to withdraw or modify the Board Recommendation in a manner adverse to the Purchaser shall be adopted or proposed.

(c) Notwithstanding anything to the contrary contained herein, at any time prior to the approval of the Stockholder Approval Matters by Purchaser’s stockholders, the Board of Directors of Purchaser may withhold, amend, withdraw or modify the Board Recommendation in a manner adverse to the Sellers if, but only if the Board of Directors of Purchaser determines in good faith, based on such matters as it deems relevant following consultation with its outside legal counsel, that the failure to withhold, amend, withdraw or modify such recommendation would result in a breach of its fiduciary duties under Applicable Law; provided, that the Seller Representative receives written notice from Purchaser confirming that the Board of Directors of Purchaser has determined to change its recommendation at least two (2) Business Days in advance of the Board Recommendation being withdrawn, withheld, amended or modified in a manner adverse to the Purchaser (the “Right to Withdraw the Recommendation”). In any instance where the Board of Directors of Purchaser exercises its Right to Withdraw the Recommendation, the Seller Representative, with the consent of the Required Sellers, will have the option to terminate this Agreement.

(d) Purchaser’s obligation to call, give notice of and hold the Stockholders’ Meeting in accordance with Section 8.6(a) shall not be limited or otherwise affected by any withdrawal or modification of the Board Recommendation.

(e) Nothing contained in this Agreement shall prohibit Purchaser or its Board of Directors from complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that any disclosure made by Purchaser or its Board of Directors pursuant to Rules 14d-9 and 14e-2(a) shall be limited to a statement that Purchaser is unable to take a position with respect to the bidder’s tender offer unless the Board of Directors of Purchaser determines in good faith, after consultation with its outside legal counsel, that such statement would result in a breach of its fiduciary duties under Applicable Law. Purchaser shall not withdraw or modify in a manner adverse to the Purchaser or Seller, the Board Recommendation, unless specifically permitted pursuant to the terms of Section 8.6(c).

8.7 Proxy Statement; Registration Statement; Listing.

(a) As promptly as practicable after the date of this Agreement, the parties hereto shall prepare and Purchaser shall cause to be filed with the SEC the Proxy Statement and the Purchaser shall prepare and cause to be filed with the SEC the Registration Statement. Purchaser shall use commercially reasonable best efforts to cause the Registration Statement and the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and the NYSE MKT, to respond promptly to any comments of the SEC or the NYSE MKT or their respective staff and to clear comments, if any, on the Proxy Statement as promptly as practicable after it is filed with the SEC. Purchaser shall use commercially reasonable efforts to (i) cause the Proxy Statement to be mailed to the stockholders of Purchaser as promptly as practicable after the Clearance Date; and (ii) have the Registration Statement declared effective under the Securities Act, as promptly as practicable after it is filed with the SEC. If at any time prior to the Closing Date any event shall occur that should be set forth in an amendment of or a supplement to the Proxy Statement or if applicable, the Registration Statement, the Purchaser shall prepare and shall file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Purchaser shall use commercially reasonable efforts to cause the Proxy Statement (and if the Registration Statement is on Form S-4, the Registration Statement) to clear comments with the SEC and/or become effective, as applicable.

(b) Each of the Sellers, individually, shall reasonably cooperate with the Purchaser and promptly provide, and require its representatives, advisors, accountants and attorneys to promptly provide, the Purchaser and its representatives, advisors, accountants and attorneys, with all such information regarding such Party as is required by Law to be included in the Proxy Statement and Registration Statement or reasonably requested from Purchaser to be included in the Proxy Statement and Registration Statement. The Seller Representative will be given a reasonable opportunity to be involved in the drafting of the Proxy Statement and Registration Statement and any amendment or supplement thereto and any such correspondence prior to its filing with the SEC. Following the Clearance Date, Purchaser shall use its commercially reasonable best efforts to file any amendments or supplements to the Proxy Statement required by Applicable Law. Following the Registration Effective Date, Purchaser shall use its commercially reasonable best efforts to keep the Registration Statement effective, and file any amendments or supplements thereto required by Applicable Law, for a period of two years following the Closing Date, in order to permit the sale of the Common Shares by the Sellers receiving such Common Shares.

(c) Purchaser will use its commercially reasonable best efforts to cause the Common Shares (i) to be issued in connection with the Acquisition and (ii) which are outstanding immediately prior to the Acquisition, to be approved for listing on the NYSE MKT and as applicable, to continue to trade on the NYSE MKT, including, if requested or required by the NYSE MKT, submitting a new listing application relating to the post-Acquisition company. Each of the Sellers will, together with Purchaser, submit whatever documentation, financial statements and other materials as the NYSE MKT may request from time to time.

8.8 Disclosure Schedules; Schedule Supplements.

(a) The Parties shall deliver to each other true, accurate and complete copies of their respective Disclosure Schedules as required pursuant to the introductory paragraphs of ARTICLE V and ARTICLE VI above. Within five (5) Business Days following such delivery, the receiving Party (i.e., either the Purchaser or the Seller Representative on behalf of the Sellers) shall provide the disclosing Party with written notice (the “Initial Disclosure Objection Notice”) of any concerns or objections to any matters disclosed in the Disclosure Schedules which could reasonably result in a Material Adverse Effect on the Purchaser (as to the Sellers) or the Assets (as to the Purchaser). The Purchaser and Seller Representative on behalf of the Sellers will negotiate in good faith to resolve those matters raised in the Initial Disclosure Objection Notice, including amendments to this Agreement as agreed to. If, after good faith negotiations, the Purchaser and Seller Representative are unable to resolve those matters raised in the Initial Disclosure Objection Notice no later than twenty (20) days from the Initial Disclosure Objection Notice, this Agreement may be terminated by either Purchaser or Seller Representative on behalf of Sellers.  If the receiving Party does not provide an Initial Disclosure Objection Notice within five (5) Business Days of the receipt of the Disclosure Schedules, or fails to raise an objection to any disclosures made in the Disclosure Schedules in an Initial Disclosure Objection Notice, the receiving Party will be deemed to have waived any objection to that specific matter disclosed in the Disclosure Schedules, unless such disclosure is discovered or uncovered later to be false or misleading in any material respect, effective as of such date (such applicable date or the date that no Party has any outstanding objections or concerns regarding the other Party’s Disclosure Schedules, as applicable).

(b) The Parties understand and acknowledge that the Disclosure Schedules delivered at the time of execution of this Agreement or as required pursuant to the introductory paragraphs of ARTICLE V and ARTICLE VI above may require supplements, updates and revisions prior to Closing to make such disclosures true, accurate and complete as of Closing. The Parties agree that at least seven (7) days prior to the Closing, each Party shall supplement, update or amend any Disclosure Schedules delivered to the other Party upon execution of this Agreement or as required pursuant to the introductory paragraphs of ARTICLE V and ARTICLE VI above (collectively, the “Schedule Supplements”). Within three (3) days following such delivery, the receiving Party shall provide the disclosing Party with written notice (the “Disclosure Objection Notice”) of any concerns or objections to any matters disclosed or modified in the Schedule Supplements from the Disclosure Schedules delivered at or prior to execution hereof which could have a Material Adverse Effect on the Purchaser (as to the Sellers) or the Assets (as to the Purchaser). The Parties will negotiate in good faith to resolve those matters raised in the Disclosure Objection Notice prior to Closing, including amendments to this Agreement as agreed to. If, after good faith negotiations, the Purchaser and Seller Representative are unable to resolve those matters raised in the Disclosure Objection Notice no later than twenty (20) days from the Disclosure Objection Notice, this Agreement may be terminated by either Purchaser or Seller Representative on behalf of Sellers. If the receiving Party does not provide a Disclosure Objection Notice within three (3) days of the receipt of the Schedule Supplements, or fails to raise an objection to any changes to the Disclosure Schedules in a Disclosure Objection Notice, the receiving Party will be deemed to have waived any objection to that specific matter disclosed or modified in the Schedule Supplements, unless that modification or amendment disclosed in the Schedule Supplements is discovered or uncovered later to be false or misleading in any material respect.

8.9 Asset Defect Determination. No later than thirty (30) days prior to the Closing Date, the Purchaser and the Seller Representative shall have mutually determined in good faith whether (i) any Assets to be delivered at Closing are subject to any material uncured title defects or Encumbrance or Lien not agreed to by the Parties in connection with their entry into this Agreement and/or (ii) whether there are any other issues or problems related to the Assets, the Wells, Leases, Assumed Contracts, or Assumed Liabilities (together Section 8.9(i) and (ii) are defined herein as “Asset Defects” and the determination of such Asset Defects, the “Asset Defect Determination”), which should result, in the reasonable determination of the Purchaser or the Seller Representative, in a decrease in the value of the Assets to be delivered at Closing as represented by the aggregate Purchase Price. Upon the determination of any Asset Defect, the Seller Representative and each applicable Seller shall have fifteen (15) days to cure such Asset Defect and shall use all commercially reasonable efforts to cure such Asset Defect (the “Asset Defect Cure Period”). In the event the Asset Defects cannot be reasonably cured in the determination of the Purchaser, or such Asset Defects are not reasonably cured in such Asset Defect Cure Period, the Purchase Price shall be adjusted in connection with such Asset Defect in accordance with Section 2.6 hereof, subject to the terms and conditions of such Section 2.6, including where applicable, the right of the Purchaser as set forth in Section 10.1(c). Sellers agree to afford to the Representatives of Purchaser, reasonable access to the properties, books and records of the Sellers, as the case may be, in order that it may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Sellers and the Assets and to determine whether any Asset Defect exists, and will furnish Purchaser with such additional financial and operating data and other information as to the Assets as the Purchaser shall from time to time reasonably request.

ARTICLE IX.
SELLER REPRESENTATIVE

9.1 Appointment and Powers of Seller Representative. Each Seller hereby designates and appoints Seller Representative as its representative and agent under the Transaction Documents, and each Seller hereby irrevocably authorizes Seller Representative to act on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as instructed by the Required Sellers or all of the Sellers, as applicable, by the terms of the Transaction Documents, together with such powers as are reasonably incidental thereto. Seller Representative agrees to act as such on the express conditions contained in this ARTICLE IX. The provisions of this ARTICLE IX are solely for the benefit of Seller Representative and the Sellers, and Purchaser shall have no rights as a third party beneficiary of any of the provisions contained herein, except that Purchaser shall be able to rely on the authority of Seller Representative to take action under the Transaction Documents as described in this ARTICLE IX. Any provision to the contrary contained elsewhere in the Transaction Documents notwithstanding, Seller Representative shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Seller Representative have or be deemed to have any fiduciary relationship with any Seller, and no implied covenants, functions, responsibilities, duties, obligations or Liabilities shall be read into the Transaction Documents or otherwise exist against Seller Representative. Without limiting the generality of the foregoing, or of any other provision of the Transaction Documents that provides rights or powers to Seller Representative, Sellers agree that Seller Representative shall have the right to exercise the following powers as long as this Agreement remains in effect: (i) execute and deliver any and all notices, amendments, renewals, supplements, documents, instruments, proofs of Claim, notices and other written agreements with respect to the Transaction Documents, and (ii) perform, exercise, and enforce any and all other rights and remedies of the Sellers as provided in the Transaction Documents. Purchaser agrees that Sellers, without the joinder of Seller Representative may also (i) execute and deliver any and all notices, amendments, renewals, supplements, documents, instruments, proofs of Claim, notices and other written agreements with respect to the Transaction Documents, and (ii) perform, exercise, and enforce any and all other rights and remedies of the Sellers as provided in the Transaction Documents, subject to the terms and conditions thereof.

9.2 Independent Decision. Each Seller acknowledges that Seller Representative has not made any representation or warranty to it, and that no act by Seller Representative hereafter taken shall be deemed to constitute any representation or warranty by Seller Representative to any Seller. Each Seller represents to Seller Representative that Seller has, independently and without reliance upon Seller Representative and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition of Purchaser, and made its own decision to enter into this Agreement and the Transaction Documents.

9.3 Actions by Sellers and Seller Representative. Each Seller agrees that any action taken by Seller Representative in accordance with the terms of the Transaction Documents and the exercise by Seller Representative of its powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Sellers.

9.4 Delegation of Duties. Seller Representative may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact or other Sellers and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Seller Representative shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

9.5 Liability of Seller Representative. None of the Seller Representative or any of its members, managers, officers, agents, attorneys or Affiliates (the “Seller Representative Related Persons”) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Sellers for any recital, statement, representation or warranty made by Purchaser or any officer or director thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Seller Representative under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of any Purchaser or any other party to any Transaction Document to perform its obligations hereunder or thereunder. No Seller Representative Related Person shall be under any obligation to any Seller to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the books or properties of Purchaser.

9.6 Reliance by Seller Representative. Seller Representative shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, Consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Purchaser or counsel to any Seller), independent accountants and other experts selected by Seller Representative. Seller Representative shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless Seller Representative shall first receive such advice or concurrence of the Sellers as it deems appropriate and until such instructions are received, Seller Representative shall act, or refrain from acting, as it deems advisable. If Seller Representative so requests, it shall first be indemnified to its reasonable satisfaction by Sellers against any and all Liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Seller Representative shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Sellers and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Sellers.

9.7 Successor Seller Representative. Seller Representative may resign as Seller Representative upon 15 days’ notice to the Sellers. If Seller Representative resigns under this Agreement, the Required Sellers shall appoint a successor Seller Representative for the Sellers. If no successor Seller Representative is appointed prior to the effective date of the resignation of Seller Representative, Seller Representative may appoint, after consulting with the Sellers, a successor Seller Representative. If Seller Representative has materially breached or failed to perform any material provision of this Agreement or of Applicable Law, the Required Sellers may agree in writing to remove and replace Seller Representative with a successor Seller Representative from among the Sellers. In any such event, upon the acceptance of its appointment as successor Seller Representative hereunder, and execution of an addendum to this Agreement making the successor Seller Representative a party hereto, such successor Seller Representative shall succeed to all the rights, powers, and duties of the retiring Seller Representative and the term “Seller Representative” shall mean such successor Seller Representative and the retiring Seller Representative’s appointment, powers, and duties as Seller Representative shall be terminated. After any retiring Seller Representative’s resignation hereunder as Seller Representative, the provisions of this ARTICLE IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Seller Representative under this Agreement. If no successor Seller Representative has accepted appointment as Seller Representative by the date which is 15 days following a retiring Seller Representative’s notice of resignation, the retiring Seller Representative’s resignation shall nevertheless thereupon become effective and the Sellers shall perform all of the duties of Seller Representative hereunder until such time, if any, as the Sellers appoint a successor Seller Representative as provided for above.

ARTICLE X.
TERMINATION AND WAIVER

10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing (it being agreed that the Party hereto terminating this Agreement pursuant to this Section 10.1 shall give prompt written notice of such termination to the other Party or Parties hereto):

(a) by mutual written agreement of the Purchaser and the Seller Representative with the consent of the Required Sellers;

(b) by either the Purchaser, on the one hand, or the Seller Representative on the other hand, with the consent of the Required Sellers, in each case with five (5) days prior written notice, if the Closing shall have not been consummated by September 30, 2016, or such other date as the Purchaser and the Seller Representative, with the consent of the Required Sellers, shall agree upon in writing; provided, however, that Purchaser may not terminate this Agreement pursuant to this Section 10.1(b) if Purchaser is in material breach of this Agreement and such breach is the principal cause for the failure of the Closing to not have occurred by such date, and the Seller Representative may not terminate this Agreement pursuant to this Section 10.1(b) if any Seller is in material breach of this Agreement and such breach is the principal cause for the failure of the Closing to not have occurred by such date;

(c) by the Purchaser if the aggregate dollar amount of Asset Defects as determined by the Asset Defect Determination described in Section 8.9 is 20% or more than the Agreed Assets Value, and the Parties have not mutually agreed on an adjustment to the Purchase Price in connection therewith within twenty (20) days of the date of the Asset Defect Determination;

(d) by either the Purchaser or the Seller Representative on behalf of the Sellers pursuant to the terms and conditions of Sections 8.8(a) or 8.8(b) hereof;

(e) by either Purchaser, on the one hand, or Seller Representative, with the consent of the Required Sellers, on the other hand, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any final, nonappealable Order or any Law, or refused to grant any required Consent or approval, that has the effect of making the consummation of the transactions contemplated hereby illegal or that otherwise prohibits or materially limits the consummation of the transactions contemplated hereby;

(f) by Purchaser, if (i) there has been a material violation, material breach or material failure to perform by any Seller of any of its representations, warranties, covenants or agreements contained in this Agreement which, if capable of being cured, has not been cured within ten (10) days after written notice thereof to such Seller or waived in writing by Purchaser or (ii) an event has occurred (other than a material breach of this Agreement by Purchaser) such that a condition to the obligations of Purchaser cannot be satisfied or is reasonably likely not to be capable of satisfaction, then Purchaser may, upon written notice to Seller Representative, at any time prior to the Closing during the period that such violation, breach or failure is continuing, terminate this Agreement with the effects set forth in Section 10.2;

(g) by the Purchaser or the Seller Representative, with five (5) days prior written notice, if the stockholders of Purchaser fail to approve the Stockholder Approval Matters at the Stockholders’ Meeting (including any adjournment or postponement thereof);

(h) by the Purchaser if the Sellers fail to furnish the Purchaser with fully completed and executed copies of the Investor Certification; Lease Information; Assignments, Stock Registration Form; Consents; and Title Documents prior to or at the Closing, or in the event the closing conditions set forth in Section 4.2 hereof, have not occurred prior to or at Closing;

(i) by the Purchaser, with five (5) days prior written notice, if the Sellers are unable to demonstrate good and marketable title to the Assets prior to Closing;

(j) by the Seller Representative, with the consent of the Required Sellers, in the event the closing conditions set forth in Section 4.3, hereof have not occurred prior to or at Closing;

(k) by Seller Representative if (i) there has been a material violation, material breach or material failure to perform by Purchaser of any of its respective representations, warranties, covenants or agreements contained in this Agreement which, if capable of being cured, has not been cured within ten (10) days after written notice thereof to Purchaser or waived in writing by Seller Representative on behalf of the Sellers or (ii) an event has occurred (other than a material breach of this Agreement by any Seller) such that a condition to the obligations of Sellers cannot be satisfied or is reasonably likely not to be capable of satisfaction, then Seller Representative may, with the consent of the Required Sellers, upon written notice to Purchaser at any time prior to the applicable Closing during the period that such violation, breach or failure is continuing, terminate this Agreement with the effects set forth in Section 10.2; or

(l) by Seller Representative, with the consent of the Required Sellers, if the Board of Directors of Purchaser exercises its Right to Withdraw the Recommendation described in Section 8.6(c).

10.2 Notice of Termination; Effect of Termination.

(a) Termination of this Agreement pursuant to Section 10.1 shall not in any way affect the rights of any Party against any other Party that has violated or breached any of such Party’s representations, warranties or covenants of this Agreement prior to termination hereof. If Purchaser is the breaching party, then Purchaser shall indemnify Seller and its Affiliates for all Losses arising out of such breach. If any Seller(s) is/are the breaching party, then such breaching Seller(s) shall indemnify Purchaser and its Affiliates for all Losses arising out of such breach.

(b) Any proper and valid termination of this Agreement pursuant to Section 10.1 shall be effective immediately upon the delivery of written notice of the terminating Party as described in Section 10.1. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall be of no further force or effect and no Party (or any partner, owner, director, officer, employee, Affiliate, agent or other representative of such Party) shall have any Liability to any other Party hereto, as applicable, except (a) as otherwise provided by the terms of this Section 10.2 and ARTICLE XII, all of which shall survive the termination of this Agreement, and (b) subject to the terms of Section 12.6, nothing herein shall relieve any Party or Parties hereto, as applicable, from Liability for any willful breach of, fraud or intentional misrepresentation in connection with, this Agreement.

10.3 Extension; Waiver. At any time and from time to time prior to the Closing, any Party or Parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party or Parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such Party or Parties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such Party or Parties contained herein, provided that any such extension or waiver by the Sellers shall only be provided by the Seller Representative with the consent of the Required Sellers. Any agreement on the part of a Party or Parties to any such extension or waiver, subject to the above, shall be valid only if set forth in an instrument in writing signed on behalf of such Party or Parties, as applicable, subject to the above. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE XI.
CONFIDENTIALITY

11.1 Confidentiality Obligations. Each Party shall use commercially reasonable efforts to retain the other Party’s Confidential Information in confidence and not disclose the same to any third party nor use the same, except as authorized by the disclosing Party in writing or as expressly permitted in this ARTICLE XI. Each Party further agrees to take the same care with the other Party’s Confidential Information as it does with its own, but in no event less than a reasonable degree of care.

11.2 Required Disclosure. Notwithstanding Section 11.1 above, if the receiving Party becomes legally compelled to disclose the Confidential Information by a court, Governmental Authority or Applicable Law, including the rules and regulations of the SEC, or is required to disclose pursuant to the rules and regulations of any national securities exchange upon which the receiving Party or its parent entity is listed, any of the disclosing Party’s Confidential Information, the receiving Party shall promptly advise the disclosing Party of such requirement to disclose Confidential Information as soon as the receiving Party becomes aware that such a requirement to disclose might become effective, in order that, where possible, the disclosing Party may seek a protective order or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the disclosing Party’s Confidential Information that it is required to disclose and shall cooperate with the disclosing Party in allowing the disclosing Party to obtain such protective order or other relief.

11.3 Return of Information. Upon written request by the disclosing Party, all of the disclosing Party’s Confidential Information in whatever form shall be returned to the disclosing Party upon termination of this Agreement or destroyed with destruction certified by the receiving Party, without the receiving Party retaining copies thereof except that one copy of all such Confidential Information may be retained by a Party’s legal department or outside legal counsel solely to the extent that such Party is required to keep a copy of such Confidential Information pursuant to Applicable Law, and the receiving Party shall be entitled to retain any Confidential Information in the electronic form or stored on automatic computer back-up archiving systems during the period such backup or archived materials are retained under such Party’s customary procedures and policies; provided, however, that any Confidential Information retained by the receiving Party shall be maintained subject to confidentiality pursuant to the terms of this ARTICLE XI, and such archived or back-up Confidential Information shall not be accessed except as required by Applicable Law.

11.4 Receiving Party Personnel. The receiving Party will limit access to the Confidential Information of the disclosing Party to those of its employees, attorneys and contractors that have a need to know such information in order for the receiving Party to exercise or perform its rights and obligations under this Agreement (the “Receiving Party Personnel”). The Receiving Party Personnel who have access to any Confidential Information of the disclosing Party will be made aware of the confidentiality provision of this Agreement, and will be required to abide by the terms thereof. Any third party contractors that are given access to Confidential Information of a disclosing Party pursuant to the terms hereof shall be required to sign a written agreement pursuant to which such Receiving Party Personnel agree to be bound by the provisions of this Agreement, which written agreement will expressly state that it is enforceable against such Receiving Party Personnel by the disclosing Party.

11.5 Survival. The obligation of confidentiality under this ARTICLE XI shall survive the termination of this Agreement for a period of two years.

11.6 No-Conflict With Confidentiality Agreement. Notwithstanding anything in this ARTICLE XI to the contrary, nothing herein shall modify or reduce the obligations of the Parties pursuant to the Confidentiality Agreement.

ARTICLE XII.
INDEMNIFICATION

12.1 Indemnification by Sellers. Subject to the provisions of this ARTICLE XII, each Seller, individually, and not jointly or severally, agrees to indemnify, defend and hold Purchaser and its Affiliates, parents, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified Persons are collectively hereinafter referred to as “Purchaser Indemnified Persons”), harmless from and against any and all Losses that any Purchaser Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of such Seller under this Agreement, any Schedule hereto or any of the other Transaction Documents; (b) any action taken by such Seller prior to the Closing in connection with the Assets and/or the use of such Assets prior to the Closing Date, or the operations of such Seller prior to and subsequent to Closing (except in connection with the operation of the Assets post-Closing); (c) relating to the Liabilities of such Seller not expressly assumed hereunder; or (d) the breach of any representation, warranty or covenant of such Seller in this Agreement or any Transaction Document to which the Seller is a party and the Seller Representative shall defend and hold each Purchaser Indemnified Person harmless from and against any Losses that any Purchaser Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to any environmental Claims or Liabilities (i) associated with the Assets or (ii) arising from any act or omission by any Seller or the failure of any Seller to comply with any Environmental Law in connection with the Assets (collectively (i) and (ii), the “Environmental Liabilities”), relating to or dating back to the period or periods that each Seller owned and/or had legal title to the Assets which are subject to the applicable Loss (the “Seller Ownership Period”). “Losses” as used in this ARTICLE XII are not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party Claims. Payment is not a condition precedent to recovery of indemnification for Losses. Each Seller’s indemnification obligations under this Section 12.1 shall be limited to the aggregate amount of consideration (including Cash Consideration, Common Shares and Preferred Shares, as applicable) which such Seller received upon Closing or would receive had the Closing occurred, as applicable (as applicable, the “Seller Cap”).

12.2 Indemnification by Purchaser. Subject to the provisions of this ARTICLE XII, Purchaser agrees to indemnify, defend and hold Sellers and their Affiliates, parents, stockholders, subsidiaries, officers, directors, members, managers, employees, agents, successors and assigns (such indemnified Persons are collectively hereinafter referred to as “Seller Indemnified Persons” and together with the Purchaser Indemnified Persons, the “Indemnified Persons”), harmless from and against any and all Losses that any Seller Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the use of the Assets by the Purchaser after the Closing Date; (b) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Purchaser under this Agreement or any Transaction Document; (c) any inaccuracy of any representation of Purchaser in this Agreement or any Transaction Document; (d) any environmental Claims arising from any act or omission by the Purchaser or the failure of Purchaser to comply with any Environmental Law in connection with the Assets post-Closing or (d) the breach of any warranty or covenant of Purchaser in this Agreement or any Transaction Document. The Liability of the Purchaser under this Section 12.2, shall not exceed the Purchase Price (the “Purchaser Cap” and together with each Seller Cap, the “Cap”).

12.3 Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and other provisions of this Agreement which by their terms or by implication are to have continuing effect after the expiration or termination of this Agreement shall survive the Closing Date or the termination of this Agreement for any reason whatsoever, and shall remain in full force and effect.

12.4 Indemnification Procedure.

(a) Promptly following receipt by an Indemnified Person of notice by a third party (including any Governmental Authority) of any complaint or the commencement of any audit, investigation, action or Proceeding with respect to which such Indemnified Person may be entitled to receive payment from the other Party for any Loss, as provided by Section 12.1 or Section 12.2, such Indemnified Person shall notify the Party who has the responsibility to provide indemnification as provided in by Section 12.1 or Section 12.2 (i.e., the Purchaser or the applicable Seller, as applicable, the “Indemnifying Party”), promptly following the Indemnified Person’s receipt of such complaint or notice of the commencement of such audit, investigation, action or Proceeding; provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from Liability hereunder with respect to such Claim only if, and only to the extent that, such failure to so notify the Indemnifying Party results in harm or prejudice to the Indemnifying Party. The Indemnifying Party may, upon written notice delivered to the Indemnified Person within twenty (20) days thereafter assuming full responsibility for any Losses resulting from such investigation, action or Proceeding, assume the defense of such investigation, action or Proceeding, to the extent such investigation, action or Proceeding involves solely monetary damages, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of the fees and disbursements of such counsel; provided, however, that an Indemnifying Party will not be entitled to assume the defense of any investigation, action or Proceeding if (i) such Claim may result in criminal Liability of, or equitable remedies against, the Indemnified Person; or (ii) the Indemnified Person reasonably believes that the interests of the Indemnifying Party and the Indemnified Person with respect to such Claim are in conflict with one another, and as a result, the Indemnifying Party may not adequately represent the interests of the Indemnified Person in such Claim.

(b) If, however, the Indemnifying Party declines or fails to assume, or is not permitted to assume, the defense of the audit, investigation, action or Proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Person, in either case within such twenty (20) day period, or if the Indemnifying Party is not entitled to assume the defense of the investigation, action or Proceeding in accordance with the preceding sentence, then such Indemnified Person may employ counsel to represent or defend it in any such audit, investigation, action or Proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel for the Indemnified Person as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single audit, investigation, action or Proceeding. If the Indemnifying Party fails to diligently prosecute the defense of any audit, investigation, action or Proceeding, the Indemnified Person may pay, compromise, and defend such audit, investigation, action or Proceeding and seek indemnification for any and all Claims, Liabilities, losses, damages, costs, expenses, penalties, fines, judgments and fees based upon, arising from or relating to such audit, investigation, action or Proceeding. In any audit, investigation, action or Proceeding for which indemnification is being sought hereunder the Indemnified Person or the Indemnifying Party, whichever is not assuming the defense of such action, may participate in such matter and retain its own counsel at such Party’s own expense. The Indemnifying Party or the Indemnified Person (as the case may be) shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Person (as the case may be) reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

(c) No Indemnified Person may settle or compromise any investigation, action or Proceeding or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume, or is not permitted to assume, and maintain the defense of such Claim pursuant to this ARTICLE XII or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and its officers, directors, managers, employees and Affiliates from all Liability arising out of such Claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Person, settle or compromise any Claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (x) includes an unconditional release of the Indemnified Person and its officers, directors, managers, employees and Affiliates from all Liability arising out of such Claim, (y) does not contain any admission or statement suggesting any wrongdoing or Liability on behalf of the Indemnified Person and (z) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Person or any of the Indemnified Person’s Affiliates.

12.5 Claims Period. The period during which a Claim for indemnification may be asserted under this ARTICLE XII by an Indemnified Party (the “Claims Period”) shall begin on the date hereof and terminate twenty-four (24) months after the Closing Date (except as otherwise set forth in this Section 12.5); provided, that the covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing Date shall survive for the period provided in such covenants and agreements, if any, or until fully performed. Notwithstanding the foregoing, if, before the close of business on the last day of the applicable Claims Period, the Indemnifying Party is properly notified of a Claim for indemnity hereunder and such Claim is not finally resolved or disposed of at such date, such Claim shall continue to survive and shall remain a basis for indemnity hereunder until such Claim is finally resolved or disposed of in accordance with the terms hereof.

12.6 Liability Limits.

(a) The total aggregate amount of the Liability of the applicable Indemnifying Party shall not exceed the applicable Cap; and no Indemnified Party shall be indemnified by an Indemnifying Party pursuant to ARTICLE XII for any Losses unless and until the aggregate amount of such Losses exceeds $100,000 (the “Minimum Claim Amount”), after which the applicable Indemnified Party shall be obligated for such aggregate Losses, including, but not limited to the Minimum Claim Amount, from the first dollar, in an amount not to exceed the applicable Cap.

(b) Payments by an Indemnifying Party pursuant to ARTICLE XII in respect of any Loss shall be limited to the amount of any Liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received by the Indemnified Person in respect of any such Claim. The Indemnified Person shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses before seeking indemnification under this Agreement.

(c) In no event shall any Indemnifying Party be liable to any Indemnified Person for any punitive, incidental, exemplary, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement or any Transaction Document, or diminution of value or any damages based on any type of multiple (except to the extent such types of damages constitute losses to a third party as a result of any Claim).

(d) The amount of any indemnity obligation of any Indemnifying Party to the Indemnified Parties provided in this Agreement shall be computed net of any insurance proceeds actually received by an Indemnified Person (net of any deductible amounts, increases in premiums and costs and expenses incurred with respect to such insurance Claims) in connection with or as a result of any Claim giving rise to an indemnification Claim hereunder. If the indemnity amount is paid to the Indemnified Parties by any Indemnifying Party prior to the Indemnified Person’s actual receipt of insurance proceeds related thereto, the Indemnified Person shall, if permissible by the terms of the applicable policy, assign its right to such insurance and allow the Indemnifying Party to pursue collection of such insurance proceeds or, if such payment has been made by any of the Indemnifying Parties, and an Indemnified Person subsequently receives such insurance proceeds, then the Indemnified Person shall promptly pay to or at the direction of the Indemnifying Party the amount of such insurance proceeds subsequently received (net of all related costs, expenses and other losses), but not more, in the aggregate, than the indemnity amount paid by the Indemnifying Party. Notwithstanding the foregoing, no Indemnified Person shall be required to (i) pursue such insurance prior to seeking indemnification under this ARTICLE XII or (ii) commence litigation to recover proceeds under such insurance policies if it is unreasonable do so.

(e) No Indemnified Person shall be entitled to indemnification hereunder for any loss in respect of any Claim to the extent that (i) such loss would not have arisen but for the enactment of any legislation not in effect on the Closing Date or any change of any Law or administrative practice of any Governmental Authority after the Closing Date or any change in any generally accepted accounting principles after the Closing Date, including in each case any legislation or change which takes effect retrospectively, (ii) such loss has arisen as a result of any act or omission by the party seeking indemnification on or after the Closing Date (including without limitation resulting from any change in accounting principles, practices or methodologies) and to the extent of any loss arising from any breach by the party seeking indemnification of its obligations under this Agreement or the other Transaction Documents (in each case provided such party’s breach is a principal cause or principal contributing factor to such party’s Losses related thereto), and (iii) such loss is offset by a corresponding gain accruing after the Closing Date, directly or indirectly, to the benefit of the party seeking indemnification, as a direct result of the act, matter, omission or circumstance giving rise to such loss.

12.7 Right to Set Off. In the event that Purchaser shall have a Claim against a Seller for which Purchaser has not been fully indemnified as contemplated above, Purchaser shall have the right to set off the amount of such Claim against such Seller, against any amounts due such Seller hereunder or any other agreement or understanding by and between Purchaser and such Seller. In the event that any Seller shall have a Claim against Purchaser for which such Seller has not been fully indemnified as contemplated above, such Seller shall have the right to set off the amount of such Claim against Purchaser, against any amounts due Purchaser hereunder or any other agreement or understanding by and between Purchaser and such Seller.

ARTICLE XIII.
MISCELLANEOUS

13.1 Notices. All notices and other communications hereunder (“Notices”) shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent via facsimile or e-mail (with confirmation of transmission) or sent by a nationally recognized overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) if to Seller, to, to the Seller Representative:

Segundo Resources, LLC
Attn: Richard N. Azar, II
4040 Broadway, Suite 305
San Antonio, Texas 78209
Phone:210-829-7151
Fax:210-829-1224
Email: richarda@sezarenergy.com

with a copy to (which shall not constitute notice hereunder):

Knobles, Raetzsch, Moore & Eveld, LLP
Attn: Christopher H. Moore, William L. Knobles, or Stephen K. Ganske
202 N. Camp Street
Seguin, Texas 78209
Phone:830-379-9445
Email: cmoore@krmelaw.com; wknobles@krmelaw.com;
sganske@krmelaw.com

(b) if to Purchaser, to:

Lucas Energy, Inc.
Attn: Anthony C. Schnur,
Chief Executive Officer
450 Gears Road, Suite 780
Houston, Texas 77067
Phone: (713) 528-1881
Fax: (713) 337-1510
Email: tschnur@lucasenergy.com

with a copy to (which shall not constitute notice hereunder):

The Loev Law Firm, PC
Attn: David M. Loev, Esq. or John S. Gillies, Esq.
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Phone: (713) 524-4110
Fax: (713) 524-4122
Email: dloev@loevlaw.com; john@loevlaw.com

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three Business Days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; (D) in the case of a notice sent by email that the computer of the Person sending the email message has generated a receipt evidencing that the recipient has read the email message, upon telephone confirmation of receipt, or upon email reply from the Person to whom the email was sent (i) confirming receipt of the email, or (ii) responding to the email and including the text thereof in the body of the response; and (E) in the case of a notice sent by overnight mail or overnight courier service, upon confirmation of delivery thereof by the United States Postal Service or the reputable overnight courier service, as applicable.

13.2 No Third-Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except as expressly set forth in ARTICLE XII as to Indemnified Parties.

13.3 Schedules and Exhibits. The schedules and exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

13.4 Entire Agreement; Modification. This Agreement, including the schedules, exhibits and amendments hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any Party hereto. No provision of this Agreement may be amended other than by an instrument in writing signed by the Purchaser and the Required Sellers, and any amendment to this Agreement made in conformity with the provisions of this Section 13.4 shall be binding on all Sellers, unless such proposed amendment would (i) reduce the Cash Consideration, Common Shares or Preferred Shares due to any Sellers; (ii) change the terms of the Debt Assumption; or (iii) materially change any representations or confirmations of Sellers as set forth in ARTICLE V; or (iv) otherwise increase any Liability on the Sellers, which amendment shall require the consent of the Purchaser and all Sellers in order to become effective.

13.5 Headings. The headings contained in this Agreement and in the schedules and exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.6 Assignments and Successors. The Purchaser may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Required Sellers. No Seller may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Purchaser. Any attempted assignment of this Agreement or of any such rights or delegation of obligations without such applicable consent shall be void and of no effect. This Agreement will be binding upon, and shall be enforceable by the Parties hereto and their respective successors and permitted assigns.

13.7 Filings, Notices and Certain Governmental Approvals. Promptly after Closing, Purchaser shall record the Assignments and all state assignments in all applicable real property records and/or, if applicable, all state agencies and send file stamped and recorded copies of the same to Sellers.

13.8 No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between Persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

13.9 Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, Tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

13.10 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice of law or conflict provision or rule (whether of Texas or any other jurisdiction) that would cause the laws of any other jurisdiction to be applied and Applicable Laws of the United States of America. The obligations of the Parties hereto are to be performed in Texas. All disputes, Claims, demands, actions, causes of action, suits or Proceedings by and among the parties to this Agreement shall be adjudicated, litigated, heard or tried, if at all, exclusively in the state or federal courts of Texas. Texas shall be the mandatory, exclusive place for the adjudication, litigation, hearing or trial of any matter by and among the parties to this Agreement. Each party to this Agreement hereby irrevocably waives any right to have any such dispute, Claim, demand, action, cause of action, suit or Proceeding adjudicated, litigated, heard or tried in any place other than Texas.

13.11 Waiver of Jury Trial. Each of the Parties irrevocably waives any and all rights to trial by jury in any action or Proceeding between the Parties arising out of or relating to this Agreement and the transactions contemplated hereby.

13.12 Specific Performance. The Parties hereto acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Texas or any Texas state court, without proof of actual damages (and each Party hereby waives any requirement for the security or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

13.13 Non-Waiver. The failure in any one or more instances of a Party hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

13.14 Independent Nature of Sellers’ Obligations and Rights. The obligations of each Seller under this Agreement and each Transaction Document to which they are a party, are several and not joint with the obligations of any other Seller, and no Seller shall be responsible in any way for the performance or non-performance of the obligations of any other Seller under this Agreement or any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Seller pursuant hereto or thereto, shall be deemed to constitute the Sellers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Sellers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Transaction Documents, and each Seller has conducted its own diligence review. Each Seller shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Seller to be joined as an additional party in any proceeding for such purpose, subject in each case to the terms and conditions hereof and the rights of the Seller Representative. Each Seller has been represented by its own separate legal counsel in its review and negotiation of this Agreement and the Transaction Documents. For reasons of administrative convenience only, each Seller and its respective counsel have chosen to communicate with the Purchaser through Knobles, Raetzsch, Moore & Eveld, LLP (“KRME”). KRME does not represent any of the Sellers other than RAD2 Minerals, Ltd.; the General Partner of Azar-Dreeben A&D Fund, LP; Ben Azar; Coyle Manna Management, LLC; DBS Investments, Ltd.; the General Partners of MPII-Range-Azar Fund, LP;  Saxum Energy, LLC, and Segundo Resources, LLC.

13.15 Non-Compensatory Damages. Neither Purchaser nor Sellers shall be entitled to recover from the other, or their respective Affiliates, any indirect, special, consequential, punitive or exemplary damages, or damages for lost profits of any kind or loss of business opportunity, arising under or in connection with this Agreement or the transactions contemplated hereby, except to the extent any such Party suffers such damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending of such damages) to a third party, which damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder. Subject to the preceding sentence, Purchaser, on behalf of itself and each of its Affiliates, and each Seller, on behalf of itself and each of its Affiliates, waive any right to recover any indirect, special, consequential, punitive or exemplary damages, or damages for lost profits of any kind or loss of business opportunity, arising in connection with or with respect to this Agreement or the transactions contemplated hereby.

13.16 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

13.17 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

13.18 Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (including email) or as an electronic download (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

13.19 Transaction Expenses. Until Closing, in the event this Agreement is terminated prior to Closing and/or in the event the Acquisition does not close, each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement (“Transaction Expenses”). Following the Closing, the Purchaser shall satisfy or reimburse all reasonable Transaction Expenses paid for, or incurred on behalf of, the Sellers (the “Sellers Transaction Expenses”) in connection with the Acquisition.

13.20 Post-Closing Matters. Each Party shall execute such documents, and perform such other actions, as any other Party may reasonably request after the applicable Closing to further consummate the transactions contemplated by this Agreement.

[Remainder of page left intentionally blank. Signature pages follow.]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the day and year first written above.

“PURCHASER“

Lucas Energy, Inc.

By:	/s/ Anthony C. Schnur
Anthony C. Schnur
Chief Executive Officer

[Purchaser Signature Page. Signature pages of Sellers follow.]

Each Seller should execute their own signature page, which taken together shall be the signature pages of the Sellers and shall form a part of this Agreement:

/s/ Al Thaggard
_________________________
Al Thaggard

/s/ Alan Dreeben
_________________________
Alan Dreeben

RAD2 Minerals, Ltd.

By: RAD2 Management, LLC, General Partner

/s/ Richard N. Azar, II
_________________________
Richard N. Azar, II
Manager

Azar-Dreeben A&D Fund, LP

By: Dreeben Oil & Gas Holdings, LLC, General Partner

Members:

/s/ Alan Dreeben
_________________________
Alan Dreeben

Saxum Energy

/s/ Richard E. Menchaca
_________________________
Richard R. Menchaca
Manager

RAD2 Minerals, Ltd.

By: RAD2 Management, LLC, General Partner

/s/ Richard N. Azar, II
_________________________
Richard N. Azar, II
Manager

/s/ Ben Azar
_________________________
Ben Azar

Branch Energy Services, LLC

/s/ Daniel M. Altena
________________
Daniel M. Altena
Manager

Buschman Energy, Ltd.

By: August Management, LLC, its General Partner

/s/ Guy R. Buschman
_________________________
Guy R. Buschman
Manager

Coyle Manna Management LLC

/s/ Richard N. Azar, II
_________________________
Richard N. Azar, II
Manager

DBS Investments, Ltd.

By: DBS Management, LLC, its General Partner

/s/ Donnie B. Seay
_________________________
Donnie B. Seay
Manager

Dudley Energy, Ltd.

By: Dudley Energy Management, LLC, its General Partner

/s/ Paul Dudley and Beverly Dudley
_________________________
Paul Dudley and Beverly Dudley
Managing Members

GBC Minerals, Ltd.

By: OBOY Oil, LLC, its General Partner

/s/ Guy Robert Buschman
_________________________
Guy Robert Buschman
Manager

Guy R. Buschman, Trustee

/s/ Guy R. Buschman
_________________________
Guy R. Buschman

/s/ John W. Taylor
_________________________
John W. Taylor

/s/ Julian Stewart
_________________________
Julian Stewart

Kristen B. Hicks, Trustee of the Kristen B. Hicks Portions B Trust

/s/ Kristen B. Hicks
_________________________
Kristen B. Hicks, Trustee

/s/ Larry Votaw
_________________________
Larry Votaw

/s/ Judy Votaw
_________________________
Judy Votaw

Azar, MPII & Range A&D Fund, LP

By: RAD2 Management, LLC, formerly known as Azar Management, LLC General Partner

/s/ Richard N. Azar, II
_________________________
Richard N. Azar, II
Manager

Rockin' S FLP, Ltd.

By: Rockin’ S Investment, LLC, its General Partner

/s/ Gretchen Spalten
_________________________
Gretchen Spalten
Manager

Saxum Energy, LLC

/s/ Richard E. Menchaca
_________________________
Richard R. Menchaca
Manager

Scott Lake Energy, L.P.

By: Scott Lake Energy, LLC, its General Partner

/s/ Donald Rowden
_________________________
Donald Rowden
Manager

Segundo Resources, LLC

/s/ Richard N. Azar, II
_________________________
Richard N. Azar, II
Manager

EXHIBIT A-1

Sellers; List of Assets and Seller’s Assets (Texas)

Seller Name	Description of Seller’s Assets
Al Thaggard	(1)
Alan Dreeben	(1)
RAD2 Minerals, Ltd.	(1)
Azar-Dreeben A&D Fund, LP	(1)
Ben Azar	(1)
Branch Energy Services, LLC	(1)
Buschman Energy, Ltd.,	(1)
Coyle Manna Management LLC	(1)
DBS Investments, Ltd.	(1)
Dudley Energy, Ltd.	(1)
GBC Minerals, Ltd.	(1)
Guy R. Buschman, Trustee	(1)
John W. Taylor	(1)
Julian Stewart	(1)
Kristen B. Hicks, Trustee of the Kristen B. Hicks Portions B Trust	(1)
Larry and Judy Votaw	(1)
Azar, MPII & Range A&D Fund, LP	(1)
Rockin' S FLP, Ltd.	(1)
Saxum Energy, LLC	(1)
Scott Lake Energy, L.P.	(1)
Segundo Resources, LLC	(1)

(1)         See the following pages of this Exhibit A-1 for a description of (a) the wells being sold by the Sellers to the Purchaser; and (b) the working interests and net revenue interests in such wells owned by each Seller and being sold to Purchaser pursuant to the terms of the Agreement.

EXHIBIT A-1

BARBA-NEAL 4-21
API: 42-173-35942

Being a portion of Section 21, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

BARBA-NEAL 2105H
API: 42-173-36293

Being a portion of Section 21, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

BARBA-NEAL 2106H
API: 42-173-36286

Being a portion of Section 21, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

BARBA-NEAL 2107H
API: 42-173-36296

Being a portion of Section 21, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

BARBA-NEAL 2108H
API: 42-173-36352

Being a portion of Section 21, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

BARBA-NEAL 2110
API: 42-173-36921

Being a portion of Section 21, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

CONNIE 34
API: 42-173-36239

Section 34, Blk 33, T3S, T & P Ry. Co. Survey, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Piper Petroleum Company Lease:

(1) Oil, Gas and Mineral Lease dated July 26, 2012, from Piper Petroleum Company, as Lessor, to Apache Corporation, as Lessee, recorded in Volume 198, Page 187, Official Records of Glasscock County, Texas, covering Section 34, Block 33, Township 3 South, T & P Ry. Co. Survey and the N/2 of Section 47, Block 33, Township 3 South, T & P Ry. Co. Survey, Glasscock County, Texas.

Wilson C. Edwards Lease:

(2) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2 and SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(3) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2 and SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

LYNDA 2804H
API: 42-173-36119
Being a portion of Section 28, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

LYNDA 2805H
API: 42-173-36299

Being a portion of Section 28, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

LYNDA 2806H
API: 42-173-36315

Being a portion of Section 28, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

LYNDA 2807H
API: 42-173-36316

Being a portion of Section 28, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

LYNDA 3-28
API: 42-173-35653

Being a portion of Section 28, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

NEAL EDWARDS 48-3
API: 42-173-35893

643.2 acres, Section 48, Block 33, Township 3 South, T & P Ry. Co. Survey, Glasscock County, Texas insofar as said acreage is included in the following Oil, Gas and Mineral Leases, to-wit:.

(1)
Oil, Gas and Mineral Lease dated September 19, 2007, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Maddox Oil Properties, Inc., as Lessee, a Memorandum of the Lease is recorded in Book 112, Page 758 and Volume 114, Page 182, Official Records of Glasscock County, Texas, covering Section 48, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2)
Oil, Gas and Mineral Lease dated September 04, 2007, from the Estate of Dollie Ruth Neal Ballenger, as Lessors, to Maddox Oil Properties, Inc., as Lessee, a Memorandum of the Lease is recorded in Book 107, Page 87, Official Records of Glasscock County, Texas, covering Section 48, Block 33, Township 3 South, T & P Ry. Co. Survey.

NEAL EDWARDS 48-2
API: 42-173-34735

643.2 acres, Section 48, Block 33, Township 3 South, T & P Ry. Co. Survey, Glasscock County, Texas insofar as said acreage is included in the following Oil, Gas and Mineral Leases, to-wit:.

(1)
Oil, Gas and Mineral Lease dated September 19, 2007, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Maddox Oil Properties, Inc., as Lessee, a Memorandum of the Lease is recorded in Book 112, Page 758 and Volume 114, Page 182, Official Records of Glasscock County, Texas, covering Section 48, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2)
Oil, Gas and Mineral Lease dated September 04, 2007, from the Estate of Dollie Ruth Neal Ballenger, as Lessors, to Maddox Oil Properties, Inc., as Lessee, a Memorandum of the Lease is recorded in Book 107, Page 87, Official Records of Glasscock County, Texas, covering Section 48, Block 33, Township 3 South, T & P Ry. Co. Survey.

NEAL 47
API: 42-173-36180

640 acres, Section 47, Block 33, Township 3 South, T & P Ry. Co. Survey, Glasscock County, Texas insofar as said acreage is included in the following Oil, Gas and Mineral Leases, to-wit:.

(1)
Oil, Gas and Mineral Lease dated September 30, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Maddox Oil Properties, Inc., as Lessee, a Memorandum of the Lease is recorded in Book 112, Page 758 and Volume 124, Page 15, Official Records of Glasscock County, Texas, including Section 47, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2)
Oil, Gas and Mineral Lease dated September 04, 2008, from the Estate of Dollie Ruth Neal Ballenger, as Lessors, to Special Energy Corporation., as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Records of Glasscock County, Texas, including Section 47, Block 33, Township 3 South, T & P Ry. Co. Survey.

PIRANHA-NEAL 38
API: 42-173-36303

Section 38, Blk 33, T3S, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards G & G Lease:

(1) Oil, Gas and Mineral Lease dated October 18, 2005, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to G & G Limited as Lessee, a Memorandum of the Lease is recorded in Book 89, Page 258, Official Records of Glasscock County, Texas, as same covers and includes NE/4 of Section 38, Block 33, Township 3 South, T & P Ry. Co. Survey, Glasscock County, Texas.

Wilson C. Edwards Special Energy Lease:

(1)                Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2 and SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.
(2)

Dollie Ruth Neal Ballenger Lease:

(1)           Oil, Gas and Mineral Lease dated October 27, 2005 from Dollie Ruth Neal Ballenger, as Lessor, to G & G Limited, as Lessee, a Memorandum of the Lease is recorded in Book 89, Page 259, Official Public Records of Glasscock County, Texas, as same covers and includes NE/4 of Section 38, Block 33, Township 3 South, T & P Ry. Co. Survey, Glasscock County, Texas.

Dollie Ruth Neal Ballenger Estate Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2 and SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

RED SNAPPER 14-3
API: 42-173-33854

Being a portion of the N/2 & SW/4 Section 14, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

RED SNAPPER 1404H
API: 42-173-36586

Being a portion of the N/2 & SW/4 Section 14, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

RED SNAPPER 1405H
API: 42-173-36585

Being a portion of the N/2 & SW/4 Section 14, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

RED SNAPPER 1607
API: 42-173-36360

Being a portion of Section 16, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

RED SNAPPER 1608
API: 42-173-36360

Being a portion of Section 16, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

RED SNAPPER 1602H
API: 42-173-35691

Being a portion of Section 16, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

RED SNAPPER 1603H
API: 42-173-35723

Being a portion of Section 16, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

RED SNAPPER 1604H
API: 42-173-35727

Being a portion of Section 16, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

RED SNAPPER 1605H
API: 42-173-35725

Being a portion of Section 16, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

RED SNAPPER 1606H
API: 42-173-35726

Being a portion of Section 16, Blk 33, T3S, Glasscock County, Texas, as may be included in the following Oil, Gas and Mineral Leases:

Wilson C. Edwards Lease:

(1) Oil, Gas and Mineral Lease dated September 19, 2008, from Wilson C. Edwards and Patricia Virginia Tyler Edwards, as Lessors, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 124, Page 15, Official Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2, SE/4 of Section 34; all of Section 36; the SE/4 & W/2 of Section 38, the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Dollie Ruth Neal Ballenger Lease:

(1) Oil, Gas and Mineral Lease dated September 4, 2008 from Kenneth L. Arnold and Rodney W. Satterwhite as Co-Independent Executors of the Estate of Dollie Ruth Neal Ballenger, deceased, as Lessor, to Special Energy Corporation, as Lessee, a Memorandum of the Lease is recorded in Book 122, Page 152, Official Public Records of Glasscock County, Texas, covering Block 33, Township 3 South, T & P Ry. Co. Survey, including the N/2, SW/4 of Section 14; all of Sections 15, 16, 21, 22, 27 and 28; the N/2 SE/4 of Section 34; the SE/4 & W/2 of Section 38; the SW/4 of Section 39; all of Sections 46 and 47; and all of Section 3, Block 33, Township 4 South, T & P Ry. Co. Survey.

Francys Ann Ballenger Leases:

(1) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 760, Official Public Records of Glasscock County, Texas, covering the W2 and NE/4 of Section 14, all of Sections 15 and 16, Block 33, Township 3 South, T & P Ry. Co. Survey.

(2) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 776, Official Public Records of Glasscock County, Texas, covering all of Sections 21 and 22, Block 33, Township 3 South, T & P Ry. Co. Survey.

(3) Oil, Gas and Mineral Lease dated January 29, 2008 from Francys Ann Ballenger, as Lessor to Maddox Oil Properties, Inc., as Lessee, recorded in Volume 112, Page 792, Official Public Records of Glasscock County, Texas, covering all of Sections 27 and 28, Block 33, Township 3 South, T & P Ry. Co. Survey.

ROBERTS SCHAFER 6-2
API: 42-173-36006

640 acres, more or less, Section 6, Block 32, Township 3 South, T & P RR Co. Survey, Glasscock County, Texas, insofar as said acreage is included in the following Oil, Gas and Mineral Leases, to-wit:

(1)
Oil, Gas and Mineral Lease dated May 24, 2007, from Edward L. Johnson as Trustee of the Edward L. Johnson Trust dated September 1993 and as Trustee of the Lois V. Johnson Trust dated September 1993, as Lessors, to Maddox Oil Properties, Inc., as Lessee, a Memorandum of the Lease is recorded in Book 108, Page 246, Official Records of Glasscock County, Texas, covering S/2 of Section 4, E/2 of Section 6 and all of Section 8, Block 32, Township 3 South, T & P Ry. Co. Survey.

(2)
Oil, Gas and Mineral Lease dated October 17, 2007, from Rosie Marie Roberts, et al, as Lessors, to Maddox Oil Properties, Inc., as Lessee, a Memorandum of the Lease is recorded in Book 108, Page 332, Official Records of Glasscock County, Texas, covering Sections 4, 6, 8, 10, 12 and W/85 acres 15 Block 32, Township 3 South, T & P Ry. Co. Survey, and said lease having been ratified by various parties in Volume 113, Page 197 through 224, Official Records of Glasscock County, Texas.

SCHAFER 4-1
API: 42-173-33432

333.40 acres, more or less, S/2 of Section 4, Block 32, Township 3 South, T & P RR Co. Survey, Glasscock County, Texas, insofar as said acreage is included in the following Oil, Gas and Mineral Leases, to-wit:

(1)
Oil, Gas and Mineral Lease dated May 24, 2007, from Edward L. Johnson as Trustee of the Edward L. Johnson Trust dated September 1993 and as Trustee of the Lois V. Johnson Trust dated September 1993, as Lessors, to Maddox Oil Properties, Inc., as Lessee, a Memorandum of the Lease is recorded in Book 108, Page 246, Official Records of Glasscock County, Texas, covering S/2 of Section 4, E/2 of Section 6 and all of Section 8, Block 32, Township 3 South, T & P Ry. Co. Survey.

(2)
Oil, Gas and Mineral Lease dated October 17, 2007, from Rosie Marie Roberts, et al, as Lessors, to Maddox Oil Properties, Inc., as Lessee, a Memorandum of the Lease is recorded in Book 108, Page 332, Official Records of Glasscock County, Texas, covering S/2 of Section 4, Block 32, Township 3 South, T & P Ry. Co. Survey, and said lease having been ratified by various parties in Volume 113, Page 197 through 224, Official Records of Glasscock County, Texas.

BARBA NEAL 4-21
WELL NAME	OWNER	W.I.	N.R.I.
BARBA NEAL 4-21	AZAR MINERALS LTD	0.03088895	0.02331475
BARBA NEAL 4-21	DBS INVESTMENTS, LTD	0.00500000	0.00377400
BARBA NEAL 4-21	SAXUM ENERGY, LLC	0.01269442	0.00958175
TOTAL:		0.04858337	0.03667050

BARBA-NEAL 2105H
WELL NAME	OWNER	W.I.	N.R.I.
BARBA-NEAL 2105H	AZAR MINERALS LTD	0.03550960	0.02680172
BARBA-NEAL 2105H	AZAR-DREEBEN A&D FUND, LP	0.01000000	0.00754800
BARBA-NEAL 2105H	DBS INVESTMENTS, LTD	0.01000000	0.00754600
BARBA-NEAL 2105H	AZAR, MPII & RANGE A&D FUND, LP	0.01000000	0.00754800
BARBA-NEAL 2105H	SAXUM ENERGY, LLC	0.00888900	0.00670764
TOTAL:		0.07439860	0.05615136

BARBA NEAL 2106H
WELL NAME	OWNER	W.I.	N.R.I.
BARBA NEAL 2106H	AZAR MINERALS LTD	0.03550960	0.02680172
BARBA NEAL 2106H	AZAR-DREEBEN A&D FUND, LP	0.01000000	0.00754800
BARBA NEAL 2106H	DBS INVESTMENTS, LTD	0.01000000	0.00754600
BARBA NEAL 2106H	AZAR, MPII & RANGE A&D FUND, LP	0.01000000	0.00754800
BARBA NEAL 2106H	SAXUM ENERGY, LLC	0.00888900	0.00670764
TOTAL:		0.07439860	0.05615136

BARBA NEAL 2107H
WELL NAME	OWNER	W.I.	N.R.I.
BARBA NEAL 2107H	AZAR MINERALS LTD	0.03550960	0.02680172
BARBA NEAL 2107H	AZAR-DREEBEN A&D FUND, LP	0.01000000	0.00754800
BARBA NEAL 2107H	DBS INVESTMENTS, LTD	0.01000000	0.00754600
BARBA NEAL 2107H	AZAR, MPII & RANGE A&D FUND, LP	0.01000000	0.00754800
BARBA NEAL 2107H	SAXUM ENERGY, LLC	0.00888900	0.00670764
TOTAL:		0.07439860	0.05615136

BARBA NEAL 2108H
WELL NAME	OWNER	W.I.	N.R.I.
BARBA NEAL 2108H	AZAR MINERALS LTD	0.03550960	0.02680172
BARBA NEAL 2108H	AZAR-DREEBEN A&D FUND, LP	0.01000000	0.00754800
BARBA NEAL 2108H	DBS INVESTMENTS, LTD	0.01000000	0.00754600
BARBA NEAL 2108H	AZAR, MPII & RANGE A&D FUND, LP	0.01000000	0.00754800
BARBA NEAL 2108H	SAXUM ENERGY, LLC	0.00888900	0.00670764
TOTAL:		0.07439860	0.05615136

BARBA NEAL 2110
WELL NAME	OWNER	W.I.	N.R.I.
BARBA NEAL 2110	AZAR MINERALS LTD	0.02500000	0.01887000
BARBA NEAL 2110	AZAR-DREEBEN A&D FUND, LP	0.01000000	0.00754800
BARBA NEAL 2110	DBS INVESTMENTS, LTD	0.00500000	0.00377400
BARBA NEAL 2110	AZAR, MPII & RANGE A&D FUND, LP	0.01000000	0.00754800
BARBA NEAL 2110	SAXUM ENERGY, LLC	0.00858340	0.00647890
TOTAL:		0.05858340	0.04421890

CONNIE 34
WELL NAME	OWNER	W.I.	N.R.I.
CONNIE 34	AZAR MINERALS LTD	0.02500000	0.01886500
CONNIE 34	AZAR-DREEBEN A&D FUND, LP	0.00500000	0.00377400
CONNIE 34	DBS INVESTMENTS, LTD	0.00500000	0.00377400
CONNIE 34	AZAR, MPII & RANGE A&D FUND, LP	0.00500000	0.00377400
CONNIE 34	SAXUM ENERGY, LLC	0.00858337	0.00647756
TOTAL:		0.04858337	0.03666456

LYNDA 2804H
WELL NAME	OWNER	W.I.	N.R.I.
LYNDA 2804H	AZAR MINERALS LTD	0.03439793	0.02595891
LYNDA 2804H	AZAR-DREEBEN A&D FUND, LP	0.01000000	0.00754712
LYNDA 2804H	DBS INVESTMENTS, LTD	0.01200000	0.00906000
LYNDA 2804H	AZAR, MPII & RANGE A&D FUND, LP	0.01000000	0.00754713
LYNDA 2804H	SAXUM ENERGY, LLC	0.00800000	0.00603680
TOTAL:		0.07439793	0.05614996

LYNDA 2805H
WELL NAME	OWNER	W.I.	N.R.I.
LYNDA 2805H	AZAR MINERALS LTD	0.03439793	0.02595891
LYNDA 2805H	AZAR-DREEBEN A&D FUND, LP	0.01000000	0.00754712
LYNDA 2805H	DBS INVESTMENTS, LTD	0.01200000	0.00906000
LYNDA 2805H	AZAR, MPII & RANGE A&D FUND, LP	0.01000000	0.00754713
LYNDA 2805H	SAXUM ENERGY, LLC	0.00800000	0.00603680
TOTAL:		0.07439793	0.05614996

LYNDA 2806H
WELL NAME	OWNER	W.I.	N.R.I.
LYNDA 2806H	AZAR MINERALS LTD	0.03439793	0.02595891
LYNDA 2806H	AZAR-DREEBEN A&D FUND, LP	0.01000000	0.00754712
LYNDA 2806H	DBS INVESTMENTS, LTD	0.01200000	0.00906000
LYNDA 2806H	AZAR, MPII & RANGE A&D FUND, LP	0.01000000	0.00754713
LYNDA 2806H	SAXUM ENERGY, LLC	0.00800000	0.00603680
TOTAL:		0.07439793	0.05614996

LYNDA 2807H
WELL NAME	OWNER	W.I.	N.R.I.
LYNDA 2807H	AZAR MINERALS LTD	0.03439793	0.02595891
LYNDA 2807H	AZAR-DREEBEN A&D FUND, LP	0.01000000	0.00754712
LYNDA 2807H	DBS INVESTMENTS, LTD	0.01200000	0.00906000
LYNDA 2807H	AZAR, MPII & RANGE A&D FUND, LP	0.01000000	0.00754713
LYNDA 2807H	SAXUM ENERGY, LLC	0.00800000	0.00603680
TOTAL:		0.07439793	0.05614996

LYNDA 3-28
WELL NAME	OWNER	W.I.	N.R.I.
LYNDA 3-28	AZAR MINERALS LTD	0.02958320	0.02232930
LYNDA 3-28	DBS INVESTMENTS, LTD	0.00500000	0.00377400
LYNDA 3-28	SAXUM ENERGY, LLC	0.01400000	0.01056720
TOTAL:		0.04858320	0.03667050

NEAL EDWARDS 48-3
WELL NAME	OWNER	W.I.	N.R.I.
NEAL EDWARDS 48-3	AZAR MINERALS LTD	0.03088310	0.02316233
NEAL EDWARDS 48-3	DBS INVESTMENTS, LTD	0.01250000	0.00937500
NEAL EDWARDS 48-3	SAXUM ENERGY, LLC	0.01750000	0.01312500
TOTAL:		0.06088310	0.04566233

NEAL EDWARDS 48-2
WELL NAME	OWNER	W.I.	N.R.I.
NEAL EDWARDS 48-2	AZAR MINERALS LTD	0.00088312	0.00066234
TOTAL:		0.00088312	0.00066234

NEAL 47
WELL NAME	OWNER	W.I.	N.R.I.
NEAL 47	AZAR-DREEBEN A&D FUND, LP	0.00372054	0.00279041
NEAL 47	AZAR MINERALS LTD	0.01339396	0.01004548
NEAL 47	DBS INVESTMENTS, LTD	0.00372054	0.00279041
NEAL 47	AZAR, MPII & RANGE A&D FUND, LP	0.00372054	0.00279041
NEAL 47	SAXUM ENERGY, LLC	0.01086400	0.00814800
TOTAL:		0.03541958	0.02656469

PIRANHA-NEAL 38
WELL NAME	OWNER	W.I.	N.R.I.
PIRANHA-NEAL 38	AZAR-DREEBEN A&D FUND, LP	0.00250000	0.00187500
PIRANHA-NEAL 38	AZAR MINERALS LTD	0.01224310	0.00918233
PIRANHA-NEAL 38	DBS INVESTMENTS, LTD	0.00250000	0.00187500
PIRANHA-NEAL 38	ALAN DREEBEN	0.00324310	0.00243233
PIRANHA-NEAL 38	AZAR, MPII & RANGE A&D FUND, LP	0.00250000	0.00187500
PIRANHA-NEAL 38	SAXUM ENERGY, LLC	0.01054305	0.00790729
TOTAL:		0.03352925	0.02514694

RED SNAPPER 14-3
WELL NAME	OWNER	W.I.	N.R.I.
RED SNAPPER 14-3	AZAR MINERALS LTD	0.02659500	0.02005701
RED SNAPPER 14-3	DBS INVESTMENTS, LTD	0.00420000	0.00316749
RED SNAPPER 14-3	SAXUM ENERGY, LLC	0.01000000	0.00754165
TOTAL:		0.04079500	0.03076615

RED SNAPPER 1404H
WELL NAME	OWNER	W.I.	N.R.I.
RED SNAPPER 1404H	AZAR MINERALS LTD	0.00500000	0.00377082
RED SNAPPER 1404H	DBS INVESTMENTS, LTD	0.01000000	0.00754165
RED SNAPPER 1404H	ALAN DREEBEN	0.01000000	0.00754165
RED SNAPPER 1404H	AZAR, MPII & RANGE A&D FUND, LP	0.00500000	0.00377082
RED SNAPPER 1404H	SAXUM ENERGY, LLC	0.00427398	0.00322331
RED SNAPPER 1404H	LARRY VOTAW	0.03000000	0.02262500
TOTAL:		0.06427398	0.04847325

RED SNAPPER 1405H
WELL NAME	OWNER	W.I.	N.R.I.
RED SNAPPER 1405H	AZAR MINERALS LTD	0.00500000	0.00377082
RED SNAPPER 1405H	DBS INVESTMENTS, LTD	0.01000000	0.00754165
RED SNAPPER 1405H	ALAN DREEBEN	0.01000000	0.00754165
RED SNAPPER 1405H	AZAR, MPII & RANGE A&D FUND, LP	0.00500000	0.00377082
RED SNAPPER 1405H	SAXUM ENERGY, LLC	0.00427398	0.00322331
RED SNAPPER 1405H	LARRY VOTAW	0.03000000	0.02262500
TOTAL:		0.06427398	0.04847325

RED SNAPPER 1607
WELL NAME	OWNER	W.I.	N.R.I.
RED SNAPPER 1607	AZAR MINERALS LTD	0.02500000	0.01887017
RED SNAPPER 1607	AZAR-DREEBEN A&D FUND, LP	0.00500000	0.00377404
RED SNAPPER 1607	DBS INVESTMENTS, LTD	0.00500000	0.00377404
RED SNAPPER 1607	AZAR, MPII & RANGE A&D FUND, LP	0.00500000	0.00377404
RED SNAPPER 1607	SAXUM ENERGY, LLC	0.00858340	0.00647881
TOTAL:		0.04858340	0.03667109

RED SNAPPER 1608
WELL NAME	OWNER	W.I.	N.R.I.
RED SNAPPER 1608	AZAR MINERALS LTD	0.02500000	0.01887021
RED SNAPPER 1608	AZAR-DREEBEN A&D FUND, LP	0.00500000	0.00377407
RED SNAPPER 1608	DBS INVESTMENTS, LTD	0.00500000	0.00377407
RED SNAPPER 1608	AZAR, MPII & RANGE A&D FUND, LP	0.00500000	0.00377407
RED SNAPPER 1608	SAXUM ENERGY, LLC	0.00858340	0.00647875
TOTAL:		0.04858340	0.03667116

RED SNAPPER 1602H
WELL NAME	OWNER	W.I.	N.R.I.
RED SNAPPER 1602H	AZAR MINERALS LTD	0.04650000	0.03510541
RED SNAPPER 1602H	DBS INVESTMENTS, LTD	0.01200000	0.00905620
RED SNAPPER 1602H	SAXUM ENERGY, LLC	0.01589890	0.01199863
TOTAL:		0.07439890	0.05616024

RED SNAPPER 1603H
WELL NAME	OWNER	W.I.	N.R.I.
RED SNAPPER 1603H	AZAR MINERALS LTD	0.04650000	0.03510541
RED SNAPPER 1603H	DBS INVESTMENTS, LTD	0.01200000	0.00905620
RED SNAPPER 1603H	SAXUM ENERGY, LLC	0.01589890	0.01199863
TOTAL:		0.07439890	0.05616024

RED SNAPPER 1604H
WELL NAME	OWNER	W.I.	N.R.I.
RED SNAPPER 1604H	AZAR MINERALS LTD	0.04650000	0.03510541
RED SNAPPER 1604H	DBS INVESTMENTS, LTD	0.01200000	0.00905620
RED SNAPPER 1604H	SAXUM ENERGY, LLC	0.01589890	0.01199863
TOTAL:		0.07439890	0.05616024

RED SNAPPER 1605H
WELL NAME	OWNER	W.I.	N.R.I.
RED SNAPPER 1605H	AZAR MINERALS LTD	0.04650000	0.03510541
RED SNAPPER 1605H	DBS INVESTMENTS, LTD	0.01200000	0.00905620
RED SNAPPER 1605H	SAXUM ENERGY, LLC	0.01589890	0.01199863
TOTAL:		0.07439890	0.05616024

RED SNAPPER 1606H
WELL NAME	OWNER	W.I.	N.R.I.
RED SNAPPER 1606H	AZAR MINERALS LTD	0.04650000	0.03510541
RED SNAPPER 1606H	DBS INVESTMENTS, LTD	0.01200000	0.00905620
RED SNAPPER 1606H	SAXUM ENERGY, LLC	0.01589890	0.01199863
TOTAL:		0.07439890	0.05616024

ROBERTS SCHAFER 6-2
WELL NAME	OWNER	W.I.	N.R.I.
ROBERTS SCHAFER 6-2	AZAR-DREEBEN A&D FUND, LP	0.00577898	0.00433423
ROBERTS SCHAFER 6-2	AZAR MINERALS LTD	0.00534271	0.00400707
ROBERTS SCHAFER 6-2	AZAR, MPII & RANGE A&D FUND, LP	0.00577898	0.00433423
ROBERTS SCHAFER 6-2	SAXUM ENERGY, LLC	0.00460418	0.00345313
TOTAL:		0.02150483	0.01612866

SCHAFER 4-1
WELL NAME	OWNER	W.I.	N.R.I.
SCHAFER 4-1	AZAR MINERALS LTD	0.09000000	0.06750000
SCHAFER 4-1	DBS INVESTMENTS, LTD	0.08000000	0.06000000
SCHAFER 4-1	SAXUM ENERGY, LLC	0.01000000	0.00750000
TOTAL:		0.18000000	0.13500000

EXHIBIT A-2

Sellers; List of Assets and Seller’s Assets (Oklahoma)

Seller Name	Description of Seller’s Assets
Al Thaggard	(1)
Alan Dreeben	(1)
RAD2 Minerals, Ltd.	(1)
Azar-Dreeben A&D Fund, LP	(1)
Ben Azar	(1)
Branch Energy Services, LLC	(1)
Buschman Energy, Ltd. LTD	(1)
Coyle Manna Management LLC	(1)
DBS Investments, Ltd.	(1)
Dudley Energy, Ltd.	(1)
GBC Minerals, Ltd.	(1)
Guy R. Buschman, Trustee	(1)
John W. Taylor	(1)
Julian Stewart	(1)
Kristen B. Hicks, Trustee of the Kristen B. Hicks Portions B Trust	(1)
Larry and Judy Votaw	(1)
Azar, MPII & Range A&D Fund, LP	(1)
Rockin' S FLP, Ltd.	(1)
Saxum Energy, LLC	(1)
Scott Lake Energy, L.P.	(1)
Segundo Resources, LLC	(1)

(1)         See the following pages of this Exhibit A-2 for a description of (a) the wells being sold by the Sellers to the Purchaser; and (b) the working interests and net revenue interests in such wells owned by each Seller and being sold to Purchaser pursuant to the terms of the Agreement.

EXHIBIT A-2 - OKLAHOMA WELLS

WELL	SECTION	TWP - RN	COUNTY	OCC Order#	ACREAGE
ABEL #1-21H	21	15N-4E	LINCOLN	546552	640
ABO #1-11H	11	15N-4E	LINCOLN	544556	640
ABRAHAM #1-28H	28	15N-4E	LINCOLN	549284	640
ACHILLES #1-22H	22	15N-4E	LINCOLN	537051	640
ACROPOLIS #1-19H	19	15N-5E	LINCOLN	561569	200.406
ALFRED #1-18H	18	15N-4E	LINCOLN	536803	637.24
ALICE 1-9H	9	15N-5E	LINCOLN
ALLIE#1-11	SE/10 & SW/11	17N-01E	PAYNE		640
ANTHONY #1-9H	9	14N-4E	LINCOLN	561384	640
BALSAM #1-16H	16	15N-4E	LINCOLN		640
BIG SHOT
BONUS #1-4H	4	14-4E	LINCOLN	537070	634.88
BRIXEY #1-13H	13	15N-4E	LINCOLN	539626	640
BUCKSHOT #1-H	30	18N-2E	PAYNE	532092	635.04
BURL #1-20H	20	15N-5E	LINCOLN	564427	640
CAIN
CALYPSO #1-27H	27	14N-5E	LINCOLN
CANUTE #1-19H	19	15N-4E	LINCOLN	539625	635.05
CANYONS #1-33H	33	14N-5E	LINCOLN
CHAD 1-16	16	14N-4E	LINCOLN	546720	640
CHAD 2-16H	16	14N-4E	LINCOLN
CHENEY SHOT	20	18N-2E	PAYNE	536976	640
COLLINS #1-H	E/2 NW/4 NW/4 13 & NE/4 14	17N-1E	PAYNE	450799	367.9
CORINTH 1-9H	9	14N-5E	LINCOLN	560428	640
COUGAR 1-35H	N/2 34 & NW/4 35	17N-1E	LOGAN	Order pending. CD 200603050	480
COYLE STATE #1-36	NE/4 36	18N-1E	PAYNE		160
CRETE	5	14N-5E	LINCOLN	546615	636.24
CUPID	22	14N-4E	LINCOLN	563316	640
DAMASCUS #1-29H	29	15N-4E	LINCOLN	548860	640
DORIANS #1-29H	29	15N-5E	LINCOLN	564427	640
DOUBLE SHOT	6	17N-2E	PAYNE	517360	639.75
ELIZABETH #1-14H	14	15N-4E	LINCOLN	542985	640

ERME #1-7H	7	15N-4E	LINCOLN	560609 & 560391	634.97
FLOSSIE 1-33H	33	17N-1E	LOGAN	545768	640
FOY #1-10H	10	15N-4E	LINCOLN	542986	640
FRANCISCO #1-20H	20	15N-4E	LINCOLN	539627	640
FRUIN
GILBERT #1-12H	12	15N-4E	LINCOLN	550090	640
GODDESS 1-34H	34	15N-4E	LINCOLN	508199	640
GREENFIELD #1-15H	15	15N-4E	LINCOLN	537264	640
GRIP #1-12	E/2 NW/4 12	17N-1E	PAYNE		80
HELM #1-33H	32	14N-5E	LINCOLN	551385	640
HOMER #1-32	32	14N-5E	LINCOLN	551385	640
HORSETHIEF #1-H	L 2,3,4; N/2 NW/4; 12	17N-1E	PAYNE	495158	246
ICARUS #1-16H	16	14N-5E	LINCOLN		640
J.O. LONGAN #1
JUDGE 1-H	SW/4 2	17N-1E	PAYNE		480
LAKE LOUISE 1-14H	14	15N-5E	LINCOLN
LEGATE	E/2 15	17N-01E	PAYNE		320
LONGAN #6
MEDUSA 1-6H	6	14N-5E	LINCOLN
MELOSA #1-21H	21	14N-4E	LINCOLN	563953	640
MIDAS	8	14N-5E	LINCOLN	543052	640
MINNICH #5	NE/4 11	17N-1E	PAYNE		160
MINNICH #7	NE/4 11	17N-1E	PAYNE		160
MORPHEUS 1-13H	13	14N-4E	LINCOLN
NECTAR #1-4H	4	14N-5E	LINCOLN	552270	633.48
NICE SHOT 1-31H	31	18N-2E	PAYNE	521500	636.32
NIGHTFALL 1-36H	36	14N-4E	LINCOLN
NORTHERN SHOT	25	18N-1E	PAYNE	492832	640
PANDORA 1-25H	25	14N-5E	LINCOLN
RIFLE SHOT	29	18N-02E	PAYNE		640
SANTA FE 1-15H	15	15N-5E	LINCOLN
SARTAIN	21	14N-5E	LINCOLN	564760	640
SHAWN	W/2 14	17N-01E	PAYNE		320

SINGLE SHOT #1	1	17N-1E	PAYNE	510245	640
SOUTHERN SHOT #1H	36	18N-1E	PAYNE		640
SOUTH DOWNEY
SPARTA #1-3H	3	14N-4E	LINCOLN	543002	639.86
STAVROS	11	14N-4E	LINCOLN	536804	640
STEAMBOAT 1-22H	22	15N-5E	LINCOLN
SUNDANCE 1-11H	11	15N-5E	LINCOLN
TELLURIDE 1-10H	10	15N-5E	LINCOLN
TIGER
TITAN	15	14N-4E	LINCOLN	547296	640
TROJAN 1-12H	12	14N-4E	LINCOLN
VENUS
VESTA 1-14H	14	14N-4E	LINCOLN	537163	640
WHISTLER 1-26H	26	51N-5E	LINCOLN
XANTHUS #1-27H	27	15N-4E	LINCOLN	532223	640
YANI 1-131H	31	15N-5E	LINCOLN
ZEPHIR	23	14N-4E	LINCOLN	549456	640

ALICE 1-9H
WELL NAME	OWNER	W.I.	N.R.I.
ALICE 1-9H	RAD2 MINERALS, LTD.	0.05154617	0.04123694
ALICE 1-9H	AZAR-DREEBEN A&D FUND, LP	0.02000000	0.01600000
ALICE 1-9H	DBS INVESTMENTS, LTD.	0.02400000	0.01920000
ALICE 1-9H	DUDLEY ENERGY, LTD.	0.00800000	0.00640000
ALICE 1-9H	AZAR, MPII & RANGE A&D FUND, LP	0.02000000	0.01600000
ALICE 1-9H	SAXUM ENERGY, LLC	0.01600000	0.01280000
ALICE 1-9H	SCOTT LAKE ENERGY, L.P.	0.04000000	0.03200000
ALICE 1-9H	JULIAN STEWART	0.00800000	0.00640000
ALICE 1-9H	JOHN W. TAYLOR	0.01600000	0.01280000
ALICE 1-9H	AL THAGGARD	0.00800000	0.00640000
ALICE 1-9H	LARRY & JUDY VOTAW	0.02400000	0.01920000
TOTAL:		0.23554617	0.18843694

CALYPSO 1-27H
WELL NAME	OWNER	W.I.	N.R.I.
CALYPSO 1-27H	RAD2 MINERALS, LTD.	0.06680000	0.05344000
CALYPSO 1-27H	AZAR-DREEBEN A&D FUND, LP	0.02265813	0.01812650
CALYPSO 1-27H	DBS INVESTMENTS, LTD.	0.02854650	0.02283720
CALYPSO 1-27H	DUDLEY ENERGY, LTD.	0.00952500	0.00762000
CALYPSO 1-27H	AZAR, MPII & RANGE A&D FUND, LP	0.02265938	0.01812750
CALYPSO 1-27H	SAXUM ENERGY, LLC	0.01893750	0.01515000
CALYPSO 1-27H	SCOTT LAKE ENERGY, L.P.	0.04762500	0.03810000
CALYPSO 1-27H	JULIAN STEWART	0.00952500	0.00762000
CALYPSO 1-27H	JOHN W. TAYLOR	0.01893750	0.01515000
CALYPSO 1-27H	AL THAGGARD	0.00952500	0.00762000
CALYPSO 1-27H	LARRY & JUDY VOTAW	0.02854650	0.02283720
TOTAL:		0.28328550	0.22662840

CANYONS 1-33H
WELL NAME	OWNER	W.I.	N.R.I.
CANYONS 1-33H	RAD2 MINERALS, LTD.	0.06800000	0.05440000
CANYONS 1-33H	DBS INVESTMENTS, LTD.	0.06800000	0.05440000
CANYONS 1-33H	ALAN DREEBEN	0.06800000	0.05440000
CANYONS 1-33H	SAXUM ENERGY, LLC	0.01860000	0.01488000
CANYONS 1-33H	SCOTT LAKE ENERGY, L.P.	0.06800000	0.05440000
TOTAL:		0.29060000	0.23248000

LAKE LOUISE 1-14H
WELL NAME	OWNER	W.I.	N.R.I.
LAKE LOUISE 1-14H	RAD2 MINERALS, LTD.	0.06500000	0.05200000
LAKE LOUISE 1-14H	AZAR-DREEBEN A&D FUND, LP	0.01000000	0.00800000
LAKE LOUISE 1-14H	BEN AZAR	0.00500000	0.00400000
LAKE LOUISE 1-14H	BRANCH ENERGY SERVICE, LLC	0.00500000	0.00400000
LAKE LOUISE 1-14H	DBS INVESTMENTS, LTD.	0.05000000	0.04000000
LAKE LOUISE 1-14H	DUDLEY ENERGY, LTD.	0.01000000	0.00800000
LAKE LOUISE 1-14H	GBC MINERALS, LTD.	0.02000000	0.01600000
LAKE LOUISE 1-14H	AZAR, MPII & RANGE A&D FUND, LP	0.01000000	0.00800000
LAKE LOUISE 1-14H	SAXUM ENERGY, LLC	0.02000000	0.01600000
LAKE LOUISE 1-14H	SCOTT LAKE ENERGY, L.P.	0.06000000	0.04800000
LAKE LOUISE 1-14H	JULIAN STEWART	0.01000000	0.00800000
LAKE LOUISE 1-14H	JOHN W. TAYLOR	0.00500000	0.00400000
LAKE LOUISE 1-14H	AL THAGGARD	0.01000000	0.00800000
LAKE LOUISE 1-14H	LARRY & JUDY VOTAW	0.02000000	0.01600000
TOTAL:		0.30000000	0.24000000

MEDUSA 1-6H
WELL NAME	OWNER	W.I.	N.R.I.
MEDUSA 1-6H	RAD2 MINERALS, LTD.	0.06400000	0.04991706
MEDUSA 1-6H	AZAR-DREEBEN A&D FUND, LP	0.02200000	0.01715800
MEDUSA 1-6H	DBS INVESTMENTS, LTD.	0.04000000	0.03119710
MEDUSA 1-6H	DUDLEY ENERGY, LTD.	0.01000000	0.00779900
MEDUSA 1-6H	AZAR, MPII & RANGE A&D FUND, LP	0.02200000	0.01715800
MEDUSA 1-6H	SAXUM ENERGY, LLC	0.02000000	0.01559900
MEDUSA 1-6H	SCOTT LAKE ENERGY, L.P.	0.05000000	0.03899610
MEDUSA 1-6H	JULIAN STEWART	0.01000000	0.00779900
MEDUSA 1-6H	JOHN W. TAYLOR	0.01000000	0.00779900
MEDUSA 1-6H	AL THAGGARD	0.01000000	0.00779900
MEDUSA 1-6H	LARRY & JUDY VOTAW	0.03000000	0.02339781
TOTAL:		0.28800000	0.22461907

MORPHEUS 1-13H
WELL NAME	OWNER	W.I.	N.R.I.
MORPHEUS 1-13H	RAD2 MINERALS, LTD.	0.06400171	0.05120001
MORPHEUS 1-13H	AZAR-DREEBEN A&D FUND, LP	0.02500000	0.02000000
MORPHEUS 1-13H	DBS INVESTMENTS, LTD.	0.03000000	0.02400000
MORPHEUS 1-13H	DUDLEY ENERGY, LTD.	0.01000000	0.00800000
MORPHEUS 1-13H	AZAR, MPII & RANGE A&D FUND, LP	0.02500000	0.02000000
MORPHEUS 1-13H	SAXUM ENERGY, LLC	0.02000000	0.01600000
MORPHEUS 1-13H	SCOTT LAKE ENERGY, L.P.	0.05000000	0.04000000
MORPHEUS 1-13H	JULIAN STEWART	0.01000000	0.00800000
MORPHEUS 1-13H	JOHN W. TAYLOR	0.01312329	0.01050000
MORPHEUS 1-13H	AL THAGGARD	0.01000000	0.00800000
MORPHEUS 1-13H	LARRY & JUDY VOTAW	0.03000000	0.02400000
TOTAL:		0.28712500	0.22970001

NIGHTFALL 1-36H
WELL NAME	OWNER	W.I.	N.R.I.
NIGHTFALL 1-36H	RAD2 MINERALS, LTD.	0.07500000	0.06000000
NIGHTFALL 1-36H	AZAR-DREEBEN A&D FUND, LP	0.02000000	0.01600000
NIGHTFALL 1-36H	BEN AZAR	0.00500000	0.00400000
NIGHTFALL 1-36H	DBS INVESTMENTS, LTD.	0.04000000	0.03200000
NIGHTFALL 1-36H	DUDLEY ENERGY, LTD.	0.01000000	0.00800000
NIGHTFALL 1-36H	GBC MINERALS, LTD.	0.01000000	0.00800000
NIGHTFALL 1-36H	AZAR, MPII & RANGE A&D FUND, LP	0.02000000	0.01600000
NIGHTFALL 1-36H	SAXUM ENERGY, LLC	0.02000000	0.01600000
NIGHTFALL 1-36H	SCOTT LAKE ENERGY, L.P.	0.05000000	0.04000000
NIGHTFALL 1-36H	JULIAN STEWART	0.01000000	0.00800000
NIGHTFALL 1-36H	JOHN W. TAYLOR	0.01000000	0.00800000
NIGHTFALL 1-36H	AL THAGGARD	0.01000000	0.00800000
NIGHTFALL 1-36H	LARRY & JUDY VOTAW	0.02000000	0.01600000
TOTAL:		0.30000000	0.24000000

PANDORA
WELL NAME	OWNER	W.I.	N.R.I.
PANDORA	RAD2 MINERALS, LTD.	0.07500000	0.05979319
PANDORA	AZAR-DREEBEN A&D FUND, LP	0.02000000	0.01594600
PANDORA	BEN AZAR	0.00500000	0.00398650
PANDORA	DBS INVESTMENTS, LTD.	0.04000000	0.03189200
PANDORA	DUDLEY ENERGY, LTD.	0.01000000	0.00797300
PANDORA	GBC MINERALS, LTD.	0.01000000	0.00797300
PANDORA	AZAR, MPII & RANGE A&D FUND, LP	0.02000000	0.01594600
PANDORA	SAXUM ENERGY, LLC	0.02000000	0.01594600
PANDORA	SCOTT LAKE ENERGY, L.P.	0.05000000	0.03986500
PANDORA	JULIAN STEWART	0.01000000	0.00797300
PANDORA	JOHN W. TAYLOR	0.01000000	0.00797300
PANDORA	AL THAGGARD	0.01000000	0.00797300
PANDORA	LARRY & JUDY VOTAW	0.02000000	0.01594600
TOTAL:		0.30000000	0.23918569

SANTA FE 1-15H
WELL NAME	OWNER	W.I.	N.R.I.
SANTA FE 1-15H	RAD2 MINERALS, LTD.	0.06000000	0.04800000
SANTA FE 1-15H	AZAR-DREEBEN A&D FUND, LP	0.01250000	0.01000000
SANTA FE 1-15H	BEN AZAR	0.00500000	0.00400000
SANTA FE 1-15H	BRANCH ENERGY SERVICE, LLC	0.00500000	0.00400000
SANTA FE 1-15H	DBS INVESTMENTS, LTD.	0.06000000	0.04800000
SANTA FE 1-15H	DUDLEY ENERGY, LTD.	0.01000000	0.00800000
SANTA FE 1-15H	GBC MINERALS, LTD.	0.02000000	0.01600000
SANTA FE 1-15H	AZAR, MPII & RANGE A&D FUND, LP	0.01250000	0.01000000
SANTA FE 1-15H	SAXUM ENERGY, LLC	0.02000000	0.01600000
SANTA FE 1-15H	SCOTT LAKE ENERGY, L.P.	0.06000000	0.04800000
SANTA FE 1-15H	JULIAN STEWART	0.01000000	0.00800000
SANTA FE 1-15H	JOHN W. TAYLOR	0.00500000	0.00400000
SANTA FE 1-15H	AL THAGGARD	0.01000000	0.00800000
SANTA FE 1-15H	LARRY & JUDY VOTAW	0.01000000	0.00800000
TOTAL:		0.30000000	0.24000000

STEAMBOAT 1-22H
WELL NAME	OWNER	W.I.	N.R.I.
STEAMBOAT 1-22H	RAD2 MINERALS, LTD.	0.05986868	0.04789495
STEAMBOAT 1-22H	AZAR-DREEBEN A&D FUND, LP	0.01995623	0.01596498
STEAMBOAT 1-22H	BEN AZAR	0.00498906	0.00399125
STEAMBOAT 1-22H	BRANCH ENERGY SERVICE, LLC	0.00498906	0.00399125
STEAMBOAT 1-22H	DBS INVESTMENTS, LTD.	0.03991246	0.03192996
STEAMBOAT 1-22H	DUDLEY ENERGY, LTD.	0.00997811	0.00798249
STEAMBOAT 1-22H	GBC MINERALS, LTD.	0.00997811	0.00798249
STEAMBOAT 1-22H	AZAR, MPII & RANGE A&D FUND, LP	0.01995623	0.01596498
STEAMBOAT 1-22H	SAXUM ENERGY, LLC	0.01995623	0.01596498
STEAMBOAT 1-22H	SCOTT LAKE ENERGY, L.P.	0.04989057	0.03991246
STEAMBOAT 1-22H	JULIAN STEWART	0.00997811	0.00798249
STEAMBOAT 1-22H	JOHN W. TAYLOR	0.00997811	0.00798249
STEAMBOAT 1-22H	AL THAGGARD	0.00997811	0.00798249
STEAMBOAT 1-22H	LARRY & JUDY VOTAW	0.02993434	0.02394747
TOTAL:		0.29934342	0.23947474

SUNDANCE 1-11H
WELL NAME	OWNER	W.I.	N.R.I.
SUNDANCE 1-11H	RAD2 MINERALS, LTD.	0.06000000	0.04800000
SUNDANCE 1-11H	AZAR-DREEBEN A&D FUND, LP	0.02000000	0.01600000
SUNDANCE 1-11H	BEN AZAR	0.00500000	0.00400000
SUNDANCE 1-11H	DBS INVESTMENTS, LTD.	0.05000000	0.04000000
SUNDANCE 1-11H	DUDLEY ENERGY, LTD.	0.01000000	0.00800000
SUNDANCE 1-11H	GBC MINERALS, LTD.	0.01000000	0.00800000
SUNDANCE 1-11H	AZAR, MPII & RANGE A&D FUND, LP	0.02000000	0.01600000
SUNDANCE 1-11H	SAXUM ENERGY, LLC	0.02000000	0.01600000
SUNDANCE 1-11H	SCOTT LAKE ENERGY, L.P.	0.05000000	0.04000000
SUNDANCE 1-11H	JULIAN STEWART	0.01000000	0.00800000
SUNDANCE 1-11H	JOHN W. TAYLOR	0.00500000	0.00400000
SUNDANCE 1-11H	AL THAGGARD	0.01000000	0.00800000
SUNDANCE 1-11H	LARRY & JUDY VOTAW	0.03000000	0.02400000
TOTAL:		0.30000000	0.24000000

TELLURIDE 1-10H
WELL NAME	OWNER	W.I.	N.R.I.
TELLURIDE 1-10H	RAD2 MINERALS, LTD.	0.06000000	0.04800000
TELLURIDE 1-10H	AZAR-DREEBEN A&D FUND, LP	0.01500000	0.01200000
TELLURIDE 1-10H	BEN AZAR	0.00500000	0.00400000
TELLURIDE 1-10H	DBS INVESTMENTS, LTD.	0.06000000	0.04800000
TELLURIDE 1-10H	DUDLEY ENERGY, LTD.	0.01000000	0.00800000
TELLURIDE 1-10H	GBC MINERALS, LTD.	0.02000000	0.01600000
TELLURIDE 1-10H	AZAR, MPII & RANGE A&D FUND, LP	0.01500000	0.01200000
TELLURIDE 1-10H	SAXUM ENERGY, LLC	0.02000000	0.01600000
TELLURIDE 1-10H	SCOTT LAKE ENERGY, L.P.	0.06000000	0.04800000
TELLURIDE 1-10H	JULIAN STEWART	0.01000000	0.00800000
TELLURIDE 1-10H	JOHN W. TAYLOR	0.00500000	0.00400000
TELLURIDE 1-10H	AL THAGGARD	0.01000000	0.00800000
TELLURIDE 1-10H	LARRY & JUDY VOTAW	0.01000000	0.00800000
TOTAL:		0.30000000	0.24000000

TROJAN 1-12H
WELL NAME	OWNER	W.I.	N.R.I.
TROJAN 1-12H	RAD2 MINERALS, LTD.	0.06596250	0.05235450
TROJAN 1-12H	AZAR-DREEBEN A&D FUND, LP	0.02373450	0.01883600
TROJAN 1-12H	DBS INVESTMENTS, LTD.	0.02898000	0.02300040
TROJAN 1-12H	DUDLEY ENERGY, LTD.	0.00949400	0.00753540
TROJAN 1-12H	AZAR, MPII & RANGE A&D FUND, LP	0.02373450	0.01883600
TROJAN 1-12H	SAXUM ENERGY, LLC	0.01898800	0.01507080
TROJAN 1-12H	SCOTT LAKE ENERGY, L.P.	0.04746900	0.03767510
TROJAN 1-12H	JULIAN STEWART	0.00949400	0.00753540
TROJAN 1-12H	JOHN W. TAYLOR	0.01898800	0.01507080
TROJAN 1-12H	AL THAGGARD	0.00949400	0.00753540
TROJAN 1-12H	LARRY & JUDY VOTAW	0.02848000	0.02260500
TOTAL:		0.28481850	0.22605480

WHISTLER 1 -26H
WELL NAME	OWNER	W.I.	N.R.I.
WHISTLER 1 -26H	RAD2 MINERALS, LTD.	0.06000000	0.04800000
WHISTLER 1 -26H	AZAR-DREEBEN A&D FUND, LP	0.02000000	0.01600000
WHISTLER 1 -26H	BEN AZAR	0.00500000	0.00400000
WHISTLER 1 -26H	BRANCH ENERGY SERVICE, LLC	0.00500000	0.00400000
WHISTLER 1 -26H	DBS INVESTMENTS, LTD.	0.04000000	0.03200000
WHISTLER 1 -26H	DUDLEY ENERGY, LTD.	0.01000000	0.00800000
WHISTLER 1 -26H	GBC MINERALS, LTD.	0.01000000	0.00800000
WHISTLER 1 -26H	AZAR, MPII & RANGE A&D FUND, LP	0.02000000	0.01600000
WHISTLER 1 -26H	SAXUM ENERGY, LLC	0.02000000	0.01600000
WHISTLER 1 -26H	SCOTT LAKE ENERGY, L.P.	0.05000000	0.04000000
WHISTLER 1 -26H	JULIAN STEWART	0.01000000	0.00800000
WHISTLER 1 -26H	JOHN W. TAYLOR	0.01000000	0.00800000
WHISTLER 1 -26H	AL THAGGARD	0.01000000	0.00800000
WHISTLER 1 -26H	LARRY & JUDY VOTAW	0.03000000	0.02400000
TOTAL:		0.30000000	0.24000000

YANI 1-31H
WELL NAME	OWNER	W.I.	N.R.I.
YANI 1-31H	RAD2 MINERALS, LTD.	0.06594693	0.05275754
YANI 1-31H	AZAR-DREEBEN A&D FUND, LP	0.02287500	0.01830000
YANI 1-31H	DBS INVESTMENTS, LTD.	0.02745000	0.02196000
YANI 1-31H	DUDLEY ENERGY, LTD.	0.00915000	0.00732000
YANI 1-31H	AZAR, MPII & RANGE A&D FUND, LP	0.02287500	0.01830000
YANI 1-31H	SAXUM ENERGY, LLC	0.01830000	0.01464000
YANI 1-31H	SCOTT LAKE ENERGY, L.P.	0.04575000	0.03660000
YANI 1-31H	JULIAN STEWART	0.00915000	0.00732000
YANI 1-31H	JOHN W. TAYLOR	0.01000000	0.00800000
YANI 1-31H	AL THAGGARD	0.01000000	0.00800000
YANI 1-31H	LARRY & JUDY VOTAW	0.02745000	0.02196000
TOTAL:		0.26894693	0.21515754

ALLIE #1-10H
WELL NAME	OWNER	W.I.	N.R.I.
ALLIE #1-10H	AZAR MINERALS, LTD.	0.11062284	0.08849827
ALLIE #1-10H	BUSCHMAN ENERGY, LTD.	0.02076170	0.01660936
ALLIE #1-10H	GUY R. BUSCHMAN, TRUSTEE	0.01025390	0.00820312
ALLIE #1-10H	COYLE MANNA MANAGEMENT, LLC	0.49218790	0.39375032
ALLIE #1-10H	DBS INVESTMENTS, LTD.	0.10875088	0.08700070
ALLIE #1-10H	GBC MINERALS, LTD.	0.11253910	0.09003128
ALLIE #1-10H	KRISTEN B. HICKS, TRUSTEE	0.01025390	0.00820312
ALLIE #1-10H	SCOTT LAKE ENERGY, L.P.	0.10875088	0.08700070
ALLIE #1-10H	ROCKIN' S FLP, LTD.	0.01025390	0.00820312
TOTAL:		0.98437500	0.78750000

BIG SHOT #1-5H
WELL NAME	OWNER	W.I.	N.R.I.
BIG SHOT #1-5H	AZAR MINERALS, LTD.	0.09541667	---
BIG SHOT #1-5H	COYLE MANNA MANAGEMENT, LLC	0.62875000	---
BIG SHOT #1-5H	DBS INVESTMENTS, LTD.	0.09541666	---
BIG SHOT #1-5H	GBC MINERALS, LTD.	0.08500000	---
BIG SHOT #1-5H	SCOTT LAKE ENERGY, L.P.	0.09541667	---
TOTAL:		1.00000000	---

BUCKSHOT #1-30H
WELL NAME	OWNER	W.I.	N.R.I.
BUCKSHOT #1-30H	AZAR MINERALS, LTD.	0.16041111	0.12755855
BUCKSHOT #1-30H	COYLE MANNA MANAGEMENT, LLC	0.40493573	0.32200396
BUCKSHOT #1-30H	DBS INVESTMENTS, LTD.	0.16041112	0.12755855
BUCKSHOT #1-30H	GBC MINERALS, LTD.	0.09624667	0.07653513
BUCKSHOT #1-30H	SCOTT LAKE ENERGY, L.P.	0.16041112	0.12755855
TOTAL:		0.98241575	0.78121474

CAIN #1-12H
WELL NAME	OWNER	W.I.	N.R.I.
CAIN #1-12H	AZAR MINERALS, LTD.	0.06269255	0.05119758
CAIN #1-12H	COYLE MANNA MANAGEMENT, LLC	0.73454673	0.59986413
CAIN #1-12H	DBS INVESTMENTS, LTD.	0.06269254	0.05119757
CAIN #1-12H	GBC MINERALS, LTD.	0.05875718	0.04798377
CAIN #1-12H	SCOTT LAKE ENERGY, L.P.	0.06269254	0.05119757
TOTAL:		0.98138154	0.80144062

CHENEY SHOT #1-20H
WELL NAME	OWNER	W.I.	N.R.I.
CHENEY SHOT #1-20H	AZAR MINERALS, LTD.	0.13000000	0.10400000
CHENEY SHOT #1-20H	COYLE MANNA MANAGEMENT, LLC	0.40500000	0.32400000
CHENEY SHOT #1-20H	DBS INVESTMENTS, LTD.	0.13000000	0.10400000
CHENEY SHOT #1-20H	DUDLEY ENERGY, LTD.	0.03000000	0.02400000
CHENEY SHOT #1-20H	GBC MINERALS, LTD.	0.09500000	0.07600000
CHENEY SHOT #1-20H	SCOTT LAKE ENERGY, L.P.	0.13000000	0.10400000
TOTAL:		0.92000000	0.73600000

COLLINS #1H
WELL NAME	OWNER	W.I.	N.R.I.
COLLINS #1H	AZAR MINERALS, LTD.	0.07540566	0.06032453
COLLINS #1H	COYLE MANNA MANAGEMENT, LLC	0.69518917	0.55615134
COLLINS #1H	DBS INVESTMENTS, LTD.	0.07540567	0.06032454
COLLINS #1H	GBC MINERALS, LTD.	0.07619983	0.06095986
COLLINS #1H	SCOTT LAKE ENERGY, L.P.	0.07540567	0.06032454
TOTAL:		0.99760600	0.79808480

COYLE STATE #1-36
WELL NAME	OWNER	W.I.	N.R.I.
COYLE STATE #1-36	AZAR MINERALS, LTD.	0.13277778	0.10622222
COYLE STATE #1-36	GUY R. BUSCHMAN, TRUSTEE	0.00333333	0.00266666
COYLE STATE #1-36	COYLE MANNA MANAGEMENT, LLC	0.48166667	0.38533334
COYLE STATE #1-36	DBS INVESTMENTS, LTD.	0.13277778	0.10622222
COYLE STATE #1-36	GBC MINERALS, LTD.	0.11666667	0.09333334
COYLE STATE #1-36	SCOTT LAKE ENERGY, L.P.	0.13277777	0.10622222
TOTAL:		1.00000000	0.80000000

DOUBLE SHOT #1-6H
WELL NAME	OWNER	W.I.	N.R.I.
DOUBLE SHOT #1-6H	AZAR MINERALS, LTD.	0.02287600	0.01752629
DOUBLE SHOT #1-6H	COYLE MANNA MANAGEMENT, LLC	0.83273717	0.63799575
DOUBLE SHOT #1-6H	DBS INVESTMENTS, LTD.	0.02287599	0.01752628
DOUBLE SHOT #1-6H	GBC MINERALS, LTD.	0.05408591	0.04143754
DOUBLE SHOT #1-6H	SCOTT LAKE ENERGY, L.P.	0.02287599	0.01752628
TOTAL:		0.95545106	0.73201214

SOUTH DOWNEY #2-A
WELL NAME	OWNER	W.I.	N.R.I.
SOUTH DOWNEY #2-A	AZAR MINERALS, LTD.	0.05916667	---
SOUTH DOWNEY #2-A	COYLE MANNA MANAGEMENT, LLC	0.72125000	---
SOUTH DOWNEY #2-A	DBS INVESTMENTS, LTD.	0.05916667	---
SOUTH DOWNEY #2-A	GBC MINERALS, LTD.	0.08875000	---
SOUTH DOWNEY #2-A	SCOTT LAKE ENERGY, L.P.	0.05916666	---
TOTAL:		0.98750000	---

FRUIN #1-12H
WELL NAME	OWNER	W.I.	N.R.I.
FRUIN #1-12H	AZAR MINERALS, LTD.	0.06372222	---
FRUIN #1-12H	COYLE MANNA MANAGEMENT, LLC	0.74336111	---
FRUIN #1-12H	DBS INVESTMENTS, LTD.	0.06372223	---
FRUIN #1-12H	GBC MINERALS, LTD.	0.06297222	---
FRUIN #1-12H	SCOTT LAKE ENERGY, L.P.	0.06372222	---
TOTAL:		0.99750000	---

GRIP #1-12
WELL NAME	OWNER	W.I.	N.R.I.
GRIP #1-12	AZAR-DREEBEN A&D FUND, LP	0.04801236	0.03840989
GRIP #1-12	AZAR MINERALS, LTD.	0.05761570	0.04609256
GRIP #1-12	COYLE MANNA MANAGEMENT, LLC	0.40328890	0.32263112
GRIP #1-12	DBS INVESTMENTS, LTD.	0.07682040	0.06145632
GRIP #1-12	DUDLEY ENERGY, LTD.	0.01920470	0.01536376
GRIP #1-12	GBC MINERALS, LTD.	0.05281000	0.04224800
GRIP #1-12	AZAR, MPII & RANGE A&D FUND, LP	0.07201854	0.05761483
GRIP #1-12	PETROFLOW ENERGY	0.14403250	0.11522600
GRIP #1-12	SCOTT LAKE ENERGY, L.P.	0.07682040	0.06145632
TOTAL:		0.95062350	0.76049880

HORSETHIEF #1-12H
WELL NAME	OWNER	W.I.	N.R.I.
HORSETHIEF #1-12H	AZAR MINERALS, LTD.	0.06399772	0.05119818
HORSETHIEF #1-12H	COYLE MANNA MANAGEMENT, LLC	0.74578684	0.59662947
HORSETHIEF #1-12H	DBS INVESTMENTS, LTD.	0.06399772	0.05119818
HORSETHIEF #1-12H	GBC MINERALS, LTD.	0.05972000	0.04777600
HORSETHIEF #1-12H	SCOTT LAKE ENERGY, L.P.	0.06399772	0.05119818
TOTAL:		0.99750000	0.79800000

JUDGE #1-2H
WELL NAME	OWNER	W.I.	N.R.I.
JUDGE #1-2H	AZAR MINERALS, LTD.	0.10633681	0.08506945
JUDGE #1-2H	BUSCHMAN ENERGY, LTD.	0.02059896	0.01647917
JUDGE #1-2H	GUY R. BUSCHMAN, TRUSTEE	0.01019966	0.00815973
JUDGE #1-2H	COYLE MANNA MANAGEMENT, LLC	0.49696180	0.39756944
JUDGE #1-2H	DBS INVESTMENTS, LTD.	0.10633682	0.08506946
JUDGE #1-2H	GBC MINERALS, LTD.	0.11199652	0.08959722
JUDGE #1-2H	KRISTEN B. HICKS, TRUSTEE	0.01019966	0.00815973
JUDGE #1-2H	SCOTT LAKE ENERGY, L.P.	0.10633681	0.08506945
JUDGE #1-2H	ROCKIN' S FLP, LTD.	0.01019966	0.00815973
TOTAL:		0.97916670	0.78333336

LEGATE #1-15H
WELL NAME	OWNER	W.I.	N.R.I.
LEGATE #1-15H	AZAR MINERALS, LTD.	0.05555556	0.04444445
LEGATE #1-15H	BUSCHMAN ENERGY, LTD.	0.01562500	0.01250000
LEGATE #1-15H	GUY R. BUSCHMAN, TRUSTEE	0.00520834	0.00416667
LEGATE #1-15H	COYLE MANNA MANAGEMENT, LLC	0.25000000	0.20000000
LEGATE #1-15H	DBS INVESTMENTS, LTD.	0.05555556	0.04444445
LEGATE #1-15H	GBC MINERALS, LTD.	0.05208330	0.04166664
LEGATE #1-15H	KRISTEN B. HICKS, TRUSTEE	0.00520834	0.00416667
LEGATE #1-15H	SCOTT LAKE ENERGY, L.P.	0.05555556	0.04444445
LEGATE #1-15H	ROCKIN' S FLP, LTD.	0.00520834	0.00416667
TOTAL:		0.50000000	0.40000000

J. O. LONGAN #1
WELL NAME	OWNER	W.I.	N.R.I.
J. O. LONGAN #1	AZAR MINERALS, LTD.	0.06593672	0.05274938
J. O. LONGAN #1	COYLE MANNA MANAGEMENT, LLC	0.74081205	0.59264964
J. O. LONGAN #1	DBS INVESTMENTS, LTD.	0.06593671	0.05274937
J. O. LONGAN #1	GBC MINERALS, LTD.	0.05854891	0.04683913
J. O. LONGAN #1	SCOTT LAKE ENERGY, L.P.	0.06593671	0.05274937
TOTAL:		0.99717110	0.79773688

LONGAN #6
WELL NAME	OWNER	W.I.	N.R.I.
LONGAN #6	AZAR MINERALS, LTD.	0.06593672	0.05274938
LONGAN #6	COYLE MANNA MANAGEMENT, LLC	0.74081205	0.59264964
LONGAN #6	DBS INVESTMENTS, LTD.	0.06593671	0.05274937
LONGAN #6	GBC MINERALS, LTD.	0.05854891	0.04683913
LONGAN #6	SCOTT LAKE ENERGY, L.P.	0.06593671	0.05274937
TOTAL:		0.99717110	0.79773688

MINNICH #5
WELL NAME	OWNER	W.I.	N.R.I.
MINNICH #5	AZAR MINERALS, LTD.	0.06593671	0.05274937
MINNICH #5	COYLE MANNA MANAGEMENT, LLC	0.74081205	0.59264964
MINNICH #5	DBS INVESTMENTS, LTD.	0.06593672	0.05274938
MINNICH #5	GBC MINERALS, LTD.	0.05854891	0.04683913
MINNICH #5	SCOTT LAKE ENERGY, L.P.	0.06593671	0.05274937
TOTAL:		0.99717110	0.79773688

MINNICH #7
WELL NAME	OWNER	W.I.	N.R.I.
MINNICH #7	AZAR MINERALS, LTD.	0.06355556	0.05084445
MINNICH #7	COYLE MANNA MANAGEMENT, LLC	0.74306391	0.59445113
MINNICH #7	DBS INVESTMENTS, LTD.	0.06355555	0.05084444
MINNICH #7	GBC MINERALS, LTD.	0.06451943	0.05161554
MINNICH #7	SCOTT LAKE ENERGY, L.P.	0.06355555	0.05084444
TOTAL:		0.99825000	0.79860000

NICE SHOT #1-31H
WELL NAME	OWNER	W.I.	N.R.I.
NICE SHOT #1-31H	AZAR MINERALS, LTD.	0.08916667	0.07133334
NICE SHOT #1-31H	COYLE MANNA MANAGEMENT, LLC	0.64500000	0.51600000
NICE SHOT #1-31H	DBS INVESTMENTS, LTD.	0.08916667	0.07133334
NICE SHOT #1-31H	GBC MINERALS, LTD.	0.08500000	0.06800000
NICE SHOT #1-31H	SCOTT LAKE ENERGY, L.P.	0.08916666	0.07133333
TOTAL:		0.99750000	0.79800000

NORTHERN SHOT #1-25H
WELL NAME	OWNER	W.I.	N.R.I.
NORTHERN SHOT #1-25H	AZAR MINERALS, LTD.	0.09166667	0.07333334
NORTHERN SHOT #1-25H	COYLE MANNA MANAGEMENT, LLC	0.62250000	0.49800000
NORTHERN SHOT #1-25H	DBS INVESTMENTS, LTD.	0.09166667	0.07333334
NORTHERN SHOT #1-25H	GBC MINERALS, LTD.	0.10000000	0.08000000
NORTHERN SHOT #1-25H	SCOTT LAKE ENERGY, L.P.	0.09166666	0.07333333
TOTAL:		0.99750000	0.79800000

RIFLE SHOT #1-29H
WELL NAME	OWNER	W.I.	N.R.I.
RIFLE SHOT #1-29H	AZAR MINERALS, LTD.	0.13000000	0.10400000
RIFLE SHOT #1-29H	COYLE MANNA MANAGEMENT, LLC	0.40500000	0.32400000
RIFLE SHOT #1-29H	DBS INVESTMENTS, LTD.	0.13000000	0.10400000
RIFLE SHOT #1-29H	DUDLEY ENERGY, LTD.	0.03000000	0.02400000
RIFLE SHOT #1-29H	GBC MINERALS, LTD.	0.09500000	0.07600000
RIFLE SHOT #1-29H	SCOTT LAKE ENERGY, L.P.	0.13000000	0.10400000
TOTAL:		0.92000000	0.73600000

SHAWN #1-14H
WELL NAME	OWNER	W.I.	N.R.I.
SHAWN #1-14H	AZAR MINERALS, LTD.	0.11111112	0.08888890
SHAWN #1-14H	BUSCHMAN ENERGY, LTD.	0.02125000	0.01700000
SHAWN #1-14H	GUY R. BUSCHMAN, TRUSTEE	0.01041666	0.00833333
SHAWN #1-14H	COYLE MANNA MANAGEMENT, LLC	0.50000000	0.40000000
SHAWN #1-14H	DBS INVESTMENTS, LTD.	0.11111112	0.08888890
SHAWN #1-14H	GBC MINERALS, LTD.	0.11416667	0.09133334
SHAWN #1-14H	KRISTEN B. HICKS, TRUSTEE	0.01041666	0.00833333
SHAWN #1-14H	SCOTT LAKE ENERGY, L.P.	0.11111111	0.08888889
SHAWN #1-14H	ROCKIN' S FLP, LTD.	0.01041666	0.00833333
TOTAL:		1.00000000	0.80000000

SINGLE SHOT #1-1H
WELL NAME	OWNER	W.I.	N.R.I.
SINGLE SHOT #1-1H	COYLE MANNA MANAGEMENT, LLC	0.94333333	0.75466666
SINGLE SHOT #1-1H	GBC MINERALS, LTD.	0.05416667	0.04333334
TOTAL:		0.99750000	0.79800000

SOUTHERN SHOT #1-36H
WELL NAME	OWNER	W.I.	N.R.I.
SOUTHERN SHOT #1-36H	AZAR MINERALS, LTD.	0.08944444	0.07155555
SOUTHERN SHOT #1-36H	COYLE MANNA MANAGEMENT, LLC	0.63166667	0.50533334
SOUTHERN SHOT #1-36H	DBS INVESTMENTS, LTD.	0.08944445	0.07155556
SOUTHERN SHOT #1-36H	GBC MINERALS, LTD.	0.10000000	0.08000000
SOUTHERN SHOT #1-36H	SCOTT LAKE ENERGY, L.P.	0.08944444	0.07155555
TOTAL:		1.00000000	0.80000000

COUGAR
WELL NAME	OWNER	W.I.	N.R.I.
COUGAR	DBS INVESTMENTS, LTD.	0.04628458	0.03626421
COUGAR	RAD2 MINERALS, LTD.	0.04628458	0.03626421
COUGAR	SAXUM ENERGY, LLC	0.00943200	0.00754500
TOTAL:		0.10200116	0.08007342

XANTHUS #1-27H
WELL NAME	OWNER	W.I.	N.R.I.
XANTHUS #1-27H	DBS INVESTMENTS, LTD.	0.03351310	0.02601048
XANTHUS #1-27H	RAD2 MINERALS, LTD.	0.04644740	0.03715792
XANTHUS #1-27H	SAXUM ENERGY, LLC	0.00928950	0.00741360
TOTAL:		0.08925000	0.07058200

CORINTH
WELL NAME	OWNER	W.I.	N.R.I.
CORINTH	DBS INVESTMENTS, LTD.	0.03301052	0.02640842
CORINTH	RAD2 MINERALS, LTD.	0.04720000	0.03770000
CORINTH	SAXUM ENERGY, LLC	0.00800000	0.00637500
TOTAL:		0.08821052	0.07048342

ICARUS
WELL NAME	OWNER	W.I.	N.R.I.
ICARUS	DBS INVESTMENTS, LTD.	0.03301052	0.02640842
ICARUS	RAD2 MINERALS, LTD.	0.04715789	0.03772631
ICARUS	SAXUM ENERGY, LLC	0.00943157	0.00754500
TOTAL:		0.08959998	0.07167973

NECTAR
WELL NAME	OWNER	W.I.	N.R.I.
NECTAR	DBS INVESTMENTS, LTD.	0.03301052	0.02637365
NECTAR	RAD2 MINERALS, LTD.	0.04715789	0.03767664
NECTAR	SAXUM ENERGY, LLC	0.00943200	0.00754500
TOTAL:		0.08960041	0.07159529

VENUS
WELL NAME	OWNER	W.I.	N.R.I.
VENUS	DBS INVESTMENTS, LTD.	0.03301052	0.02633965
VENUS	RAD2 MINERALS, LTD.	0.04715789	0.03762807
VENUS	SAXUM ENERGY, LLC	0.00943158	0.00752560
TOTAL:		0.08959999	0.07149332

SARTAIN
WELL NAME	OWNER	W.I.	N.R.I.
SARTAIN	DBS INVESTMENTS, LTD.	0.03300898	0.02640718
SARTAIN	RAD2 MINERALS, LTD.	0.04715789	0.03772631
SARTAIN	SAXUM ENERGY, LLC	0.01500000	0.01200000
TOTAL:		0.09516687	0.07613349

CRETE
WELL NAME	OWNER	W.I.	N.R.I.
CRETE	DBS INVESTMENTS, LTD.	0.03251316	0.02589020
CRETE	RAD2 MINERALS, LTD.	0.04644737	0.03698599
CRETE	SAXUM ENERGY, LLC	0.00906600	0.00725300
TOTAL:		0.08802653	0.07012919

MIDAS
WELL NAME	OWNER	W.I.	N.R.I.
MIDAS	DBS INVESTMENTS, LTD.	0.03251316	0.02520684
MIDAS	RAD2 MINERALS, LTD.	0.04715790	0.03600977
MIDAS	SAXUM ENERGY, LLC	0.00900244	0.00720195
TOTAL:		0.08867350	0.06841856

SPARTA #1-3H
WELL NAME	OWNER	W.I.	N.R.I.
SPARTA #1-3H	DBS INVESTMENTS, LTD.	0.03251316	0.02601053
SPARTA #1-3H	RAD2 MINERALS, LTD.	0.04644737	0.03715790
SPARTA #1-3H	SAXUM ENERGY, LLC	0.00943200	0.00754500
TOTAL:		0.08839253	0.07071343

ACROPOLIS #1-19H
WELL NAME	OWNER	W.I.	N.R.I.
ACROPOLIS #1-19H	DBS INVESTMENTS, LTD.	0.03251315	0.02601052
ACROPOLIS #1-19H	RAD2 MINERALS, LTD.	0.04644736	0.03715789
ACROPOLIS #1-19H	SAXUM ENERGY, LLC	0.00928950	0.00743160
TOTAL:		0.08825001	0.07060001

HOMER
WELL NAME	OWNER	W.I.	N.R.I.
HOMER	DBS INVESTMENTS, LTD.	0.03251315	0.02590888
HOMER	RAD2 MINERALS, LTD.	0.04644736	0.03701277
HOMER	SAXUM ENERGY, LLC	0.00928947	0.00740257
TOTAL:		0.08824998	0.07032422

STAVROS
WELL NAME	OWNER	W.I.	N.R.I.
STAVROS	DBS INVESTMENTS, LTD.	0.03251315	0.02640840
STAVROS	RAD2 MINERALS, LTD.	0.04715790	0.03772630
STAVROS	SAXUM ENERGY, LLC	0.00943158	0.00754530
TOTAL:		0.08910263	0.07168000

TITAN
WELL NAME	OWNER	W.I.	N.R.I.
TITAN	DBS INVESTMENTS, LTD.	0.03251315	0.02510176
TITAN	RAD2 MINERALS, LTD.	0.04715790	0.03585965
TITAN	SAXUM ENERGY, LLC	0.00928947	0.00717193
TOTAL:		0.08896052	0.06813334

VESTA
WELL NAME	OWNER	W.I.	N.R.I.
VESTA	DBS INVESTMENTS, LTD.	0.03251315	0.02640842
VESTA	RAD2 MINERALS, LTD.	0.04715790	0.03772633
VESTA	SAXUM ENERGY, LLC	0.00943158	0.00754526
TOTAL:		0.08910263	0.07168001

GODDESS
WELL NAME	OWNER	W.I.	N.R.I.
GODDESS	DBS INVESTMENTS, LTD.	0.03251310	0.02600000
GODDESS	RAD2 MINERALS, LTD.	0.04644740	0.03715790
GODDESS	SAXUM ENERGY, LLC	0.00929000	0.00743200
TOTAL:		0.08825050	0.07058990

ACHILLES #1-22H
WELL NAME	OWNER	W.I.	N.R.I.
ACHILLES #1-22H	DBS INVESTMENTS, LTD.	0.03251300	0.02570000
ACHILLES #1-22H	RAD2 MINERALS, LTD.	0.04644740	0.03715795
ACHILLES #1-22H	SAXUM ENERGY, LLC	0.00928950	0.00743100
TOTAL:		0.08824990	0.07028895

BURL #1-20H
WELL NAME	OWNER	W.I.	N.R.I.
BURL #1-20H	DBS INVESTMENTS, LTD.	0.03251000	0.02495000
BURL #1-20H	RAD2 MINERALS, LTD.	0.04463300	0.03541700
BURL #1-20H	SAXUM ENERGY, LLC	0.00800000	0.00640000
TOTAL:		0.08514300	0.06676700

DORIANS #1-29H
WELL NAME	OWNER	W.I.	N.R.I.
DORIANS #1-29H	DBS INVESTMENTS, LTD.	0.03251000	0.02600000
DORIANS #1-29H	RAD2 MINERALS, LTD.	0.04466700	0.03715800
DORIANS #1-29H	SAXUM ENERGY, LLC	0.00800000	0.00634300
TOTAL:		0.08517700	0.06950100

TIGER
WELL NAME	OWNER	W.I.	N.R.I.
TIGER	DBS INVESTMENTS, LTD.	0.03239920	0.02538490
TIGER	RAD2 MINERALS, LTD.	0.04533303	0.03626420
TIGER	SAXUM ENERGY, LLC	0.00925692	0.00725288
TOTAL:		0.08698915	0.06890198

FLOSSIE
WELL NAME	OWNER	W.I.	N.R.I.
FLOSSIE	DBS INVESTMENTS, LTD.	0.03224000	0.02530000
FLOSSIE	RAD2 MINERALS, LTD.	0.04522383	0.03617906
FLOSSIE	SAXUM ENERGY, LLC	0.00904500	0.00723600
TOTAL:		0.08650883	0.06871506

ELIZABETH #1-14H
WELL NAME	OWNER	W.I.	N.R.I.
ELIZABETH #1-14H	DBS INVESTMENTS, LTD.	0.03177600	0.02220000
ELIZABETH #1-14H	RAD2 MINERALS, LTD.	0.04000000	0.03177637
ELIZABETH #1-14H	SAXUM ENERGY, LLC	0.00928900	0.00713000
TOTAL:		0.08106500	0.06110637

ABEL #1-21H
WELL NAME	OWNER	W.I.	N.R.I.
ABEL #1-21H	DBS INVESTMENTS, LTD.	0.02800000	0.02240000
ABEL #1-21H	RAD2 MINERALS, LTD.	0.04000000	0.02872500
ABEL #1-21H	SAXUM ENERGY, LLC	0.00800000	0.00574500
TOTAL:		0.07600000	0.05687000

ABO #1-11H
WELL NAME	OWNER	W.I.	N.R.I.
ABO #1-11H	DBS INVESTMENTS, LTD.	0.02800000	0.02240000
ABO #1-11H	RAD2 MINERALS, LTD.	0.04000000	0.03200000
ABO #1-11H	SAXUM ENERGY, LLC	0.00800000	0.00640000
TOTAL:		0.07600000	0.06080000

ABRAHAM #1-28H
WELL NAME	OWNER	W.I.	N.R.I.
ABRAHAM #1-28H	DBS INVESTMENTS, LTD.	0.02800000	0.02240000
ABRAHAM #1-28H	RAD2 MINERALS, LTD.	0.04000000	0.03200000
ABRAHAM #1-28H	SAXUM ENERGY, LLC	0.00800000	0.00640000
TOTAL:		0.07600000	0.06080000

ALFRED #1-18H
WELL NAME	OWNER	W.I.	N.R.I.
ALFRED #1-18H	DBS INVESTMENTS, LTD.	0.02800000	0.02239900
ALFRED #1-18H	RAD2 MINERALS, LTD.	0.04000000	0.03200000
ALFRED #1-18H	SAXUM ENERGY, LLC	0.00966870	0.00734990
TOTAL:		0.07766870	0.06174890

ANTHONY #1-9H
WELL NAME	OWNER	W.I.	N.R.I.
ANTHONY #1-9H	DBS INVESTMENTS, LTD.	0.02800000	0.02240000
ANTHONY #1-9H	RAD2 MINERALS, LTD.	0.04000000	0.03200000
ANTHONY #1-9H	SAXUM ENERGY, LLC	0.01600000	0.01280000
TOTAL:		0.08400000	0.06720000

BALSAM #1-16H
WELL NAME	OWNER	W.I.	N.R.I.
BALSAM #1-16H	DBS INVESTMENTS, LTD.	0.02800000	0.02240000
BALSAM #1-16H	RAD2 MINERALS, LTD.	0.04000000	0.03200000
BALSAM #1-16H	SAXUM ENERGY, LLC	0.00800000	0.00640000
TOTAL:		0.07600000	0.06080000

BONUS #1-4H
WELL NAME	OWNER	W.I.	N.R.I.
BONUS #1-4H	DBS INVESTMENTS, LTD.	0.02800000	0.02240000
BONUS #1-4H	RAD2 MINERALS, LTD.	0.04000000	0.03200000
BONUS #1-4H	SAXUM ENERGY, LLC	0.00943200	0.00754500
TOTAL:		0.07743200	0.06194500

BRIXEY #1-13H
WELL NAME	OWNER	W.I.	N.R.I.
BRIXEY #1-13H	DBS INVESTMENTS, LTD.	0.02800000	0.02240000
BRIXEY #1-13H	RAD2 MINERALS, LTD.	0.04000000	0.03200000
BRIXEY #1-13H	SAXUM ENERGY, LLC	0.00800000	0.00640000
TOTAL:		0.07600000	0.06080000

CANUTE #1-19H
WELL NAME	OWNER	W.I.	N.R.I.
CANUTE #1-19H	DBS INVESTMENTS, LTD.	0.02800000	0.02235101
CANUTE #1-19H	RAD2 MINERALS, LTD.	0.04000000	0.03193002
CANUTE #1-19H	SAXUM ENERGY, LLC	0.00928900	0.00712950
TOTAL:		0.07728900	0.06141053

CHAD
WELL NAME	OWNER	W.I.	N.R.I.
CHAD	DBS INVESTMENTS, LTD.	0.02800000	0.02218125
CHAD	RAD2 MINERALS, LTD.	0.04000000	0.03168750
CHAD	SAXUM ENERGY, LLC	0.01900000	0.01520000
TOTAL:		0.08700000	0.06906875

CHAD 2-16H
WELL NAME	OWNER	W.I.	N.R.I.
CHAD 2-16H	DBS INVESTMENTS, LTD.	0.02800000	0.02218125
CHAD 2-16H	RAD2 MINERALS, LTD.	0.00500000	0.00396094
CHAD 2-16H	SAXUM ENERGY, LLC	0.01860000	0.01502100
TOTAL:		0.05160000	0.04116319

DAMASCUS #1-29H
WELL NAME	OWNER	W.I.	N.R.I.
DAMASCUS #1-29H	DBS INVESTMENTS, LTD.	0.02800000	0.02219996
DAMASCUS #1-29H	RAD2 MINERALS, LTD.	0.04000000	0.03171423
DAMASCUS #1-29H	SAXUM ENERGY, LLC	0.00750000	0.00600000
TOTAL:		0.07550000	0.05991419

ERME #1-7H
WELL NAME	OWNER	W.I.	N.R.I.
ERME #1-7H	DBS INVESTMENTS, LTD.	0.02800000	0.02240000
ERME #1-7H	RAD2 MINERALS, LTD.	0.04000000	0.03200000
ERME #1-7H	SAXUM ENERGY, LLC	0.00800000	0.00640000
TOTAL:		0.07600000	0.06080000

FRANCISCO #1-20H
WELL NAME	OWNER	W.I.	N.R.I.
FRANCISCO #1-20H	DBS INVESTMENTS, LTD.	0.02800000	0.02216000
FRANCISCO #1-20H	RAD2 MINERALS, LTD.	0.04000000	0.03166148
FRANCISCO #1-20H	SAXUM ENERGY, LLC	0.00800000	0.00636400
TOTAL:		0.07600000	0.06018548

GILBERT #1-12H
WELL NAME	OWNER	W.I.	N.R.I.
GILBERT #1-12H	DBS INVESTMENTS, LTD.	0.02800000	0.02240000
GILBERT #1-12H	RAD2 MINERALS, LTD.	0.04000000	0.03193750
GILBERT #1-12H	SAXUM ENERGY, LLC	0.00800000	0.00638800
TOTAL:		0.07600000	0.06072550

GREENFIELD #1-15H
WELL NAME	OWNER	W.I.	N.R.I.
GREENFIELD #1-15H	DBS INVESTMENTS, LTD.	0.02800000	0.02240000
GREENFIELD #1-15H	RAD2 MINERALS, LTD.	0.04000000	0.03200000
GREENFIELD #1-15H	SAXUM ENERGY, LLC	0.00800000	0.00640000
TOTAL:		0.07600000	0.06080000

HELM #1-33H
WELL NAME	OWNER	W.I.	N.R.I.
HELM #1-33H	DBS INVESTMENTS, LTD.	0.02800000	0.02240000
HELM #1-33H	RAD2 MINERALS, LTD.	0.04000000	0.03200000
HELM #1-33H	SAXUM ENERGY, LLC	0.00800000	0.00640000
TOTAL:		0.07600000	0.06080000

LUBIN #1-9H
WELL NAME	OWNER	W.I.	N.R.I.
LUBIN #1-9H	DBS INVESTMENTS, LTD.	0.02800000	0.02240000
LUBIN #1-9H	RAD2 MINERALS, LTD.	0.04000000	0.03200000
LUBIN #1-9H	SAXUM ENERGY, LLC	0.00800000	0.00640000
TOTAL:		0.07600000	0.06080000

MEEN #1-8H
WELL NAME	OWNER	W.I.	N.R.I.
MEEN #1-8H	DBS INVESTMENTS, LTD.	0.02800000	0.02240000
MEEN #1-8H	RAD2 MINERALS, LTD.	0.04000000	0.03200000
MEEN #1-8H	SAXUM ENERGY, LLC	0.00800000	0.00640000
TOTAL:		0.07600000	0.06080000

FOY #1-10H
WELL NAME	OWNER	W.I.	N.R.I.
FOY #1-10H	DBS INVESTMENTS, LTD.	0.02783600	0.02226900
FOY #1-10H	RAD2 MINERALS, LTD.	0.04000000	0.03181250
FOY #1-10H	SAXUM ENERGY, LLC	0.00795300	0.00636300
TOTAL:		0.07578900	0.06044450

CUPID
WELL NAME	OWNER	W.I.	N.R.I.
CUPID	DBS INVESTMENTS, LTD.	0.02630000	0.02104000
CUPID	RAD2 MINERALS, LTD.	0.03750000	0.03000000
CUPID	SAXUM ENERGY, LLC	0.00924600	0.00739700
TOTAL:		0.07304600	0.05843700

MELOSA
WELL NAME	OWNER	W.I.	N.R.I.
MELOSA	DBS INVESTMENTS, LTD.	0.01642593	0.01314074
MELOSA	RAD2 MINERALS, LTD.	0.02375616	0.01881933
MELOSA	SAXUM ENERGY, LLC	0.00800000	0.00640000
TOTAL:		0.04818209	0.03836007

ZEPHIR
WELL NAME	OWNER	W.I.	N.R.I.
ZEPHIR	DBS INVESTMENTS, LTD.	0.01435890	0.01148712
ZEPHIR	RAD2 MINERALS, LTD.	0.02500000	0.02000000
ZEPHIR	SAXUM ENERGY, LLC	0.00500000	0.00400000
TOTAL:		0.04435890	0.03548712

TROJAN 1-12H
WELL NAME	OWNER	W.I.	N.R.I.
TROJAN 1-12H	DBS INVESTMENTS, LTD.	0.02898000	0.02318400
TROJAN 1-12H	RAD2 MINERALS, LTD.	0.06596250	0.05277000
TROJAN 1-12H	SCOTT LAKE ENERGY, LP	0.04746900	0.03767510
TROJAN 1-12H	SAXUM ENERGY, LLC	0.01898800	0.01519040
TOTAL:		0.16139950	0.12881950

YANI
WELL NAME	OWNER	W.I.	N.R.I.
YANI	DBS INVESTMENTS, LTD.	0.02745000	0.02196000
YANI	RAD2 MINERALS, LTD.	0.06594693	0.05275754
YANI	SCOTT LAKE ENERGY, LP	0.04575000	0.03660000
YANI	SAXUM ENERGY, LLC	0.01830000	0.00750000
TOTAL:		0.15744693	0.11881754

EXHIBIT B-1

Assumed Contracts (Texas)

Exhibit not filed herewith pursuant to Item 601(b)(2) of Regulation S-K. Lucas Energy, Inc. will furnish a copy of any omitted schedule, exhibit or similar attachment to the United States Securities and Exchange Commission upon request.

EXHIBIT B-2

Assumed Contracts (Oklahoma)

Exhibit not filed herewith pursuant to Item 601(b)(2) of Regulation S-K. Lucas Energy, Inc. will furnish a copy of any omitted schedule, exhibit or similar attachment to the United States Securities and Exchange Commission upon request.

EXHIBIT C

Cash Consideration and Common Shares due to each Seller

Seller Name	Common Shares	Cash Consideration
Al Thaggard	209,765	-
Alan Dreeben	1,204,051	-
RAD2 Minerals, Ltd.	2,971,745	$2,400,000
Azar-Dreeben A&D Fund, LP	576,583	-
Ben Azar	75,792	-
Branch Energy Services, LLC	28,689	$25,000
Buschman Energy, Ltd. LTD	3,501	-
Coyle Manna Management LLC	1,783,775	$1,200,000
DBS Investments, Ltd.	1,247,912	-
Dudley Energy, Ltd.	208,860	-
GBC Minerals, Ltd.	409,867	-
Guy R. Buschman, Trustee	1,586	-
John W. Taylor	361,027	-
Julian Stewart	208,860	-
Kristen B. Hicks, Trustee of the Kristen B. Hicks Portions B Trust	1,586	-
Larry and Judy Votaw	576,823	$250,000
Azar, MPII & Range A&D Fund, LP	1,418,832	-
Rockin' S FLP, Ltd.	1,586	-
Saxum Energy, LLC	897,856	-
Scott Lake Energy, L.P.	820,968	-
Segundo Resources, LLC	-	$100,000
Total	13,009,664	$4,975,000

EXHIBIT D

FORM OF AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF LUCAS ENERGY, INC. ESTABLISHING THE DESIGNATION, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ITS REDEEMABLE SERIES B CONVERTIBLE PREFERRED STOCK

Filed as a seperate exhibit to this Form 8-K

 EXHIBIT E

FORM OF STOCK REGISTRATION FORM
(CHECK ONE):

_____	INDIVIDUAL OWNERSHIP (one signature required)

_____	TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____	PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

_____	CORPORATION (please include a certified corporate resolution authorizing signature)

_____	LIMITED LIABILITY COMPANY (please include a certified corporate resolution authorizing signature)

________________________________________________________________________
Please print here the exact name (registration)
Such Shareholder desires to appear in the records of Lucas Energy, Inc.

________________________________________________________________________
Please print here the exact address
Such Shareholder desires to appear in the records of Lucas Energy, Inc.

Signature:

By: _________________________
Printed Name: ______________________

If on behalf of Entity:

Entity Name: ___________________
Signatory’s Position with Entity: ___________________
Beneficial Owner(s) of Shares To Be Owned by Entity: _____________________

Address: ____________________________________________________________

SS#/Tax Id Number: ______________________________

Telephone Number: ( ) - _____ - _______
Email:____________________

EXHIBIT F-1

ASSIGNMENTS

(Texas)

Exhibit not filed herewith pursuant to Item 601(b)(2) of Regulation S-K. Lucas Energy, Inc. will furnish a copy of any omitted schedule, exhibit or similar attachment to the United States Securities and Exchange Commission upon request.

EXHIBIT F-2

ASSIGNMENTS

(Oklahoma)

Exhibit not filed herewith pursuant to Item 601(b)(2) of Regulation S-K. Lucas Energy, Inc. will furnish a copy of any omitted schedule, exhibit or similar attachment to the United States Securities and Exchange Commission upon request.

EXHIBIT G

Camber Energy Capitalization a/o Post-Closing

B Convertible Preferred Stock $25.00	Basic Shares	% Outstanding	% Fully Diluted Series
Tex Oak Energy, LLC	352,000	63.77%
RAD2 Minerals, Ltd.	200,000	36.23%
Total Series B	552,000	100.00%

Common Stock $0.001
Lucas Energy, Inc.	1,504,188	10.36%	8.03%
Segundo and Sellers	13,009,664	89.64%	69.41%
Total Common Stock	14,513,852	100.00%	77.43%

Fully Diluted/ Reserve Shares
Reserve for Options/Warrants/Plan	286,989	1.53%
Convertible Securities (Ser. B Pref)	3,942,857	21.04%
Fully Diluted Shares Outstanding	18,743,698	100.00%